                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential - For Use of the Commission Only
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             DATA TRANSLATION, INC.
--------------------------------------------------------------------------------
             (Name of Each Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

--------------------------------------------------------------------------------

1)    Title of each class of securities to which transaction applies:
2)    Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
4)    Proposed maximum aggregate value of transaction:
5)    Total fee paid:

--------------------------------------------------------------------------------

[ X ]   Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)      Amount previously paid:
2)      Form, Schedule or Registration Statement No.:
3)      Filing Party:
4)      Date Filed:

                            DATA TRANSLATION, INC.

                                                                  March 8, 1996

Dear Shareholder:

  You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, April 10, 1996 at 10:00 a.m., at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752. Your Board of Directors and management look forward to welcoming the shareholders who are able to attend.

  In addition to the election of directors to be acted upon at the Annual Meeting, the Company is asking for your approval of the following proposals:

  . An increase of 1,000,000 shares under the 1992 Key Employee Incentive
    Plan for a total of 2,000,000 shares reserved under such plan in order to continue to encourage and retain key employees who will contribute to the Company's growth, together with other amendments to such plan;

  . An increase in the authorized Common Stock from 10,000,000 to 25,000,000 shares to give the Company flexibility for stock splits, option grants or possible future financings and other investment opportunities;

  . The transfer of the Company's digital media and other assets to a newly organized subsidiary in order to provide a corporate structure that can more effectively capitalize on opportunities for growth on its Media 100(R) product; and

  . The reincorporation of the Company in Delaware to take advantage of the more highly developed statutory and case law available in Delaware.

  Your board of directors unanimously recommends that you vote FOR all of these proposals.

  Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. We therefore urge you to mark, sign, date and mail your proxy promptly in the envelope provided.

  On behalf of the Board of Directors, thank you for your cooperation and continued support.


                                          Alfred A. Molinari, Jr.
                                          Chairman and Chief Executive Officer

                            DATA TRANSLATION, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 10, 1996

                               ----------------

To the Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders of Data Translation, Inc., a Massachusetts corporation ("Data Translation" or the "Company"), will be held at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752 on Wednesday, April 10, 1996 at 10:00 a.m. for the following purposes:

    1. To fix the number of directors at four and to elect four directors.

    2. To increase by 1,000,000 the number of shares of the Company's common stock, $.01 par value per share (the "Common Stock") available for issuance under the Company's Key Employee Incentive Plan (1992) for a total of 2,000,000 shares available under such plan, to set the maximum number of shares for which options may be granted thereunder in any year to any participant at 250,000 and to limit participation therein to key employees.

    3. To approve an amendment to the Articles of Organization of the Company to increase the Company's authorized Common Stock, from 10,000,000 to 25,000,000 shares.

    4. To approve the transfer of the Company's digital media and other assets related to the Media 100 business unit to a new subsidiary of the Company to be organized in Delaware, which transfer, although only of such assets, may be deemed to be all or substantially all of the Company's assets pursuant to Section 75 of the Massachusetts General Laws, Chapter 156B.

    5. To approve the reincorporation of the Company from The Commonwealth of Massachusetts to the State of Delaware pursuant to a statutory merger of the Company into another subsidiary to be incorporated in Delaware and wholly owned by the Company ("New DTI"), by approving the Agreement and Plan of Merger between the Company and New DTI. The New DTI Certificate of Incorporation includes the increases in the authorized common stock in the amount proposed in item 3 above.

    6. To transact any and all other business that may properly come before the meeting.

  All shareholders of record at the close of business on February 27, 1996 are entitled to notice of and to vote at this meeting.

  All shareholders of record on February 27, 1996 who (i) notify the Company before the taking of the votes with respect to items 4 or 5 and (ii) do not vote their shares in favor of such actions, may have the right to demand in writing from the Company within 20 days after the date of mailing to them of notice in writing that the corporate action has become effective, payment for their shares and an appraisal of the value thereof. New DTI and any such shareholder shall in such case have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts set forth in Exhibit E.

  Shareholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. Data Translation's 1995 Annual Report and Annual Report on Form 10-K are enclosed herewith, which together constitute the annual report to stockholders.

                                          By order of the Board of Directors



                                          R. Bradford Malt, Clerk

March 8, 1996

                            DATA TRANSLATION, INC.

                                PROXY STATEMENT

                                 MARCH 8, 1996

GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Data Translation, Inc., a Massachusetts corporation ("Data Translation" or the "Company"), for the Annual Meeting of Shareholders of Data Translation to be held at 10:00 a.m. on Wednesday, April 10, 1996 at the offices of the Company, 100 Locke Drive, Marlboro, Massachusetts 01752, and any adjournments thereof, for the purposes set forth in the notice of the meeting. Data Translation was incorporated in 1973, and its principal executive offices are located at 100 Locke Drive, Marlboro, Massachusetts 01752. This Proxy Statement is first being distributed to shareholders on or about March 8, 1996 accompanied by the 1995 Annual Report and Annual Report on Form 10-K which together shall constitute the annual report to stockholders.

  Unless otherwise indicated, all information contained in this Proxy Statement gives effect to a two-for-one stock split in the form of a stock dividend of one share of Common Stock for each share outstanding for holders of record on July 17, 1995, effective on July 31, 1995.

VOTING RIGHTS AND OUTSTANDING SHARES

  As of February 27, 1996, Data Translation had outstanding 7,863,795 shares of Common Stock. Each share of Common Stock entitles the holder of record thereof at the close of business on February 27, 1996 to one vote on the matters to be voted upon at the meeting.

  The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by Data Translation. In addition to the solicitation of proxies by use of the mails, Data Translation may utilize the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) and the firm of D.F. King & Co., Inc. (who will receive a fee of $10,000) to solicit proxies personally and by mail, telephone and telegraph from brokerage houses and other shareholders.

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted. If the shareholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the shareholder does not specify how the shares are to be voted, they will be voted (i) to fix the number of directors at four and to elect the four nominees listed under "Election of Directors," or the nominees for which approval has not been withheld, (ii) to approve the increase by 1,000,000 the number of shares of Common Stock available for issuance under the Key Employee Incentive Plan (1992) for a total of 2,000,000 shares available under such plan and the amendments to limit the maximum number of shares for which options may be granted thereunder in any year to any participant to 250,000 and the participation in such plan to key employees, (iii) to approve the amendment of the Company's Articles of Organization to increase the authorized shares of the Company's Common Stock from 10,000,000 to 25,000,000, (iv) to approve the transfer of the Company's digital media and related assets to a newly organized subsidiary, and (v) to approve the reincorporation of the Company in Delaware. Should any person so named be unable or unwilling to serve as director, the persons indicated in the form of proxy for the annual meeting intend to vote for such other person as the Board of Directors may recommend. Any shareholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Clerk of the Company a written instrument revoking the proxy or delivering another newly executed proxy bearing a later date.

  At the date hereof, management of Data Translation has no knowledge of any business other than that described in the notice for the Annual Meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

QUORUM, REQUIRED VOTES AND METHOD OF TABULATION

  Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The four nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. Approval of the amendment to the Key Employee Incentive Plan (1992) requires the affirmative vote of a majority of the shares present, in person or by proxy and entitled to vote. The affirmative vote of a majority of the capital stock outstanding and entitled to vote is required to approve the amendments to the Company's Articles of Organization to increase the authorized Common Stock. The affirmative vote of two-thirds of the shares of the Company's Common Stock outstanding and entitled to vote is required to approve the transfer of the assets to a newly organized subsidiary and the reincorporation of the Company in Delaware.

  The election inspectors will count the total number of votes cast "for" approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. For purposes of items 3, 4 and 5, abstentions and broker non-votes have the effect of a vote cast against such proposals, but neither abstentions nor broker non-votes have any effect on the outcome of voting on items 1 and 2.

                           1. ELECTION OF DIRECTORS

  At the Annual Meeting, it is intended that the Company's Board of Directors be elected until the next Annual Meeting and until their successors shall have been duly elected and qualified. All nominees are currently directors of the
Company:

              NAME                AGE       POSITION WITH DATA TRANSLATION
              ----                ---       ------------------------------
Alfred A. Molinari, Jr...........  54 Chairman and Chief Executive Officer
R. Bradford Malt.................  41 Director and Clerk
John A. Molinari.................  33 Vice President/General Manager--Multimedia
                                       Group and Director
Paul J. Severino.................  49 Director

  Mr. A. Molinari is the founder of the Company, and has been Chief Executive Officer and a director since its inception in 1973 and is a director of its subsidiaries. He was appointed Chairman of the Company in June 1995.

  Mr. Malt is the Clerk of the Company and has been a director since March 1982. Mr. Malt is a partner of Ropes & Gray, which is general counsel to the Company and also serves as a director of Data Translation Networking Limited and Data Translation Limited.

  Mr. J. Molinari was elected a director in June 1995 and appointed Vice President/ General Manager-- Multimedia Group in November 1990. Prior to that, he had been Vice President--Marketing and Sales since January 1989. He has been employed by the Company since August 1984 in other sales and marketing positions. He is the son of Alfred A. Molinari, Jr.

  Mr. Severino has been a director of the Company since April 1985. He is currently Chairman of Bay Networks, Inc., a supplier of internetworking communication products. Since June 1992, he has been a director of MTDC (Massachusetts Telecommunications Development Corporation).

BOARD OF DIRECTORS

  During the fiscal year ended November 30, 1995, the Data Translation Board of Directors held six meetings and acted by written consent on five additional occasions.

  There are two committees of the Board of Directors: an Audit Committee and an Executive Compensation and Stock Option Committee (the "Compensation Committee"). There is no Nominating Committee.

  The Audit Committee reviews with management and the Company's independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. Messrs. Malt and Severino are the members of the Audit Committee. During the fiscal year ended November 30, 1995, the Audit Committee met on one occasion.

  The Compensation Committee reviews salary policies and compensation of officers and other members of management and approves compensation plans. The Compensation Committee also administers the Company's stock option and purchase plans. Messrs. Malt and Severino are the members of the Compensation Committee. During the fiscal year ended November 30, 1995, the Compensation Committee met on three occasions and acted by written consent on 11 occasions. See "Executive Compensation--Compensation Committee Report on Executive Compensation."

  James M. Dow, founder and chairman of Microcom, Inc., was elected a director of the Company in June 1995 and joined the Compensation and Audit Committees in December 1995. Mr. Dow resigned from these committees on March 1, 1996 in connection with his decision not to stand for reelection.

  The Company compensates each director who is not also an employee of the Company $7,500 per year plus $500 per meeting for services as a director. Prior to June 1995, such non-employee directors were paid $2,000 per year for such services. In addition, each non-employee director has been granted options to purchase the Company's Common Stock under the Key Employee Incentive Plan (1992) and in the case of Messrs. Malt and Severino, also under the Key Employee Incentive Plan (1982).

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 1996 (except as noted below) by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the executive officers whose cash compensation exceeded $100,000 annually (the "Named Executive Officers"), and (iv) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the person named in this table has sole voting and investment power with respect to all the shares of Common Stock indicated.

                                                        NUMBER OF
                                                          SHARES
                                                       BENEFICIALLY
                                                         OWNED(1)   PERCENT(1)
                                                       ------------ ----------
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Alfred A. Molinari, Jr. (2)...........................  1,037,068     13.19%
 100 Locke Drive
 Marlboro, Massachusetts 01752
Paul J. Severino (3)..................................     92,340      1.17
 8 Federal Street
 Billerica, Massachusetts 01821
R. Bradford Malt (3)..................................     34,600         *
 One International Place
 Boston, Massachusetts 02110
Peter J. Rice.........................................         --        --
 100 Locke Drive
 Marlboro, Massachusetts 01752
Ellen W. Harpin (4)...................................     31,756         *
 100 Locke Drive
 Marlboro, Massachusetts 01752
John A. Molinari (5)..................................    135,612      1.72
 100 Locke Drive
 Marlboro, Massachusetts 01752
Paul Klinkby-Silver (6)...............................      9,800         *
 Data Translation Networking Ltd.
 The Mulberry Business Park, Wokingham,
 Berkshire, England RG11 2QJ
All executive officers and directors as a group (9
persons in all).......................................  1,355,910     17.25
ADDITIONAL 5% SHAREHOLDERS
West Highland Capital, Inc. (7).......................    757,700      9.64
 300 Drake's Landing Road, Suite 290
 Greenbrae, California 94904
Twentieth Century Companies, Inc. (8).................    554,000      7.05
 4500 Main Street, P.O. Box 418210
 Kansas City, MO 64141-9210
OppenheimerFunds, Inc.(9).............................    515,000      6.55
 Two World Trade Center, Suite 3400
 New York, New York 10048

---------------------
 * Represents less than 1%.

(1) The number and percent of the outstanding shares of Common Stock treat as outstanding all shares issuable on exercise of options held by a particular beneficial owner that are included in the first column.
(2) Includes 10,000 shares subject to options exercisable on or before March 31, 1996. Does not include 28,458 shares owned by Mr. A. Molinari's wife, 16,656 shares owned by her as a guardian for their children or 16,700 shares owned by their children, as to all of which Mr. Molinari disclaims beneficial ownership.
(3) Includes 32,000 shares subject to options exercisable on or before March 31, 1996.
(4) Includes 30,800 shares subject to options exercisable on or before March 31, 1996.
(5) Includes 5,000 shares exercisable on or before March 31, 1996.
(6) Includes 9,800 shares subject to options exercisable on or before March 31, 1996.
(7) West Highland Capital, Inc. and its affiliates collectively hold 757,700 shares of the Company's Common Stock (the "West Highland Shares") as of November 15, 1995. According to a Schedule 13D filed with the Commission on November 27, 1995, (i) West Highland Capital, Inc. beneficially owns all 757,700 of the West Highland Shares, (ii) Lang H. Gerhard beneficially owns 644,675 of the West Highland Shares, (iii) West Highland Partners, L.P. beneficially owns 530,830 of the West Highland Shares and (iv) Buttonwood Partners L.P. beneficially owns 113,845 of the West Highland Shares.
(8) Twentieth Century Companies, Inc. ("TCC") and its affiliates collectively hold 554,000 shares of the Company's Common Stock (the "TCC Shares") as of December 31, 1995. According to a Schedule 13G filed on February 9, 1996, Investors Research Corporation ("IRC"), a registered investment advisor and a wholly owned subsidiary of TCC, manages various investment companies and manages the assets of institutional investor accounts. Based on the
    Schedule 13G, Twentieth Century Investors, Inc., a registered investment company managed by IRC, has sole voting and dispositive power over 500,000 of the TCC Shares, and each of TCC, IRC and James E. Stowers, Jr. has sole voting and dispositive power over all 554,000 of the TCC Shares.
(9) According to a Schedule 13G filed with the Commission on February 9, 1996, OppenheimerFunds, Inc., a registered investment advisor ("OFI") beneficially owns 515,000 shares of the Company's Common Stock (the "OFI Shares") as of December 31, 1995. OFI is the investment advisor to various investment companies and has been delegated the power to dispose of certain of the OFI Shares held by such investment companies. In addition, OFI's affiliate Oppenheimer Discovery Fund beneficially owns 350,000 of the OFI Shares and has sole voting power and shared dispositive power over such shares.

                              EXECUTIVE OFFICERS

  The executive officers of the Company as of January 31, 1996 are as follows:

              NAME               AGE          POSITION WITH THE COMPANY
              ----               ---          -------------------------
Alfred A. Molinari, Jr..........  54 Chairman and Chief Executive Officer
Peter J. Rice...................  43 Vice President--Finance and Chief Financial
                                      Officer
Ellen W. Harpin.................  39 Vice President--Administration
John A. Molinari................  33 Vice President/General Manager--Multimedia
                                      Group and Director
Mark L. Basler..................  34 Vice President--Strategic Marketing
Paul Klinkby-Silver.............  36 Vice President/General Manager--Data
                                      Translation Networking Limited
Kim Gray........................  35 Vice President/General Manager--Data
                                      Acquisition and Imaging Group

  Mr. A. Molinari has been Chief Executive Officer and a director of the Company since its inception in 1973. See "Election of Directors."

  Mr. Rice was appointed Vice President--Finance, Treasurer and Chief Financial Officer in July 1995. Prior to joining the Company, he was Vice President, Corporate Controller and Chief Accounting Officer for M/A-Com Inc., a New York Stock Exchange listed company.

  Ms. Harpin was appointed Vice President--Administration in July 1995. She has been employed by the Company since March 1983 and has served as Vice President--Finance and Administration and Treasurer, Vice President-- Manufacturing and Director of Sales.

  Mr. J. Molinari assumed his current position as Vice President/General Manager--Multimedia Group in November 1990. See "Election of Directors."

  Mr. Basler was appointed Vice President-Strategic Marketing in January 1996. Prior to that, he served as Vice President/General Manager--Data Acquisition and Imaging Group beginning July 1995 and General Manager--Data Acquisition and Imaging Group beginning March 1994. From 1985 until his employment with the Company, he served in several engineering and marketing management positions for the Semiconductor Group of Analog Devices, Inc.

  Mr. Klinkby-Silver was appointed Vice President/General Manager of Data Translation Networking Limited in July 1995. Prior to that, he served as General Manager of the United Kingdom Networking Group since November 1991. From 1989 to 1991 he was a director and co-owner of a systems integration company, Solv, PLC, which was in the business of reselling IBM RS6000 systems.

  Ms. Gray was appointed Vice President/General Manager--Data Acquisition and Imaging in January 1996. Prior to that, she served as Vice President-- Operations beginning July 1995. She has been with the Company since 1979 and during her tenure has held various positions in materials, production and manufacturing service, most recently as director of operations.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Named Executive Officers for the fiscal years ended November 30, 1995, 1994 and 1993:

                          SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                                        COMPENSATION
                             ANNUAL COMPENSATION           AWARDS
   NAME AND PRINCIPAL     ---------------------------- --------------      ALL OTHER
        POSITION          YEAR    SALARY ($) BONUS ($) OPTIONS (#)(1) COMPENSATION ($)(2)
   ------------------     ----    ---------- --------- -------------- -------------------
CURRENT OFFICERS
Alfred A. Molinari, Jr..  1995     $223,945   $50,000     100,000           $1,256
Chairman and Chief
 Executive Officer        1994      206,700    10,335          --              422
                          1993      206,700        --      20,000            3,138
Peter J. Rice(3)........  1995       58,462    20,000      30,000               25
Vice President--Finance,  1994           --        --          --               --
 Treasurer and Chief
  Financial Officer       1993           --        --          --               --
Ellen W. Harpin.........  1995(4)    93,195    25,000       4,000              364
Vice President--
 Administration           1994      104,712     5,250      20,000              214
                          1993      100,000        --       5,000            1,559
John A. Molinari........  1995      138,442    27,475          --              233
Vice President/General
 Manager--                1994      112,500    12,007     100,000              230
 Multimedia Group
  Director                1993      100,000        --      27,000              117
Paul Klinkby-Silver(5)..  1995      144,379        --       4,000           32,354
Vice President/General
 Manager--                1994      120,427    69,752      20,000            9,062
 Data Translation
  Networking Limited      1993      102,942    58,176          --           11,553

---------------------
(1) The Company has not issued stock appreciation rights or grant restricted stock awards. In addition, the Company does not maintain a "long-term incentive plan," as that term is defined in applicable rules.
(2) The amounts for fiscal 1995 include (i) the dollar value of premiums paid by the Company on term life insurance for the benefit of the Named Executive Officers and (ii) retirement plan contributions with respect to Mr. A. Molinari, Ms. Harpin and Mr. Klinkby-Silver.
(3) Mr. Rice commenced his employment with the Company on July 31, 1995, and his salary included a signing bonus.
(4) Beginning in January 1995, Ms. Harpin has been working on a reduced time schedule.
(5) Dollar amounts are based on the blended exchange rate for the respective year.

STOCK OPTIONS

  The following table provides information concerning the grant of stock options under the Key Employee Incentive Plan (1992) to the Named Executive
Officers:





                                  OPTION GRANTS IN LAST FISCAL YEAR           POTENTIAL
                                                                            REALIZED VALUE
                                         INDIVIDUAL GRANTS                    AT ASSUMED
                          ------------------------------------------------ ANNUAL RATES OF
                           NUMBER OF    % OF TOTAL                           STOCK PRICE
                          SECURITIES     OPTIONS                           APPRECIATION FOR
                          UNDERLYING    GRANTED TO  EXERCISE OR              OPTION TERM
                            OPTIONS    EMPLOYEES IN    BASE     EXPIRATION ----------------
          NAME            GRANTED (#)  FISCAL YEAR  PRICE($/SH)    DATE     5% ($)  10% ($)
          ----            -----------  ------------ ----------- ---------- ------- --------
Alfred A. Molinari, Jr..    30,616(1)      9.06%      $14.365    6/28/00   $70,613 $204,279
                            69,384(2)     20.53        13.063    6/28/01   308,204  699,252
Peter J. Rice...........    30,000(3)      8.88         15.50    7/31/01   158,145  358,776
Ellen W. Harpin.........     4,000(3)      1.18         11.00    2/28/01    14,964   33,949
John A. Molinari........        --           --            --         --        --       --
Paul Klinkby-Silver.....     4,000(4)      1.18         11.00    2/28/05    27,671   70,125


---------------------
(1) These incentive options become exercisable over four years, 25% on each anniversary of the date of grant and expire five years after grant. The exercise price is 110% of the fair market value of the Common Stock on the date of grant.
(2) These non-incentive options become exercisable over five years, 20% on each anniversary of the date of grant and expire six years after grant.
(3) These incentive options become exercisable over five years, 20% on each anniversary of the grant, and expire six years after grant.
(4) These incentive options become exercisable three years after grant and expire ten years after grant.

OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the Named Executive Officers, concerning the unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS
                             SHARES                    OPTIONS AT FY-END (#)       AT FY-END ($)(1)
                          ACQUIRED ON      VALUE     ------------------------- -------------------------
          NAME            EXERCISE (#) REALIZED ($)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ------------ ------------- ----------- ------------- ----------- -------------
Alfred A. Molinari, Jr..     32,000      $374,295      10,000       110,000     $155,125     $ 749,373
Peter J. Rice...........         --            --          --        30,000           --       120,000
Ellen W. Harpin.........     30,666       333,493      30,000        27,000      497,000       362,250
John A. Molinari........     61,500       488,913       5,000        88,500       82,375     1,155,675
Paul Klinkby-Silver.....         --            --       9,000        20,000      150,750       242,500

---------------------
(1) Market value of underlying securities at November 30, 1995, minus the exercise price of "in-the-money" options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Malt, who is a director and Clerk of the Company, and serves on the Compensation Committee is a partner of Ropes & Gray, which is general counsel to the Company.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks for the period of five fiscal years commencing December 1, 1990 and ending November 30, 1995.




                             [GRAPH APPEARS HERE]

                               1990    1991    1992    1993    1994     1995
                              ------- ------- ------- ------- ------- ---------
CRSP INDEX FOR NASDAQ ELEC.
 COMPONENT STOCKS............ $100.00 $126.59 $198.59 $304.69 $342.72 $  632.53
NASDAQ COMPOSITE INDEX....... $100.00 $149.29 $188.03 $217.73 $218.15 $  310.74
DATA TRANSLATION, INC........ $100.00 $175.72 $203.83 $191.69 $479.23 $1,246.01

---------------------
The above graph compares the performance of the Company with that of the NASDAQ Composite Index and the CRSP Index for NASDAQ Electronic Component Stocks, which is an industry index prepared by the Center of Research-- Securities Prices at the University of Chicago. These indices weigh investment on the basis of market capitalization.

  The comparison of total return of investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested at the close of the market on November 30, 1990 in each of the CRSP Index for NASDAQ Electronic Component Stocks, the NASDAQ Composite Index and Data Translation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for reviewing the compensation of officers and other members of the Company's management. The Committee also grants stock options under the Key Employee Incentive Plan (1992) and administers the Key Employee Incentive Plan (1982) and the 1986 Employee Stock Purchase Plan. Messrs. Malt and Severino serve on the Compensation Committee.

  For fiscal 1995 as well as fiscal 1994, the Chief Executive Officer with input from the other executive officers made individual recommendations to the Compensation Committee based on his judgment of individual performance and the executive's contributions to the growth and profitability of the Company. The Committee then reviewed and approved the compensation of the Chief Executive Officer and other executive officers based on these recommendations and taking into account opportunities that exist generally at other companies for positions with comparable responsibilities. The Committee also considered the need to attract, motivate and retain talented executives who are critical to the Company's long-term success when making its compensation decisions. The Committee believes such compensation should be at or above median levels generally for comparable positions at other companies.

  Based on the Company's performance in fiscal 1995, the Compensation Committee approved management's recommendation of bonuses to the executive officers, except for the general manager of the networking distribution group whose group did not meet targeted goals, in the amount of approximately 20% to 34% of their fiscal 1995 salary, with 22% of salary as bonus to the Chief Executive Officer. The bonuses were granted pursuant to the fiscal 1995 Profit Sharing Plan adopted in the past fiscal year under which 16.4% of net income (other than income attributable to the networking distribution business) was set aside for bonus awards to executive officers and other employees if revenue and operating income targets were met. The Committee also approved increases in the salaries of the executive officers. These increases were based on merit and a need to adjust individual salaries to reflect increased responsibilities to manage the Company's growth. In the three years of the Company's losses prior to fiscal 1994, the Company generally did not award bonuses to the then executive officers and did not increase the Chief Executive Officer's salary. The bonus awards for fiscal 1994, when the Company returned to profitability, represented approximately 5% of each executive's base salary, again with a larger award to the general manager of the networking distribution group.

  For fiscal 1996, the Committee has approved an Executive Bonus Plan which ties the Chief Executive Officer's and other executives' compensation more directly to the achievement of revenue and operating income targets for the Company's business units. If business units perform at 100% of the targets, depending upon the executive, full bonus compensation would represent between 40% and 100% of his or her base salary. Starting when 75% of targets are met, bonuses are paid at 25% of the full bonus amount, with the maximum bonus paid at 150% of the full bonus amount if targets are exceeded by 50% or more. The Committee has not approved increases in 1996 salary levels for the executive officers except for one individual promoted to an executive officer position in fiscal 1995 whose salary was increased to bring her into the appropriate salary range for her level and responsibilities.

  The Compensation Committee awards stock options to the Chief Executive Officer and the other executive officers as well as other key employees of the Company in order to provide an incentive to build stockholder value and to align the executive's interests more closely with stockholders' interests. In granting stock options, the Compensation Committee considers the individual's performance and continuing contribution to the Company and, in the case of subsequent grants, also the existing level of stock ownership and stock options. The Committee is in the process of reviewing guidelines for option grants in fiscal 1996.

  In fiscal 1995, the Committee continued its practice of granting stock options to the executive officers with an exercise price of not less than fair market value of the stock on the date of grant. The options generally become exercisable over five years and expire six years from the date of grant, except (i) in the case of persons owning, directly or indirectly through application of the attribution rules of the Internal Revenue Code of 1986 (the "Code"), more than 10% of the stock of the Company whose incentive options vest over four years and expire after five years and (ii) in the case of United Kingdom employees, whose options become exercisable on the third anniversary of the date of grant and expire after ten years.

  Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the company's chief executive officer and four other highest paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are satisfied. The Board of Directors has approved and is requesting shareholder approval of amendments to the Key Employee Incentive Plan (1992) under which the maximum number of shares for which options could be granted to any participant in any year would be limited to 250,000 and the participation in such plan would be limited to key employees. The purpose of these proposed amendments is to exempt options under such plan from the Section 162(m) limitation if an additional "outside director" (as such term is defined in the Code) is added to the Committee. See
Item 2, "--Federal Tax Effects (1992 Plan)."

                                          EXECUTIVE COMPENSATION AND STOCK
                                           OPTION COMMITTEE

                                                R. Bradford Malt
                                                Paul J. Severino

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company leases its domestic headquarters (the "facilities"), from Nason Hill Trust (the "Trust"), a nominee trust of which Mr. A. Molinari, Chairman and Chief Executive Officer of the Company, and his wife are the sole trustees and beneficiaries.

  The Company's facilities are leased from the Trust under operating leases expiring on December 1, 1999. Pursuant to an amendment dated November 29, 1989, the annual lease payments are equal to the sum of (i) $1,092,000 and
(ii) any additional interest costs payable by the Trust in such year under a note in favor of Shawmut Worcester County Bank, N.A. due to the failure of the Company to maintain the financial ratios required for the most favorable interest rate under such note. In addition to such lease payments, the Company bears all of the tax, insurance and other costs of operating the facilities and, under certain circumstances, various costs and expenses associated with the series of industrial revenue bonds, the proceeds of which were used in connection with the facilities. Total rental expense charged to operations under the leases as then in effect was $1,092,000 for each of the fiscal years 1993, 1994 and 1995.

  Mr. Malt, who has been a director of the Company since March 1982, is a partner of Ropes & Gray, which is general counsel to the Company. John A. Molinari, a director and Vice President/General Manager-- Multimedia Group, is the son of Alfred A. Molinari, Jr. See "Executive Compensation." Sean Sullivan, who is employed by the Company and earned $79,914 during fiscal year 1995, is the son-in-law of Alfred A. Molinari.

    2. PROPOSAL TO APPROVE THE INCREASE BY 1,000,000 SHARES FOR A TOTAL OF 2,000,000, SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S
    KEY EMPLOYEE INCENTIVE PLAN (1992) (THE "1992 PLAN") AND THE AMENDMENTS
            TO LIMIT THE MAXIMUM NUMBER OF SHARES FOR WHICH OPTIONS
           MAY BE GRANTED IN ANY YEAR TO ANY PARTICIPANT TO 250,000
              AND PARTICIPATION UNDER SUCH PLAN TO KEY EMPLOYEES

  The Board of Directors has approved an increase of 1,000,000 shares in the number of shares of Common Stock available for issuance under the 1992 Plan and is recommending this increase to shareholders for their approval. If approved by the shareholders, the number of shares currently available for grant under the 1992 Plan would be increased from 1,000,000 to 2,000,000 shares. The Board of Directors has also approved amendments to the 1992 Plan to establish a limit of 250,000 on the number of shares which may be granted to any participant in any year and to limit participation in such plan to key employees, each such amendment adopted to comply with Section 162(m) of the Code. See "Federal Tax Effects (1992 Plan)" discussed below. This discussion is qualified in its entirety by reference to the 1992 Plan, as amended, a copy of which is attached hereto as Exhibit A.

  APPROVAL BY SHAREHOLDERS OF THE PROPOSED INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1992 PLAN, THE PROPOSED LIMIT TO THE NUMBER OF SHARES WHICH MAY BE GRANTED UNDER THE 1992 PLAN AND THE PROPOSED LIMIT TO PARTICIPATION IN THE 1992 PLAN TO KEY EMPLOYEES WILL CONSTITUTE APPROVAL OF THE AMENDMENT TO THE 1992 PLAN. A COPY OF THE 1992 PLAN, AS AMENDED IS SET FORTH AS EXHIBIT A TO THIS PROXY STATEMENT.

  Reasons for the Proposed Increase. The Company maintains two employee stock option plans, the 1992 Plan adopted in 1992 and the other adopted in 1982.

  As of January 31, 1996, 1,028,740 options to purchase shares of Common Stock were outstanding under the Company's stock option plans, 927,118 shares have been issued pursuant to the exercise of options, options to purchase 1,907,872 shares of Common Stock have lapsed, and before giving effect to the proposed increase recommended for approval at this Meeting, options to purchase 19,720 shares of Common Stock were reserved and available for future grant under such stock option plans.

  The Board of Directors believes that the shares currently available for grant under the Company's 1992 Plan are not sufficient for the Company's stock option program. The Company's stock option program is the principal incentive tool used to motivate key employees to create long-term value for shareholders. Providing key employees with an opportunity to participate in an increase in stock value not only encourages equity ownership by management, but also more closely aligns management interests with the interests of all shareholders.

  Reasons for the Proposed Limits. The proposed amendments to the 1992 Plan which would limit to 250,000 the maximum number of shares for which options could be granted to any participant in any year and which would limit participation to key employees are intended to exempt options under such plan from compensation limitations under Section 162(m) of the Code. See "Federal Tax Effects (1992 Plan)" discussed below.

  It is not currently determinable how the Company's officers and directors will benefit from the amendments to the 1992 Plan. As described below, the Compensation Committee determines the terms and provisions of awards granted under the 1992 Plan.

  Administration of 1992 Plan. Pursuant to the terms of the 1992 Plan, the 1992 Plan is administered by the Board of Directors or the Compensation Committee or another committee to which the Board of Directors may delegate part or all of such administration (the "Committee"). The Committee is responsible for the day-to-day administration of the 1992 Plan, including the selection of participants in the 1992 Plan, determination of the terms and provisions of awards granted under the 1992 Plan (subject to certain limitations set forth in the 1992 Plan) and interpretation of the provisions of the 1992 Plan and resolution of disputes thereunder, which determinations shall be conclusive.

  The 1992 Plan provides for the grant of incentive stock options, non-incentive stock options and stock appreciation rights to advisers, consultants and key employees of the Company or any of its participating subsidiaries and, pursuant to the formula described below, non-incentive stock options to non-employee directors of the Company. Subject to selection by the Committee, advisors, consultants and each key employee of the Company or its participating subsidiaries is eligible to participate in the 1992 Plan. As of January 31, 1996, there are approximately 347 employees eligible to participate in the 1992 Plan.

  The exercise price of all options granted under the 1992 Plan (other than options granted to non-employee directors) is determined by the Compensation Committee and in the case of incentive options may not be less than 100% (110% in the case of incentive stock options granted to persons owning or treated as owning more than 10% of the total combined voting power of all classes of the Company's stock) of the fair market value of the Common Stock on the date of grant. Unless otherwise specified by the Committee, each option vests as to 20% of the shares of the first anniversary of the date of grant and an additional 20% on each anniversary thereafter, which vesting schedule may be accelerated in certain circumstances. No option may be exercised later than 10 years (five years in the case of incentive options granted to any 10% beneficial owners) after the date of grant. The last sale price for the Company's Common Stock on the Nasdaq Stock Market on January 31, 1996 was $13.25 per share.

  Stock appreciation rights ("SARs") may be granted to advisers, consultants and employees in tandem or independent of options. SARs will entitle recipients to receive upon exercise, with respect to each share of common stock to which the SAR relates, payment in cash or shares of Common Stock (as determined by the Board of Directors) equal to the difference between the fair market value of the Common Stock on the date the SAR is exercised, as may be adjusted by the Committee, and the fair market value on the date the SAR was granted. The Committee may adjust the fair market value of the Common Stock on the date of exercise to account for dividends on the Common Stock, and in such limited circumstances as it may specify following a change in control of the Company, by reference to a specified value for the Common Stock during the period immediately preceding the change in control, as the Committee determines.

  The rights of a 1992 Plan participant in an award granted under the 1992 Plan are exercisable during his lifetime only by him and may not be sold, pledged, assigned, or otherwise transferred. Nothing in the 1992 Plan is to be construed so as to give a participant the right to be retained in the service of the Company. In the event of the death of a participant, all options held by the participant may be exercised by the participant's executor or administrator for a period of one year (or as extended by the Committee) following the participant's death for all or any of the shares which the participant was entitled to purchase immediately prior to his death.

  In the event of the termination of a participant's (other than a non-employee director's) employment or service with the Company for any reason other than death, all awards held by the participant shall immediately terminate unless the Committee determines that such awards as were exercisable immediately prior to termination shall remain exercisable for a period of time after termination. Employment shall not be considered terminated in the case of any bona fide leave of absence approved by the Board of Directors for purposes of the 1992 Plan so long as reemployment is guaranteed by statute or contract or in the case of a transfer of employment between the Company and one of its subsidiaries or between subsidiaries or between the Company and a corporation issuing or assuming an option in a merger, reorganization, acquisition or other transaction to which Section 424(a) of the Code applies.

  The 1992 Plan currently provides for the grant of non-incentive options covering 20,000 shares of the Company's Common Stock to each non-employee director of the Company serving on April 8, 1992 and for the grant of non-incentive options covering 20,000 shares of Common Stock to each non-employee director initially elected to the Board of Directors after April 8, 1992 on the date such director is elected. All such options shall be exercisable with respect to 20% of the shares on the first anniversary of the date of grant and an additional 20% on each subsequent anniversary and shall expire not later than 10 years from the date of grant. All unexpired options granted to a non-employee director that are exercisable on the date such director ceases to be a director for any reason other than death shall remain exercisable for a period of six months following such termination, but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the Board of Directors casts such discredit on the Company or him so as to justify termination of his options.

  In the event there is a change in the outstanding stock of the Company due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares available under the 1992 Plan and under the outstanding options, the option price, and other relevant provisions, will be appropriately adjusted. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all the Company's outstanding stock by a single entity, or in the event of the sale of substantially all of the Company's assets, all outstanding awards shall terminate (including the options to non-employee directors to the extent the Committee determines it may do so in accordance with applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934), provided that the Board of Directors shall either make all such outstanding awards exercisable immediately prior to consummation of such merger, consolidation or sale of assets or arrange to have the surviving or acquiring entity grant replacement awards having equivalent terms and provisions.

  The Committee has the power to amend the 1992 Plan or amend any outstanding award for the purpose of satisfying the requirements of Section 422 of the Code or of any changes in applicable laws or regulations, to comply with any applicable laws and requirements of foreign jurisdictions or for any other lawful purpose as long as such amendment will not adversely affect the rights of any participant (without his consent) under any awards previously granted. The Committee, however, may not amend the formula for options granted to non-employee directors more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The 1992 Plan provides for additional indemnification by the Company of members of the Board against liabilities arising in respect of actions taken by the Board in administering the 1992 Plan.

  Federal Tax Effects (1992 Plan). The following description summarizes certain U.S. federal income tax consequences associated with stock options under the 1992 Plan. It does not purport to describe all federal tax consequences, or state, local or non-U.S. tax consequences, associated with 1992 Plan participation. Nor does it purport to describe the tax consequences associated with participation in the 1992 Plan by employees of the Company's foreign subsidiaries.

  The grant of an option does not produce taxable income to the participant or a deduction for the Company. Upon the exercise of a nonstatutory option, the participant will realize ordinary income (subject to withholding where the option was awarded in connection with employment) equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price. The Company will be entitled to a corresponding deduction if it satisfies applicable tax reporting requirements with respect to such income. The Company will not be entitled to a deduction with respect to any gain or loss recognized upon a subsequent disposition of the shares.

  The exercise of an incentive stock option does not produce ordinary taxable income to the participant, nor is the Company entitled to a deduction upon exercise. However, exercise of an incentive stock option results in additional alternative minimum taxable income ("AMTI") equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price. This increase in AMTI may result in an alternative minimum tax liability for the participant.

  If shares acquired upon exercise of an incentive stock option are not disposed of within two years from the date of grant of the incentive stock option nor within one year after exercise, any gain or loss recognized upon a subsequent sale or exchange of the shares will be a long-term capital gain or loss. The Company will not be entitled to a deduction in this case. However, a participant who disposes of such shares within either the one-year or two-year periods (a "disqualifying disposition") will realize ordinary income in the year of the disqualifying disposition (and the Company will be entitled to a deduction) equal in general to the excess of the fair market value of the shares at time of exercise over the exercise price. Any additional gain upon disposition of the shares will be taxed as short- or long-term capital gain for which the Company will not be entitled to a deduction. Where the disqualifying disposition is an arm's-length sale or exchange for less than the fair market value of the shares at time of exercise, the participant's ordinary income and the Company's deduction will be limited to the gain, if any, on the sale or exchange.

  For purposes of applying the foregoing rules, an incentive stock option will be treated as a nonstatutory option to the extent that it, together with other incentive stock options granted to the participant after 1986 under any plan of the Company or its subsidiaries, first becomes exercisable in any calendar year for stock having a fair market value (determined as of the time of grant of the option) in excess of $100,000. Also, an incentive stock option will be treated as a nonstatutory option if it is exercised more than three months following termination of employment (with exceptions in the case of termination by reason of death of disability).

  In limited circumstances, awards that are made or that become exercisable in connection with a change in control of the Company could result in a loss of deduction to the Company and a 20% additional tax in the hands of the award recipient. Also, Section 162(m) of the Code imposes a $1,000,000 limit on the deduction the Company may claim for remuneration to its top five officers in any year. There are a number of exceptions to this limitation, including an exception for certain performance-based compensation. Stock options qualify for the exception, to the extent granted by a board committee composed exclusively of two or more "outside directors" (as defined), under a shareholder-approved plan that limits the number of options that can be granted to any eligible employee in a specified period, and must be granted with an exercise price not less than the fair market value of the stock on the date of grant. Under the transition rules, the "outside director" and option limit rules did not apply to options granted under the 1992 Plan as in effect prior to the amendments submitted for shareholder approval at this Annual Meeting, but will apply to the 1992 Plan, as amended. The Compensation Committee currently has only one "outside director" due to the vacancy left by Mr. Dow, and therefore stock options granted would not qualify for the performance-based compensation exemption under Section 162(m) until another "outside director" joins such committee. In other respects, stock options awarded under the 1992 Plan are intended to qualify for the exception.

  An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the amendment to the Key Employee Incentive Plan (1992). The Board of Directors recommends a vote FOR Proposal 2.

                     3. PROPOSAL TO INCREASE THE COMPANY'S
                            AUTHORIZED COMMON STOCK

  In the event that the reincorporation in Delaware in accordance with Proposal 5 is not approved by the shareholders, the Board of Directors has determined that it is advisable to increase the Company's authorized voting Common Stock from 10,000,000 shares to 25,000,000 shares and has voted to recommend that the shareholders adopt an amendment to the Company's Articles of Organization effecting the proposed increase. In the event that the shareholders approve the reincorporation of the Company in Delaware, the authorized common stock of the Company after the reincorporation will be 25,000,000 shares in accordance with the Certificate of Incorporation.

  APPROVAL BY SHAREHOLDERS OF THE PROPOSED INCREASE IN AUTHORIZED COMMON STOCK WILL CONSTITUTE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF ORGANIZATION.

  As of January 31, 1996, 9,092,276 shares of Common Stock were issued and outstanding or reserved for issuance, leaving 907,724 shares available for future issuance.

  The Board of Directors believes it to be in the best interests of the Company to authorize additional shares of Common Stock in order to provide flexibility for corporate action in the future. In addition, management believes that the availability of additional authorized shares for issuance from time to time in the Board's discretion in connection with possible future financings, investment opportunities, acquisitions of other companies, stock splits, dividends or option grants or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Company's Articles of Organization and the delay and expenses incurred in holding meetings of the shareholders to approve such amendments. There are at present no specific understandings, arrangements or agreements with respect to any transactions that would require the Company to issue any new shares of its Common Stock, other than proposed stock option grants to employees.

  No further authorization by vote of the shareholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the Nasdaq Stock Market or any stock exchange on which the Company's shares may then be listed. The shareholders or the Company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities. Future issuances of Common Stock by the Company may be dilutive to its shareholders.

  The affirmative vote of a majority of the Common Stock outstanding and entitled to vote as of the record date is required to approve the amendment to the Company's Articles of Organization. The Board of Directors considers this amendment to be advisable and in the best interests of the Company and its shareholders and recommends that you vote FOR approval of the amendment. If not otherwise specified, proxies will be voted FOR approval of this amendment.

                      4. TRANSFER OF ASSETS TO MEDIA 100

  The Board of Directors has approved and, for the reasons described below, recommends that the Company's shareholders approve the transfer of the Company's digital media and other assets related to the Media 100 product group to a subsidiary to be newly organized in Delaware, which transfer, although only of such assets, may constitute a transfer of all or substantially all of the Company's assets under Section 75 of the Massachusetts General Laws, Chapter 156B.

  The Company plans in the next several months to transfer the assets of its digital media business, to the new subsidiary (as the actual name has not yet been selected, such subsidiary to be hereafter referred to in this proxy statement as "Media 100"). While Media 100 will operate under a separate board of directors, it will be supported by administrative, financial and manufacturing resources of the Company. The Company currently is investigating various alternatives to increase the value of the Company to shareholders, including the possibility of Media 100 selling common stock (the "Media 100 Stock") to the public. There can be no assurance that any such alternative, including an offering, will be consummated.

  Under certain circumstances, no further authorization by vote of the shareholders would be solicited for sales of the Media 100 Stock. The Company would seek shareholder approval for any such sale as mandated by applicable state law, which may require such approval depending on the financial situation of the Company as it develops in the future and other circumstances. As a result, depending on the facts and circumstances of a proposed sale of Media 100 Stock at such time, the Company may or may not need to seek additional shareholder approval.

PRINCIPAL REASONS FOR CREATION OF MEDIA 100

  The Company's primary objective is to maximize the competitive and strategic advantages of its products to its customers as well as the long term shareholder value for its shareholders. For the Company's overall strategy to succeed, it must provide a corporate structure that maximizes the chances of success of each of its product lines. The Company believes that Media 100 as an independent subsidiary with its own management team, although it may initially share directors and officers with the Company, can more effectively capitalize on opportunities for growth of its Media 100 product, supported by the administrative, financial and manufacturing resources provided by the Company.

  The Company also believes that, based on comparable multiples, the value of its digital media group and Media 100 product line may be maximized by offering investors an investment alternative in the Media 100 product itself. Any offering would dilute the ownership position of the Company, and therefore its stockholders in the digital media group. However, the Board believes this strategy can create greater value for shareholders in the longer term than in keeping the digital media group combined for valuation purposes with the data acquisition and imaging and the networking distribution groups. In addition, possible sales of the Media 100 Stock will provide Media 100 (and to the extent the Company sells the Media 100 Stock, the Company) with additional capital to improve its opportunities for expansion and growth.

CHARACTER AND LOCATION OF PROPERTY

  The assets of Media 100 will include the digital media business's accounts receivable, prepaid expenses, fixed assets and inventory as well as equipment for manufacturing, research and development services, and administrative services used in the digital media business. Such assets would be transferred subject to related liabilities.

  All or substantially all of the Media 100 assets are located at the Company's principal executive offices in Marlborough, Massachusetts.

  The table below contains financial information regarding digital media, data acquisition and imaging and networking distribution as well as net sales data which is also provided in the Company's 1995 Annual Report. The identifiable assets for digital media represent the accounts receivable, prepaid expenses, fixed assets and inventory to be transferred to Media 100. In addition, the Media 100 assets will include a portion of shared assets consisting of manufacturing equipment, research and development services, and administrative services to be used in the digital media business. The actual value of the assets at the time of transfer will vary from the historical information.

                                           FISCAL YEAR ENDED NOVEMBER 30,
                                         -------------------------------------
                                            1993         1994         1995
                                         -----------  -----------  -----------
                                                     (UNAUDITED)
Net sales:
  Digital media........................  $ 1,118,000  $12,415,000  $30,278,000
  Data acquisition and imaging.........   23,733,000   22,440,000   21,826,000
  Networking distribution..............   10,850,000   15,382,000   20,348,000
                                         -----------  -----------  -----------
    Total net sales....................  $35,701,000  $50,237,000  $72,452,000
Net sales as a percentage of total net
 assets:
  Digital media........................          3.1%        24.7%        41.8%
  Data acquisition and imaging.........         66.5         44.7         30.1
  Networking distribution..............         30.4         30.6         28.1
                                         -----------  -----------  -----------
                                               100.0%       100.0%       100.0%
Income (loss) from operations(1):
  Digital media........................  $(4,658,000) $(2,098,000) $ 1,662,000
  Data acquisition and imaging.........      289,000    2,088,000    3,073,000
  Networking distribution..............      160,000      482,000      143,000
Total income (loss) from operations(1).  $(4,209,000) $   405,000  $ 4,198,000
                                                 AS OF NOVEMBER 30,
                                         -------------------------------------
                                            1993         1994         1995
                                         -----------  -----------  -----------
Identifiable assets(2):
  Digital media........................  $ 1,107,421  $ 3,230,704  $ 9,368,829
  Data acquisition and imaging.........    2,807,854    2,742,672    4,660,400
  Networking distribution..............    1,055,584    3,572,830    8,858,011
Total assets(2)........................  $16,161,000  $19,199,000  $60,984,000

---------------------
(1) Income (loss) from operations for digital media, data acquisition and imaging and networking distribution do not necessarily equal total income
    (loss) from operations due to income (loss) arising principally from operations relating to new business activities.
(2) The identifiable assets for each of digital media, data acquisition and imaging and networking distribution represent assets specifically related to each product group. The remaining assets are the Company's shared corporate assets and are included in the total assets.

DISSENTERS' RIGHTS OF APPRAISAL

  Under Massachusetts law, shareholders of Massachusetts corporations have the right to dissent from the approval of a transfer of all or substantially all of the assets of a corporation, and receive cash equal to the appraised value of their shares. See "Rights of Appraisal" for a more detailed description of those rights.

REQUIRED APPROVAL

  Under Section 75 of the Massachusetts General laws, Chapter 156B, the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock is required to approve the sale, lease or exchange of all or substantially all the assets of the Company. The proposed transfer of the assets to Media 100, although the assets will only represent the digital media and related assets of the Company, may be deemed a sale, lease or exchange under Section 75. The Company is therefore seeking your approval.

  The Board of Directors considers the transfer to be advisable and in the best interests of the Company and its shareholders and recommends that you vote FOR approval of the asset transfer. If not otherwise specified, proxies will be voted FOR approval of the transfer of assets.

                   5. PROPOSAL TO REINCORPORATE IN DELAWARE

GENERAL

  The Board of Directors has approved and, for the reasons described below, recommends that the Company's shareholders approve the reincorporation of the Company in Delaware from Massachusetts, its present state of organization, by approving the proposed Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as Exhibit B, and the other related agreements and actions further described below (the "Reincorporation Proposal"). SHAREHOLDERS ARE URGED TO READ CAREFULLY THE FOLLOWING SECTIONS OF THIS PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS, BEFORE VOTING ON THE REINCORPORATION PROPOSAL.

  Under the Merger Agreement, the Company will be merged into a wholly owned subsidiary, Data Translation, Inc. ("New DTI"), to be incorporated in Delaware. The Certificate of Merger provides that the name of the surviving corporation will be Data Translation, Inc. Upon completion of the merger, each outstanding share of the Company's Common Stock, par value $.01 per share, will automatically be converted into one share of New DTI Common Stock, par value $.01 per share ("New DTI Common Stock"). Each certificate representing issued and outstanding shares of the Company's Common Stock (other than shares of the Company's Common Stock in respect of which dissenters' rights shall have been properly exercised) will continue to represent the same number of shares of Common Stock of New DTI. Delivery of stock certificates issued by the Company prior to the merger will constitute "good delivery" of shares in transactions subsequent to the merger. When presently outstanding certificates are presented for transfer after the merger, new certificates for stock of New DTI will be issued. New certificates will also be issued upon the request of any shareholder, subject to normal requirements as to proper endorsement, signature, guarantee, if required, and payment of applicable taxes. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF NEW DTI. New DTI's Common Stock will continue to be quoted on The Nasdaq Stock Market without interruption under the same symbol (DATX) as the shares of the Company's Common Stock are presently quoted.

  All obligations under all employee benefit plans of the Company will also be assumed by New DTI, including, without limitation, (i) obligations under the Company's 1992 Plan and Key Employee Incentive Plan (1982), and (ii) obligations under the Company's 1986 Employee Stock Purchase Plan.

  Under Massachusetts law, the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock is required for approval of the Merger Agreement and the other terms of the Reincorporation Proposal. See "--Vote Required for the Reincorporation." No other approval is required for the Reincorporation

Proposal. If approved by the shareholders at the upcoming Annual Meeting, it is anticipated that the Reincorporation Proposal will become effective at the earliest practicable date (the "Effective Date"); however, pursuant to the Merger Agreement, the merger may be delayed or abandoned or the Merger Agreement may be amended prior to the Effective Date, if the Board of Directors deems it inadvisable to proceed as contemplated herein, except that the principal terms may not be amended without shareholder approval.

  This discussion is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of New DTI (the "Certificate of Incorporation") and the by-laws of New DTI (the "By-laws"), draft copies of which are attached hereto as Exhibits B, C and D, respectively.

  In the Certificate of Incorporation, New DTI will have 25,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock authorized, while the Company currently has 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock authorized. A vote in favor of the merger also constitutes an approval of this increase in authorized common stock.

  APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BY-LAWS, DRAFT COPIES OF WHICH ARE SET FORTH AS EXHIBITS B, C AND D,
RESPECTIVELY, TO THIS PROXY STATEMENT.

PRINCIPAL REASONS FOR THE REINCORPORATION

  The reincorporation will allow the Company to take advantage of the highly developed body of statutory and case law available in Delaware. By contrast, the Massachusetts corporation laws are divided into several different chapters adopted at different times with overlapping and sometimes confusing provisions. While attempts have been and may in the future be made to reform these provisions, there is no assurance that such laws will be successfully reformed. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has long been a leader in adopting, construing and implementing comprehensive, modern and flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many major American corporations have initially chosen Delaware for their state of incorporation or have subsequently reincorporated in Delaware in a manner similar to that proposed. Both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Its court system has been responsive to requests for interpretation and clarification of corporate laws and of issues involving the rights and obligations of directors, officers and shareholders. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware law, thereby providing greater predictability with respect to corporate legal affairs.

  While both Delaware and Massachusetts corporations may include a provision in their charter documents which reduces or limits the liability of directors in certain circumstances, Delaware case law is more developed than Massachusetts case law on this issue and therefore more useful in providing guidance in this regard. The Company believes that these provisions should enable it to continue to attract and retain qualified directors. It should be noted that currently, Delaware law does NOT permit a Delaware corporation to limit or eliminate the liability of its directors for breach of the directors' duty of loyalty to the corporation or its stockholders, intentional misconduct, knowing violation of law, bad faith, any transaction from which the director derives an improper personal benefit, or unlawful payment of dividends, stock redemptions or stock repurchases.

  The Company also intends to incorporate a new subsidiary to hold the digital media and other assets related to the digital media business, Media 100, in Delaware for the same reasons discussed above.

NO CHANGE OF NAME, BOARD MEMBERS, BUSINESS MANAGEMENT, LOCATION OF PRINCIPAL OFFICES OR EMPLOYEE PLANS

  The Reincorporation Proposal will effect a change in the legal domicile of the Company and other changes of a legal nature, the material aspects of which are described in this Proxy Statement. The number of outstanding shares will remain unchanged. Reincorporation will NOT result in any significant change in the Company's name, business, management, fiscal year, location of principal executive offices, telephone number, net worth, assets or liabilities. All employee benefit plans of the Company will be continued by New DTI, and all shares of Common Stock outstanding and options and warrants to purchase shares of Common Stock will automatically be converted into, or become exercisable for the same number of shares of, New DTI Common Stock at the same exercise prices per share and otherwise upon the same terms and subject to the same conditions as in effect prior to the reincorporation. Moreover, as noted above, after the merger, the shares of New DTI Common Stock will be traded without interruption on The Nasdaq Stock Market under the same symbol (DATX). After completion of the merger, New DTI will have the same number of outstanding shares of Common Stock as the Company currently has.

POSSIBLE DISADVANTAGES

  Despite the belief of the Board of Directors that the Reincorporation Proposal is in the best interests of the Company and its shareholders, there are certain differences in the substantive rights and protections afforded to shareholders under Delaware and Massachusetts law. For a comparison of shareholders' rights and powers of management under Delaware and Massachusetts law, see "-Significant Differences between Corporate Laws of Massachusetts and Delaware" below. The proposed Reincorporation may also have anti-takeover implications which are discussed below.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF MASSACHUSETTS AND DELAWARE AND RIGHTS OF SHAREHOLDERS

  Pursuant to the Merger Agreement, upon consummation of the merger, the Company will be governed by Delaware law and by the New DTI Certificate of Incorporation and By-laws. The corporation laws of Massachusetts and Delaware differ in many respects. The principal differences which could materially affect the rights of shareholders are summarized below. This summary does not purport to be a complete statement of the changes in the rights of shareholders which may occur as a result of the Reincorporation or a complete enumeration of the differences between the corporations laws of Massachusetts and Delaware.

 Indemnification and Limitation of Liability

  Delaware law generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in connection with a derivative action and against expenses (including attorney's fees), judgments, fines and amounts paid in settlements incurred in connection with a third party action, provided there is a determination by a majority vote of disinterested directors or independent legal counsel or the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation (and, with respect to any third party criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful). Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation.

  Massachusetts law similarly permits indemnification of expenses in a derivative or third party action, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such benefit plan.

  Delaware law requires indemnification when the individual being indemnified has successfully defended the action on the merits or otherwise. Massachusetts law merely permits indemnification to the extent authorized in the corporation's articles of organization or its by-laws or as set forth in a shareholders' vote.

  Expenses incurred by an officer or director in defending an action may be paid in advance under Delaware and Massachusetts law if such director or officer undertakes to repay such amounts should it be determined ultimately that he is not entitled to indemnification. Delaware law also permits the advancement of expenses to employees and agents of the corporation without such an undertaking to repay such amounts. In addition, both Delaware and Massachusetts law permit a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

  Both Delaware and Massachusetts corporations may include in their corporate charters a provision eliminating or limiting the liability of a director in certain circumstances to the corporation or its shareholders for monetary damages for a breach of certain fiduciary duties as a director notwithstanding any provision of law imposing such liability. Both the Company's Articles of Organization and the Certificate of Incorporation of New DTI include such provisions.

  The Securities and Exchange Commission has expressed its position that the indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act of 1933, as amended (the "Act"), is against public policy as expressed in the Act and is, therefore, unenforceable.

  The indemnification and limitation of liability provisions of Massachusetts law, and not Delaware law, will apply to actions of the Company's directors, officers, employees and agents taken prior to its merger into New DTI.

 Inspection Rights

  Inspection rights under Delaware law are more extensive than under Massachusetts law. Under Delaware law, shareholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, shareholder lists and other books and records. Under Massachusetts law, a corporation's shareholder have a right to inspect only the corporation's charter, by-laws, records of all meetings of incorporators and shareholders and transfer records. The Company's Articles of Organization provide that a shareholder may not examine the books, accounts or other writings of the Company if the directors determine that such examinations would be adverse to the Company.

 Annual Meeting of Shareholders

  Under Massachusetts law, the notice of the annual meeting must contain the purpose of the meeting, while the purpose of the annual meeting need not be included in the notice of the annual meeting under Delaware law. The by-laws of the Company require that the notice of the annual meeting be given at least seven days before the meeting, while New DTI's Certificate and By-laws require that such notice be given at least ten days before the annual meeting.

 Special Meetings of Shareholders

  Generally, a special meeting of shareholders of a Massachusetts corporation may be called by the holders of shares entitled to cast not less than 10% of the votes at the meeting. Shareholders of Delaware corporation do not have a right to call special meetings unless it is conferred in the corporation's certificate of incorporation or by-laws. New DTI's By-laws do not permit shareholders to call a special meeting.

 Action By Consent of Shareholders

  Under Massachusetts law, any action to be taken by shareholders may be taken without a meeting only if all shareholders entitled to vote on the matter consent to the action in writing, and a corporation may not provide otherwise in its charter documents or by-laws. Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by the shareholders may be taken without a meeting, without prior notice and without a vote, if the shareholders having the number of votes that would be necessary to take such action at a meeting at which all of the shareholders were present and voted consent to the action in writing. New DTI's Certificate of Incorporation requires that any action by shareholders be taken at an annual or special meeting of shareholders.

 Proxies

  Massachusetts law permits the authorization by a shareholder to vote by proxy to be valid for no more than six months. Delaware law permits a proxy to be valid for up to three years unless the proxy provides for a longer period.

 Approval of Business Combinations and Asset Sales: State Law

  Generally, under Massachusetts law, the affirmative vote of two-thirds of the shares of each class of stock outstanding and entitled to vote or which would be adversely affected by a merger or asset sale are necessary to approve a merger or a sale of all or substantially all of the corporation's assets such as the proposals submitted for approval in this proxy statement to transfer the digital media and other assets related to the digital media business to Media 100 and to merge and reincorporate the Company in Delaware. Under Delaware law, the affirmative vote of only a majority of the shares of stock outstanding and entitled to vote are necessary to approve a merger or asset sale. Recent amendments to Delaware law permit a company to merge with a direct or indirect wholly owned subsidiary without shareholder approval under certain circumstances so as to cause the Company to become a holding company.

 Approval of Business Combinations: Charter Provisions

  The Company's Articles of Organization require the affirmative vote of 75% of the Company's voting Common Stock for certain business combinations with certain related parties who hold at least 15% of the Company's Common Stock. The Certificate of Incorporation of New DTI also requires approval of 75% of the voting common stock to approve certain combinations with certain related parties who hold at least 15% of the Company's Common Stock. Under the New DTI Certificate of Incorporation, however, Alfred A. Molinari, Jr. is not considered a related party despite his ownership of over 15% of the Company's Common Stock. New DTI's Certificate of Incorporation also permits the Board of Directors, in evaluating an exchange offer or tender offer to consider the interests of the stockholders, the effects upon employees, suppliers and customers, the long-term effect on the Company's stock price and whether the proposed transaction will violate federal or state law.

 Anti-Takeover Legislation

  Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three year moratorium unless specified conditions are met.
Section 203 does not presently apply to New DTI because the Certificate of Incorporation of New DTI contains a provision expressly electing not to be governed by such Section.

  Massachusetts law contains an analogous anti-takeover law which is set forth in Chapter 110F of the General Laws of Massachusetts. The Massachusetts anti-takeover law does not presently apply to the Company because the Company's by-laws contain a provision expressly electing not to be governed by such Section.

 Dissenters' Rights

  Under Massachusetts law, dissenting shareholders who follow prescribed statutory procedures are entitled to dissenters' rights in connection with any merger or sale of substantially all the assets of a corporation and in connection with certain mergers, reclassifications and other transactions which may adversely affect the rights or preferences of shareholders. Delaware law provides similar rights in the case of a merger or consolidation of a corporation except that such rights are not provided as to shares of a corporation listed on a national securities exchange or held of record by more than 2,000 shareholders where such shareholders are required to accept in such a merger only (i) shares of the surviving or resulting corporation, (ii) shares of a corporation listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fraction shares, or
(iv) any combination thereof. Delaware law does not provide dissenters' rights in connection with sales of substantially all of the assets of a corporation, reclassifications of stock or other amendments to the certificate of incorporation which adversely affect a class of stock; provided, however, that a corporation may provide in its certificate of incorporation that appraisal rights shall be available as a result of an amendment to its certificate of incorporation, a merger or a sale of all or substantially all of its assets. The New DTI Certificate of Incorporation, however, does not provide for the appraisal rights described in the preceding sentence.

 Classified Board

  Massachusetts law requires, unless a corporation chooses otherwise, and Delaware law permits, but does not require, a board of directors to be divided into classes with each class having a term of office longer than one year. Massachusetts law limits the term of directors on a classified board to five
(5) years. The Company's Board of Directors voted to opt out of the Massachusetts staggered board legislation. Therefore, neither the Company nor New DTI has or will have upon consummation of the merger, a classified board of directors. Under current law, future changes in the classification of New DTI's Board of Directors would require shareholder approval.

 Removal of Directors

  Under Delaware law, a director serving on a board which is not classified may be removed with or without cause by a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation whose board is classified, shareholders may effect such removal only for cause unless the certificate of incorporation otherwise provides. As New DTI does not have a classified board of directors, its directors may be removed with or without cause as described above. Under Massachusetts law, any director or the entire board of directors may be removed, except as otherwise provided in the articles of organization or by-laws, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except that directors of a class elected by a particular class of shareholders may be removed only by the vote of a majority of the shares of the particular class of shareholders entitled to vote for the election of such directors. In addition, the Company's by-laws permit all such removals and the removal of a director with cause by a vote of the majority of the directors then in office.

 Change in Number of Directors

  Under Massachusetts law, the number of directors is determined in the manner provided in the corporation's by-laws. The board of directors may be enlarged by the shareholders or, if authorized by the by-laws, by vote of a majority of directors. The Company's by-laws fix the number of directors at not less than three nor more than seven, which number can be increased by the shareholders or the directors.

  Under Delaware law, the number of directors shall be fixed by or in the manner provided in the by-laws unless the number of directors is fixed in the corporation's certificate of incorporation. The By-laws of New DTI require that the Company have one or more directors, the number of which shall be determined from time to time by the directors.

 Interested Director Transactions

  Delaware law provides that no transaction between a corporation and a director or officer or any entity in which any of them have an interest, is void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) after full disclosure the transaction is approved by the disinterested directors, which may be less than a quorum, or the shareholders or (ii) the transaction is fair to the corporation at the time it is approved. Massachusetts law only expressly provides that directors who vote for and officers who knowingly participate in loans to officers or directors are jointly and severally liable to the corporation for any part of the loan which is not repaid, unless (i) a majority of the directors who are not direct or indirect recipients of such loans, or (ii) the holders of a majority of the shares entitled to vote for such directors, have approved or ratified the loan as one which in the judgment of such directors or shareholders, as the case may be, may reasonably be expected to benefit the corporation. The Company's Articles of Organization, however, permit interested transactions so long as a procedure similar to that required by Delaware law is followed.

 Filling Vacancies on the Board of Directors

  Under Massachusetts law, unless the articles of organization provide otherwise, any vacancy in the board of directors, however occurring, including a vacancy resulting from enlargement of the board and any vacancy in any other office, may be filled in the manner prescribed in the by-laws, or, in the absence of any such provision in the by-laws, by the directors.

  Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, unless otherwise provided in the corporation's certificate of incorporation or by-laws, provided that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

 Payment of Dividends

  There are not restrictions on authorized dividend payments under Massachusetts law. Delaware law permits the payment of dividends out of paid-in and earned surplus or out of net profits for the current and preceding fiscal year.

ANTI-TAKEOVER IMPLICATIONS

  Reincorporation is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, obtain representation on the Board of Directors or take significant action which affects the Company.

  The Delaware General Corporation Law contains at least one difference from the Massachusetts Business Corporation Law which may be deemed to have anti-takeover implications. Unless otherwise provided, the right of shareholders controlling at least 10% of the voting shares to call a special meeting of shareholders under Massachusetts law is not available under Delaware law. The Company's by-laws, however, do not permit such a call of a special meeting.

  As discussed further above (See "Anti-takeover Legislation"), both Delaware and Massachusetts law contain certain provisions generally restricting "business combinations" with an "interested stockholder" for periods of three years following the date on which a person becomes an interested stockholder. Currently, the Company is not subject to the Massachusetts statute which imposes such restrictions, and New DTI would not be subject to Section 203 of the Delaware General Corporation Law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

  No gain or loss will be recognized for Federal income tax purposes by holders of the Company's capital stock as a result of the merger. Each shareholder's tax basis in the New DTI Common Stock received from the merger will equal his tax basis in his shares of the Company's capital stock immediately prior to the Effective Date of the merger. The holding period of the New DTI Common Stock for federal income tax purposes will include the period during which the shareholder held the corresponding capital stock of the Company, provided that such capital stock was held as a capital asset.

  ALTHOUGH IT IS NOT ANTICIPATED THAT STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES WILL VARY FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION PROPOSAL ON THEM UNDER STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

  The Company will not recognize gain or loss for federal income tax purposes as a result of the merger. New DTI will succeed, without adjustment, to the federal income tax attributes of the Company.

DISSENTERS' RIGHTS OF APPRAISAL

  Under Massachusetts law, shareholders of Massachusetts corporations have the right to dissent from corporate reorganizations, including a merger, and receive cash equal to the appraised value of their shares. See "Rights of Appraisal" for a more detailed description of those rights.

VOTE REQUIRED FOR THE REINCORPORATION

  Approval of the Reincorporation Proposal, which includes approval of the Merger Agreement, the Certificate of Incorporation and the By-laws, will require the affirmative vote of two-thirds of the outstanding shares of the Company's capital stock entitled to vote. The Board of Directors considers the reincorporation to be advisable and in the best interests of the shareholders and recommends that you vote FOR approval of the Merger Agreement. Unless marked to the contrary, proxies received will be voted "for" approval of the Reincorporation Proposal.

                              RIGHTS OF APPRAISAL

  The following summary of the rights of dissenting shareholders is qualified in its entirety by reference to the provisions of Sections 86 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, a copy of which is attached hereto as Exhibit E.

  Any shareholder (1) who files with the Company before the taking of the vote on the approval of the transfer of assets to Media 100 or the Reincorporation Proposal (each, "a Proposal") written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken, and
(2) whose shares are not voted in favor of such action, has or may have the right to demand in writing from New DTI within 20 days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. New DTI and any such shareholder shall in such case have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

  A shareholder intending to exercise his dissenter's right to receive payment for his shares must file with the Company written objection to a Proposal before the taking of the vote by the shareholders on such Proposal and must not vote in favor of the Proposal at the Annual Meeting. A shareholder's failure to vote against a Proposal will not constitute a waiver of his appraisal rights with respect to such Proposal, provided that such shareholder does not vote in favor of such Proposal; and provided, further, that a vote against the Proposal without the filing of a written objection with the Company as described above will not be deemed to satisfy notice requirements under Massachusetts law with respect to appraisal rights. The written objection must state that he intends to demand payment for his shares if the Proposal is consummated. Within 10 days after the reincorporation or the transfer of assets, as the case may be, becomes effective, New DTI will give written notice of the effectiveness by registered or certified mail to each shareholder who filed a written objection and who did not vote in favor of such Proposal. Within 20 days after the mailing of that notice, any shareholder to whom New DTI was required to give that notice may make written demand for payment for his shares from New DTI and New DTI will be required to pay to him the fair market value of his shares within 30 days after the expiration of the 20-day period.

  If during the 30-day period New DTI and the dissenting shareholder do not agree as to the fair value of the shares, New DTI or the shareholder may, within four months after the end of the 30-day period, have the fair value of stock of all dissenting shareholders determined by judicial proceedings by filing a bill in equity in the Superior Court in Middlesex County, Massachusetts. For the purposes of the Superior Court's determination, the value of the shares of the Company would be determined as of the date preceding the date of the vote of the shareholders approving the Proposal and would be exclusive of any element of value arising from the expectation or accomplishment of the reincorporation or transfer of assets as the case may be. Upon making written demand for payment, the dissenting shareholder will not thereafter be entitled to notices of meetings of shareholders, to vote, or to dividends unless (i) no suit is filed within four months to determine the value of the stock, (ii) any suit is dismissed as to that shareholder, or (iii) the shareholder, with the written approval of New DTI, withdraws his objection in writing.

  The enforcement by an objecting shareholder of his appraisal rights as set forth in Sections 85 through 98, inclusive, of Chapter 156B of the Massachusetts General Laws shall be an exclusive remedy except for the right of any such objecting shareholder to bring or maintain an appropriate proceeding to obtain relief on the ground that the merger will be or is illegal or fraudulent as to such objecting shareholder.

  The provisions of Sections 85 through 98 of Chapter 156B of the Massachusetts General Laws are technical in nature and are complex. Any shareholder desiring to exercise his appraisal rights should consult legal counsel for assistance since the failure to comply strictly with the provisions may nullify such appraisal rights.

                             FINANCIAL INFORMATION

  The audited financial statements and related financial and business information of the Company for its fiscal years ended November 30, 1995, 1994 and 1993 are contained in the enclosed Annual Report to Shareholders.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended November 30, 1995 all filing requirements applicable to its officers, directors and such 10% beneficial owners were complied with, except that Mr. Basler did not report on his Form 5 for fiscal year 1994 a gift of four shares of Common Stock of the Company but did report the gift on a Form 5 filed for fiscal year 1995 and Mr. J. Molinari did not report the sale by his wife of 4,000 shares of Common Stock on a Form 4 but did report such sale on his Form 5 filed for the fiscal year ended November 30, 1995.

                            ADJOURNMENT OF MEETING

  In the event that sufficient votes in favor of the election of the nominees for director (the "Nominees") or any other matter presented hereunder, are not received by April 10, 1996, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Nominees and all other such matters. They will vote against any such adjournment those proxies withholding authority to vote on any Nominee and voting against or abstaining with respect to all other such matters. The Company will pay the costs of any additional solicitation and of any adjourned meetings.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received at Data Translation's principal executive offices not later than November 16, 1996.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Company has appointed Arthur Andersen LLP, who have served as the Company's auditors since 1980, to examine the financial statements of the Company for fiscal 1996. The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting and available to respond to appropriate questions, and such representatives will be given the opportunity to make a statement if they desire to do so.

                                                                      EXHIBIT A

                            DATA TRANSLATION, INC.

                      KEY EMPLOYEE INCENTIVE PLAN (1992)

  1. Plan; Purpose; General. The purpose of this Key Employee Incentive Plan
(1992) (the "Plan") is to advance the interests of Data Translation, Inc. (the "Company") by enhancing the ability of the Company and its subsidiaries to attract and retain selected advisers, consultants, key employees and directors, by creating for such persons incentives and rewards for their contributions to the success of the Company, and by encouraging such persons to become owners of shares of the Company's Common Stock, par value $0.01 per share (the "common stock" or "stock"). Options granted pursuant to the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (such options being referred to herein as "incentive options") or non-incentive options. The proceeds received from the sale of stock pursuant to the Plan shall be used for general corporate purposes. Except as otherwise expressly provided with respect to an option grant, no option granted pursuant to the Plan shall be an incentive option.

  2. Effective Date of Plan. This Plan will become effective upon approval by at least a majority of the votes cast at the next duly called Annual Meeting of Stockholders of the Company at which a quorum representing a majority of the voting power of all outstanding voting stock of the Company is, either in person or by proxy, present and voting thereon or at any adjournment thereof. Grants of awards under the Plan may be made prior to that date (but after Board adoption of the Plan), subject to approval of the Plan by such shareholders.

  3. Administration of the Plan. The Plan will be administered by the Board of Directors (the "Board") of the Company. The Board will have authority, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

  The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to an Executive Compensation and Stock Option Committee or any other committee (the "Committee"), in which event all references to the Board hereunder, except the references in Section 11 hereof, shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of not fewer than two members, and each member of the Committee shall be, at the time of his appointment and at any time he exercises discretion in administering the Plan, a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934, as amended. A majority of the members of any such Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

  4. Eligibility. The "Participants" in the Plan will be such key employees, including part-time employees, advisers, consultants and directors whether or not they are employees, of the Company or of any of its present or future subsidiaries (as defined in Section 10) as may be selected from time to time by the Board in its discretion. However, members of the Committee, if one is appointed, will not be eligible except to the extent provided in Section 13 hereof. If a Committee is not appointed, directors who are not employees of the Company or one of its subsidiaries shall not be eligible except to the extent provided in Section 13 hereof.

  No incentive option shall be granted to a Participant who is not an "employee" as defined in the provisions of the Code or regulations thereunder applicable to incentive options. No incentive option shall be granted to a Participant who at the time of grant owns, directly or indirectly through application or the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries (a "Ten-Percent Shareholder") unless (i) the option price at the time it is granted is at least 110% of the fair market value of the stock subject to the option, and (ii) the period of the option does not exceed five years from the date of grant.

  5. Grant of Awards. Subject to the express provisions of the Plan, the Board shall have the sole authority and discretion (a) to determine which Participants will be granted awards; (b) to grant awards consisting of options or stock appreciation rights ("SARs"), or both to Participants; (c) to determine whether the options granted to any Participants shall be incentive options or non-incentive options; (d) to determine the time or times when awards will be granted and the number of shares of common stock to be subject to each award; (e) to determine the option price of the shares subject to each option in accordance with Section 6(a) hereof and the value of the shares subject to each SAR on the exercise date of such SAR in accordance with
Section 6(d) hereof, and the method of payment of such price; (f) to determine the time or times when each award becomes exercisable and the duration of the exercise period; (g) to impose additional conditions or restrictions on any award, such conditions or restrictions, if any, to be set forth on the award form or other instrument evidencing the award; (h) to prescribe the form or forms of any instruments evidencing any awards granted under the Plan and of any other instruments required under the Plan and to make changes in such forms from time to time; (i) to determine the price, vesting schedule and other attributes of awards granted to Participants working abroad; and (j) to adopt, amend and rescind rules and regulations for the administration of the Plan and the awards and for its own acts and proceedings. Subject to Section 12 hereof, the Board shall also have the authority, in its sole discretion, both generally and in particular instances, to waive compliance by a Participant with any obligation to be performed by him under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is cancelled, to grant a new award on such terms as the Board shall specify) except that the Board may not take any action with respect to an outstanding award that would adversely affect the rights of the Participant under such award without such Participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 8(c) hereof.

  No award shall be granted on or after February 20, 2002 but awards previously granted may extend beyond that date.

  6. Terms and Conditions of Awards.

    a. Exercise Price of Options. The purchase price per share for shares issuable upon exercise of options shall be determined by the Board but in the case of incentive options, shall not be less than 100% (110% in the case of an incentive option granted to a Ten-Percent Shareholder) of the fair market value of the stock on the date of grant; nor shall the option price be less, in the case of an original issue of authorized stock, than par value per share. For this purpose, "fair market value" will be determined as set forth in Section 10 hereof.

    b. Period of Options. An option shall be exercisable during such period or periods as the Board may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years (five years, in the case of an incentive option granted to a Ten-Percent Shareholder) from the date the option was granted or such earlier date as may be specified by the Board at the time the option is granted.

    c. Exercise of Options.

      (i) Unless the Board at the time of grant or at any other time otherwise specifies in the case of a particular option or options, each option shall first become exercisable with respect to one-fifth of the shares covered by it upon the completion of one year from the date of the grant of the option (the "Initial Exercise Date"), and with respect to an additional one-fifth each succeeding year until the option becomes exercisable with respect to all of the shares covered by it.

      (ii)In the case of options intended to be incentive options, any award forms or other instruments evidencing such options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and Treasury Regulations, as from time to time in effect.

      (iii) A person electing to exercise part or all of his options shall give written notice to the Company, as specified by the Board, of his election and of the number of shares he has elected to purchase, such notice to be accompanied by the instrument evidencing such option and any other documents required by the Board, and shall at the time of such exercise tender the purchase price of the shares he has elected to purchase. If the notice of election to exercise is given by the executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver shares pursuant to such exercise unless and until the Company is satisfied that the person or persons giving such notice is or are entitled to exercise the option.

      (iv) In the case of an option that is not an incentive option, the Board shall have the right to require that the Participant exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any common stock pursuant to the exercise of the option. If permitted by the Board, either at the time of the grant of the option or the time of exercise, the Participant may elect, at such time and in such manner as the Board may prescribe, to satisfy such withholding obligation by (i) delivering to the Company common stock owned by such individual having a fair market value equal to such withholding obligation, or (ii) requesting that the Company withhold from the shares of common stock to be delivered upon exercise of the option a number of shares of common stock having a fair market value equal to such withholding obligation.

      In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal, state or local tax with respect to a disposition of the common stock received upon exercise, the Board may require as a condition of exercise that the Participant exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of common stock received upon exercise, and (ii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

    d. Stock Appreciation Rights. The Board in its discretion may grant SARs either in tandem with or independent of options awarded under the Plan. Except as hereinafter provided, each SAR will entitle the Participant to receive upon exercise, with respect to each share of common stock to which the SAR relates, the excess of (i) the share's value on the date of exercise, over (ii) the share's fair market value on the date it was granted. For purposes of clause (i), "value" shall mean fair market value; provided, that the Board may adjust such value to take into account dividends on the stock and may also grant SARs that provide, in such limited circumstances following a change in control of the Company (as determined by the Board) as the Board may specify, that "value" for purposes of clause (i) is to be determined by reference to a specified value (which may include an average of values) for the common stock during a period immediately preceding the change in control, all as determined by the Board. The amount payable to a Participant upon exercise of an SAR shall be paid either in cash or in shares of common stock, as the Board determines. Each SAR shall be exercisable during such period or periods and on such terms as the Board may specify. No SAR shall be exercisable after the date which is ten years from the date of grant.

    e. Payment for and Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the shares as to which the award is exercised. The purchase price shall be payable by the option holder to the Company either
  (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) if so permitted by the Board (which in the case of an incentive option, shall specify such method of payment at the time of grant), (A) through the delivery of shares of common stock (duly owned by the option holder and for which the option holder has good title free and clear of any liens and encumbrances and which, in the case of common stock acquired from the Company, shall have been held for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by delivery of a promissory note of the option holder to the Company, such note to be payable on such terms as are specified by the Board or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price; or (iii) by a combination of the permissible forms of payment as provided in (i) and (ii) above; provided, that if the common stock delivered upon exercise of the option is an original issue of authorized common stock, at least so much of the exercise price as represents the par value of such common stock shall be paid other than with a personal check or promissory note of the person exercising the option.

    The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding common stock is at the time listed on any securities exchange, unless and until the shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and may require that such person agree that any sale of the shares will be made only on a national securities exchange or in such other manner as is permitted by the Board and that he will notify the Company before he makes any disposition of the shares whether by sale, gift or otherwise.

    A Participant shall have the rights of a shareholder only as to shares actually acquired by him under the Plan.

    f. Nontransferability of Awards. No award may be sold, assigned or otherwise transferred or disposed of in any manner whatsoever other than by will or by the laws of descent and distribution, and during the Participant's lifetime the award may be exercised only by him.

    g. Forfeiture of Awards upon Termination of Employment. If a Participant's (other than a non-employee director's) employment or service with the Company and its subsidiaries terminates for any reason other than death, all awards held by the Participant shall terminate unless the Board determines, in its sole discretion, that such awards as were exercisable immediately prior to termination shall continue to be exercisable for a period of time after termination (but in no event beyond the Final Exercise
  Date). If the Board determines that a post-termination exercise period for exercisable awards is appropriate, such awards shall terminate and be forfeited after completion of such period to the extent not previously exercised, expired or terminated. For purposes of this Section 6(g), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the Participant's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

    h. Death. If a Participant dies at a time when he is entitled to exercise an option, then at the time or times within one year after his death (or such further period as the Board may allow) such option may be exercised, as to all or any of the shares which the Participant was entitled to purchase immediately prior to his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option will expire at the end of such period. In no event, however, may any option be exercised after the Final Exercise Date.

    i. Confidentiality Agreement. Each Employee shall execute, prior to or contemporaneously with the grant of any option to such Participant hereunder, the Company's then standard form of agreement relating to confidentiality, inventions and the like.

  7. Replacement Awards. The Company may grant awards under the Plan on terms differing from those provided in Section 6, where such awards are granted in substitution for awards held by employees of another corporation who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of that corporation with the Company or a subsidiary, or the acquisition by the Company or a subsidiary of property or stock of that corporation. The Board may direct that the substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances. Such awards will be in addition to those which may be granted under the Plan and will not be counted as granted under the Plan.

  8. Shares Subject to Plan.

    a. Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued shares of common stock or previously issued stock acquired by the Company. Subject to adjustment as described below and exclusive of the shares that are subject to the options provided for in Section 13, the aggregate number of shares which may be delivered under this Plan shall not exceed 2,000,000 shares of common stock of the Company.

    b. Limitations on Grants to Individuals. Subject to adjustment as described below and exclusive of the shares that are subject to the options provided for in Section 13, the aggregate number of shares which may be delivered under this Plan to any individual in any calendar year shall not exceed 250,000 shares of common stock of the Company.

    c. Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding awards shall thereupon terminate, provided that at least twenty days prior to the effective date of any such merger, consolidation or sale of assets, the Board shall either (i) make all outstanding awards exercisable immediately prior to consummation of such merger, consolidation or sale of assets, or
  (ii) if there is a surviving or acquiring corporation, arrange to have that corporation or an affiliate of that corporation grant to the Participant's replacement awards having equivalent terms and conditions as determined by the Board including, in the case of incentive options, terms and conditions that satisfy the requirements of Section 424(a) of the Code.

    The Board may also adjust the number of shares subject to outstanding awards granted under Sections 5 or 6 hereof, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

    Notwithstanding the foregoing, this Section 8(c) shall not apply to options granted under Section 13 hereof unless the Board shall determine that such application shall not cause the provisions of Section 13 hereof to fail to satisfy the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

  9. Employment Rights. Neither the adoption of the Plan nor the grant of awards shall confer upon any Participant any right to continued employment with the Company or a subsidiary or affect in any way the right of the Company to terminate the employment of a Participant at any time. Except as specifically provided by the Board, in its sole discretion, in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

  10. Definitions.

    a. For purposes of the Plan a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control; provided, however, that no corporation shall be deemed a subsidiary for the purpose of any provisions applicable to incentive options, and no incentive options shall be granted to employees of such corporation, unless in each case, such corporation shall constitute a subsidiary as defined in clause (i) above.

    b. The fair market value of the common stock shall be determined in accordance with the applicable provisions of the Code or regulations issued thereunder, or in the absence of any such provisions or regulations, shall be deemed to be the last sale price at which such common stock is traded on the date in question as reported in the Wall Street Journal; or, if the Wall Street Journal is not published at the date in question or does not list the common stock, then in such other appropriate newspaper of general circulation as the Board may prescribe; or, if there is no sale of the common stock on the date in question or the last price at which the common stock traded is not listed, then the mean between the bid and asked price at the close of the market on such day.

  11. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in his duties; and provided, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

  12. Amendments. The Board may at any time discontinue granting awards under the Plan. The Board may at any time or times amend the Plan or amend any outstanding award or awards for the purpose of satisfying the requirements of
Section 422 of the Code or of any changes in applicable laws or regulations, to comply with any applicable laws and requirements of foreign jurisdictions or for any other purpose that may at the time be permitted by law, provided that no such amendment will adversely affect the rights of any Participant (without his consent) under any award theretofore granted. In addition, the Board shall not amend the provisions of the Plan insofar as they relate to awards granted under Section 13 hereof more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

  13. Non-Employee Directors. Notwithstanding anything to the contrary contained elsewhere herein:

    a. Eligible Directors and Grant. Each director who is not a full-time employee of the Company or any of its subsidiaries and is a director on April 8, 1992 shall be automatically granted on such date non-incentive stock options covering 10,000 shares of common stock and each non-employee director who is initially elected after April 8, 1992 and prior to February 20, 2002 shall be granted on the date of such election non-incentive stock options covering 10,000 shares of common stock, all such options to be exercisable with respect to one-fifth of the covered shares one year from the date of grant and with respect to an additional one-fifth each succeeding year.

    b. Terms of Options. The Final Exercise Date of options granted pursuant to Section 13(a) hereof shall be 10 years from the date of grant. If a director's service with the Company terminates for any reason other than death, in lieu of the provisions of Section 6(g) hereof, all options held by the director that are exercisable on the date of termination shall continue to be exercisable for a period of six months, but shall terminate immediately if the director was removed for cause or resigned under circumstances which in the opinion of the Board of Directors casts such discredit on the Company or him as to justify termination of his options. After completion of said six-month period, such options shall terminate to the extent not previously exercised, expired or terminated. All options held by a director that are not exercisable on the date such director's service with the Company terminates shall immediately terminate. The purchase price for shares of common stock issuable upon the exercise of options granted pursuant to Section 13(a) hereof shall be the fair market value of the common stock at the close of business on the date the option is granted, determined in accordance with Section 10(b) hereof; provided, however, that in no event shall the exercise price be less than par value per share.

                             DATA TRANSLATION INC.

                      KEY EMPLOYEE INCENTIVE PLAN (1992)

                                  UK ADDENDUM

1. DEFINITIONS

  For UK purposes, the following terms in this Addendum have the meanings set forth below.

  a. Date of Grant--The date on which an Option is granted.

  b. Fair Market Value--The market value of a share of the Company's Common Stock determined in accordance with the provisions of the Taxation of Chargeable Gains Act of 1992 and agreed for the purposes of the Plan with the Inland Revenue Shares Valuation Division.

  c. Full Time Director--A director who works for at least twenty five hours per week for Data Translation Limited excluding meal breaks.

  d. Incentive Stock Option--An Option granted to a Participant which meets the conditions of Section 422 of the US Internal Revenue Code. This section is set out in full at Appendix II of the UK Addendum.

  e. Key Employees--Employees, including officers or directors, who, in the opinion of the Board, can make significant contributions to Data Translation limited, as defined in Section 4 of the US Plan.

  f. Material Interest--In respect of a person's shareholding in the Company, shares beneficially owned or owned indirectly by the person and his associates which enable the person, together with his associates, to control (as defined in Section 416 ICTA 1988) more than 10% of the Company's stock.

  g. Option--an option to purchase shares of Common Stock granted under the Plan, as specified in Section 6 and 8 of the US Plan.

  h. Option Price--The price paid by a Participant upon exercise of an Option under the Plan.

  i. Participant--Any Full Time Director or any Qualifying Employee.

  j. Plan--The US Plan including this Addendum.

  k. Qualifying Employee--An employee who is contractually bound to work for at least twenty hours a week for the Company or any of its subsidiaries, excluding meal breaks.

  l. Relevant Emoluments--The emoluments of the employment (by virtue of which a person is an eligible Participant) such as are liable to be paid for the year of assessment when the Option is granted or, if higher, for the previous year of assessment. Those emoluments are those that are liable to paid to the Participant by the Company under the deduction of tax pursuant to Section 203 ICTA 1988 (Pay-As-You-Earn) after deducting from the amounts including by virtue of Chapter II of Part V ICTA 1988. If the eligible Participant has no relevant emoluments for the preceding year of assessment, the Relevant Emoluments shall be the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the year of assessment when the Options are granted in respect of which there are Relevant Emoluments.

  m. The Company--Data Translation Inc.

  n. US Plan--The Company's Key Employee Incentive Plan (1992) as from time to time in effect.

2. PREAMBLE

  a. This Addendum constitutes rules and regulations adopted by the Board of Directors of Data Translation Inc. pursuant to Section 5 (j) of the US Plan.

  b. This Addendum adapts the terms of the US Plan by imposing additional conditions on Options granted to UK employees in order to render the Plan capable of approval as an Approved Share Option Scheme under Section 185 and
Schedule 9 ICTA 1988.

  c. The adapted Plan is for the benefit of UK employees of Data Translation Limited.

  d. This Addendum is an addendum to the US Plan and should be read in conjunction with the US Plan. This Addendum is subject to the terms and conditions of the US Plan; provided, however, that such terms and conditions are limited to the extent that they differ from, or conflict with, the terms set out in this Addendum.

3. ELIGIBILITY OF EMPLOYEES

  The conditions set out in Section 4 of the US Plan should be taken to be limited as follows for US purposes:

  a. All Participants must be Full Time Directors or Qualifying Employees of Data Translation Limited.

  b. In the UK, no Participant must have, or have had within the preceding twelve months, a Material Interest in a close company (as defined for the purposes of paragraph 8 of Schedule 9 ICTA 1988), which is:

    (i) A company the shares of which may be acquired pursuant to the exercise of rights obtained under the US Plan; or

    (ii) A company which has control of such a company or is a member of a consortium which owns such a company.

  c. For the avoidance of doubt, any person precluded by paragraph 8 of
Schedule 9 ICTA 1988, may not obtain or exercise rights under the US Plan while so precluded.

  d. In the UK, the reference in Section 4 to 10% is to be read as 5%.

4. STOCK OPTIONS

  The nature of the Options is covered by Section 6 of the US Plan, with the following limitations:

  a. The reference in section 6(c)(1) to the timing of the exercise of Options is replaced for UK purposes by the following:

    Options shall be exercisable according to a schedule specified by the Board, but only after the third anniversary of the Date of Grant of the relevant Options and prior to the tenth anniversary or the earlier expiration thereof and not earlier than three years following the latest previous exercise by the Participant of any right obtained under the US Plan or any other approved share option scheme, which is not a savings related share option scheme, to circumstances in which
    (S) 185(3) ICTA 1988 applied.

  b. That portion of Section 6(h) of the US Plan which reads "(or for such further period as the Board may allow)" does not apply in the UK.

  c. The purchase price of Options shall be paid only in cash as provided in
Section 6(e) (i) of the US Plan.

5. LIMITATION OF RIGHTS

  a. Options may not be granted in the UK under the Plan at any time if to do so would cause the aggregate of the Option Price for all unexercised Options granted to the Participant under the Plan or any other share option scheme approved under Schedule 9 ICTA 1988 not being a savings related share option scheme established by the Company or by any associated company (within the meaning of Section 416, Income and Corporation Taxes Act 1988) of the Company to exceed a sum equal to the greater of (Pounds)100,000 or four times the Participant's Relevant Emoluments.

6. RESTRICTIONS

  a. The Directors shall not exercise any of the powers conferred on them under the Plan in such a way as to restrict transfers of shares which comprise or include shares acquired pursuant to Options granted under the Plan.

  b. Section 5 (g) of the US Plan shall not permit imposing restrictions on transfer in the UK, inasmuch as any restrictions are restrictions attaching to the shares.

  c. That part of Section 6(e) of the US Plan beginning "Without limiting" and ending with "gift or otherwise" does not apply in the UK.

  d. Except as contemplated by the Plan, no conditions restricting exercise will be imposed on Options granted to UK Participants without the prior approval of the Inland Revenue.

7. PLAN SHARES

  a. For the avoidance of doubt, it is confirmed that the Plan shares described in Section 8 of the US Plan will satisfy the provisions of paragraphs 10 to 12 and 14 of Schedule 9, ICTA 1988.

  b. Shares will be allotted within 30 days of the date of exercise of an Option.

8. MISCELLANEOUS

  a. Section 7 of the US Plan will not apply in the UK.

  b. Section 8(c) of the US Plan is replaced for UK purposes by Appendix I to this Addendum.

  c. No amendment to the US Plan or this Addendum affecting the operation of the Plan in the UK will be made without prior Inland Revenue approval.

  d. No adjustments to Options granted to UK Participants will be made without prior Inland Revenue approval.

        APPENDIX I TO UK ADDENDUM TO KEY EMPLOYEE INCENTIVE PLAN (1992)

CHANGES IN CONTROL

A. If at any time before the Final Exercise Date of an Option any person (either alone or in concert with others) obtains Control of the Company as a result of making:

  i. a general offer to acquire the whole of the issued ordinary share capital of the Company (or the whole other than any such share capital already held at the date of the offer by, or by a nominee for, the offeror, or any subsidiary thereof), which offer is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

  ii. a general offer to acquire all the Shares in the Company (or all other than any such Shares already held at the date of the offer by, or by a nominee for, the offeror or any subsidiary thereof)

  the Option Holder shall be entitled to exercise that Option during the period commencing when the persons making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied and ending six calendar months after the Commencement of the Option Period.

B. Notwithstanding the provisions of sub-clause (A) above if any company (hereinafter called "the acquiring company"):

  a. obtains control of the Company as a result of making

    i. a general offer to acquire the whole of the issued share capital of the Company which offer is made on a condition that if the condition is satisfied the acquiring company will have control of the Company

      or

    ii. a general offer to acquire all the shares in the Company which are of the same class as the Shares;

      or

  b. obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under Section 425 of the Companies Act 1985; or

  c. becomes bound or entitled to acquire shares in the Company under Sections 428 to 430 of the Companies Act 1985 any Option Holder may at any time within the appropriate period (as defined in sub-clause (D) below) by agreement with the acquiring company release his rights under the Plan (hereinafter called "the old rights") in consideration of the grant to him of rights (hereinafter called "the new rights") which are equivalent (as defined in sub-clause (E) below) to the old rights but relate to shares in a company other than the Company (being either the acquiring company or some other company within the provision of paragraph 10(b) or (c) of Schedule 9 to the Taxes Act) and the terms "Company" and "Shares" in this Plan shall thereafter be construed accordingly.

C. For the purposes of sub-clause (B) above the appropriate period means:

  a. in a case falling within (a) thereof a period of six months beginning with the time when the acquiring company has obtained control of the Company and any condition subject to which the offer is made is satisfied;

  b. in a case falling within paragraph (b) thereof the period of six months beginning with the time when the Court sanctions the compromise or arrangement; and

  c. in the case falling within paragraph (c) thereof the period during which the acquiring company remains bound or entitled as mentioned in that paragraph.

D. For the purpose of sub-clause (B) above the rights shall be equivalent to the old rights if the requirements of Paragraph 15(3) of Schedule 9 of the Taxes Act are met.

                                                                      EXHIBIT B

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER ("Merger Agreement") dated as of           ,
1996 by and between Data Translation, Inc., a Massachusetts corporation (the "Company"), and Data Translation, Inc., a Delaware corporation ("Newco").

  WHEREAS, the Company is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts;

  WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Delaware;

  WHEREAS, the Company has authority to issue 10,000,000 shares of Common Stock, par value $.01 per share (the "Company's Common Stock"), of which shares are issued and outstanding and none are held in the treasury of the Company and 1,000,000 shares of preferred stock, none of which has been issued;

  WHEREAS, prior to the Effective Date of the Merger (as such terms are hereinafter defined), additional shares of the Company's Common Stock may be issued upon the exercise of options to purchase the Company's Common Stock and pursuant to employee benefit plans of the Company and its subsidiaries;

  WHEREAS, Newco has authority to issue 25,000,000 shares of Common Stock, par value $.01 per share (the "Delaware Common Stock") and 1,000,000 shares of preferred stock (the "Delaware Preferred Stock");

  WHEREAS, one hundred (100) shares of the Delaware Common Stock are issued and outstanding, all of which are owned, beneficially and of record, by the Company;

  WHEREAS, the respective Board of Directors of the Company and Newco have determined that, for the purpose of effecting the reincorporation of the Company in the State of Delaware, it is advisable and in the best interest of both corporations that the Company merge with and into Newco upon the terms and conditions hereinafter provided and in accordance with the laws of the State of Delaware and The Commonwealth of Massachusetts in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; and

  WHEREAS, the respective Board of Directors of the Company and Newco have approved this Merger Agreement and directed that this Merger Agreement be submitted to a vote of their respective stockholders for approval.

  NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Newco hereby agree as follows:

  1. Merger. Subject to the terms and conditions of this Merger Agreement, the Company shall be merged with and into Newco (the "Merger") in accordance with
Section 253 of the Delaware General Corporation Law ("DGCL") and Section 79 of the Massachusetts Business Corporation Law ("MBCL") such that Newco shall be the surviving corporation (hereinafter referred to as the "Surviving Corporation"). The Merger shall become effective upon the date (the "Effective Date") on which a certified copy of this Merger Agreement or a Certificate of Merger, executed and acknowledged on behalf of the Surviving Corporation and the Company, in accordance with the requirements of the DGCL and the MBCL, has been filed with the Delaware Secretary of State and the Massachusetts Secretary of State.

  2. Certificate of Incorporation. The Certificate of Incorporation of Newco, as in effect on the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment, until thereafter amended in accordance with the provisions thereof and applicable laws.

  3. Directors, Officers and By-Laws. The directors of the Company immediately prior to the Effective Date shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the Surviving Corporation except that the person serving as Clerk of the Company shall serve as Secretary of the Surviving Corporation. The By-Laws of Newco, as in effect on the Effective Date, shall be the By-Laws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

  4. Succession. From and after the Effective Date, the Surviving Corporation shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of the Company; and the title to any real estate vested by deed or otherwise, in either of the Company and/or the Surviving Corporation, shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens on any property of either of said corporation shall be reserved unimpaired, and all debts, liabilities and duties of said corporations shall, as of the Effective Date, attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it, and any claim existing or action or proceeding pending by or against any of said corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The employees and agents of the Company shall become the employees and agents of Newco and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Company.

  5. Further Assurances. From time to time as and when requested by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of the Company and/or the Surviving Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, protect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interest, assets, right, privileges, immunities, powers, franchises, and authority of the Company, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of the Company, or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  6. Conversion of Shares.

    a. Upon the Effective Date, each share of the Company's Common Stock issued and outstanding or held in the treasury of the Company immediately prior thereto (other than shares of the Company's Common Stock in respect of which dissenters' rights shall properly have been exercised in accordance with the MBCL) shall, by virtue of the Merger and without any action on the part of any holder thereof, be changed and converted into one
  (1) fully paid and nonassessable share of Delaware Common Stock.

    b. Upon the Effective Date, the one hundred (100) shares of Delaware Common Stock currently issued and outstanding in the name of the Company shall be canceled and retired without any consideration being issued or paid therefor and shall resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof.

    c. Each outstanding option to purchase shares of the Company's Common Stock under any of the stock option or stock purchase plans of the Company (an "Old Option") and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of Delaware Common Stock which is equal to the same number of shares of Company's Common Stock which may be purchased under such Old Option. The exercise price per share under each Old Option shall be equal to the exercise price per share immediately prior to the Effective Date. All of the Company's stock option plans and stock options granted thereunder, outstanding immediately prior to the Effective Date are automatically amended to permit plan continuance and stock option continuance and conversion into those of the Surviving Corporation following the Merger notwithstanding any provisions heretofore contained in such plans or outstanding options providing for termination in the event of a merger in which the Company is not the surviving corporation.

  7. Stock Certificates. Upon the Effective Date, each certificate representing issued and outstanding shares of the Company's Common Stock (other than shares of the Company's Common Stock in respect of which dissenters' rights shall properly have been exercised in accordance with the
MBCL) shall be deemed and treated for all purposes as representing the shares of Delaware Common Stock into which such shares of the Company's Common Stock have been converted. Each stockholder of the Company may, but is not required to, exchange any existing stock certificates representing shares of the Company's Common Stock for stock certificates representing the same number of shares of Delaware Common Stock. All shares of Delaware Common Stock into which shares of the Company's Common Stock shall have been converted pursuant to this Merger Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. When the Merger becomes effective, the holders of certificates representing the Company's Common Stock outstanding prior to the Effective Date (except for shares of the Company's Common Stock in respect of which dissenters' rights shall have been properly exercised in accordance with the MBCL) shall cease to have any rights with respect to such stock, and their sole rights shall be with respect to the Delaware Common Stock into which their shares of the Company's Common Stock are to be converted by the Merger. Upon the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of the Company's Common Stock outstanding immediately prior to the Effective Date shall thereafter be made or consummated.

  8. Employee Option and Benefit Plans and Other Stock Rights. As of the Effective Date: (a) all employee option, benefit or compensation plans of the Company (collectively, the "Plans") and all obligations of the Company under the Plans, including the outstanding options granted pursuant to the Plans, and (b) all obligations of the Company under all other benefit or compensation plans and outstanding stock rights in effect as of the Effective Date with respect to which employee rights or accrued benefits or other rights are outstanding as of the Effective Date, shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee option, benefit or compensation plan of the Company provided for the issuance or purchase of, or otherwise related to, the Company's Common Stock, after the Effective Date such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Delaware Common Stock.

  9. Stockholder Approval. This Merger Agreement shall be submitted to a vote of the stockholders of the Company and the sole stockholder of the Surviving Corporation in accordance with the laws of The Commonwealth of Massachusetts and the State of Delaware, respectively. In the event that this Merger Agreement shall be not approved by the requisite vote of holders of two-thirds of the Company's Common Stock outstanding and entitled to vote at the Company's 1996 annual meeting or any adjournment thereof, this Merger Agreement shall thereupon be terminated without further action of the parties hereto.

  10. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Date with respect to any of the items contained herein.

  11. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Surviving Corporation or the Company or both, notwithstanding the approval of this Merger Agreement by the stockholders of the Company or the sole stockholder of Newco.

  12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, except to the extent the laws of the State of Delaware are required to apply to the Merger.

  IN WITNESS WHEREOF, this Merger Agreement is hereby executed as a sealed instrument on behalf of the Company and the Surviving Corporation by their respective duly authorized officers.

-------------------------------------     DATA TRANSLATION, INC.
ATTEST:                                    (a Massachusetts corporation)

By:                                         By:
   ----------------------------------          ---------------------------------
  Clerk                                       Chief Executive Officer

(Corporate Seal)

-------------------------------------     DATA TRANSLATION, INC.
ATTEST:                                    (a Delaware corporation)

By:                                       By:
   ----------------------------------         ---------------------------------
  Secretary                                  Chief Executive Officer

(Corporate Seal)

                                                                      EXHIBIT C

                         CERTIFICATE OF INCORPORATION

                                      OF

                            DATA TRANSLATION, INC.

  1. The name of this corporation is Data Translation, Inc.

  2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

  3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

  4. The corporation shall have two classes of stock, Common Stock, $.01 par value per share, and Preferred Stock, $.01 par value per share. The total number of shares that the corporation shall have authority to issue is 25,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.

  5. The name and mailing address of the incorporator is: Alfred A. Molinari, 100 Locke Drive, Marlboro, Massachusetts, 01752-1192.

  6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

  7. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

  8. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  9. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 9 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

  The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

  10. (A) Except as set forth in Section (D) of this paragraph 10, the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors shall be required for the approval or authorization of any Business Combination of the corporation with any Related Person.

  (B) For purposes of this paragraph 10:

    (1) The term "Business Combination" shall mean (i) any merger or consolidation of the corporation with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation the creation of a mortgage or any other security device of all or any substantial part of the assets of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (iii) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation (iv) any sale, lease exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the corporation or a subsidiary of the corporation, (v) the issuance of any securities of the corporation to a Related Person, (vi) the acquisition by the corporation or a subsidiary of the corporation of any securities of a Related Person, (vii) any reclassification of Common Stock of the corporation, or any recapitalization involving Common Stock of the corporation, consummated at a time that a Related Person exists and within two years after such Related Person becomes a Related Person, and (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

    (2) The term "Related Person" shall include any individual, corporation, partnership or other person or entity (collectively, a "Person") that together with its affiliates and associated beneficially owns in the aggregate 5% or more of the outstanding shares of the capital stock of any class of the corporation, and any affiliate or associate of any such Person; provided, however, that the term "Related Person" shall not include a Person that together with its affiliates and associates beneficially owned on December 31, 1995 in the aggregate more than 15% of the outstanding shares of any class of stock of the corporation's predecessor, Data Translation, Inc., a Massachusetts corporation, or any affiliate or associate of such Person.

    (3) The term "substantial part" shall mean more than 10% of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

    (4) With respect to any proposed Business Combination, the term "continuing director" shall mean (i) directors who were members of the board of directors at December 31, 1995 of the corporation's predecessor corporation, Data Translation, Inc., a Massachusetts corporation and (ii) any other director who was a member of the Board of Directors of the corporation immediately prior to the time that any Related Person involved in the proposed Business Combination became a Related Person (or, if the transaction involves more than one Related Person, immediately prior to the time the first of such Persons to become a Related Person became a Related Person).

    (5) Any Person shall be deemed to be the beneficial owner of any shares of stock of the corporation

      (i) that it owns directly, whether or not of record; or

      (ii) that it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

      (iii) that are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by an affiliate or associate; or

      (iv) that are beneficially owned, directly or indirectly, by any other Person or (including any shares which such other Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise) with which it or its affiliates or associates has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation.

    (6) The outstanding shares of stock of the corporation shall include shares deemed owned through the application of clauses (5)(ii), (iii) and
  (iv) above, but shall not include any other shares that may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

    (7) The term "affiliate" shall mean any individual, corporation, partnership or other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    (8) The term "associate" shall mean (i) any corporation or organization (other than this corporation or a majority-owned subsidiary of this corporation) of which such Person is an officer, director, trustee, partner or employee or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of this corporation or of any of its subsidiaries.

  (C) The Board of Directors of the corporation shall have the power to determine for the purposes of this paragraph 10, on the basis of information known to the Board of Directors, whether (1) a Person is a Related Person, and
(2) a Person is an affiliate or associate of another. Any such determination shall be conclusive and binding for all purposes of this paragraph 10.

  (D) The provisions of this paragraph 10 shall not apply to any Business Combination with any Person if (1) the Board of Directors of the corporation has approved a memorandum of understanding with such other Person with respect to such transaction prior to the time such Person became a Related Person; (2) such transaction is otherwise approved by the Board of Directors of the corporation, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were continuing directors; or (3) the Business Combination involves solely the corporation and a subsidiary greater than 50% of whose stock is owned by the corporation and none of whose stock is beneficially owned by a Related Person (other than beneficial ownership arising solely because of control of the corporation), provided that if the corporation is not the surviving company, each stockholder of the corporation receives the same type of consideration in such transaction in proportion to his stock holdings, the provisions of paragraphs 10 through 11 of this Certificate of Incorporation are continued in effect or adopted by such surviving company as part of its articles of association and such articles have no provisions inconsistent with such provisions, and the provisions of the corporation's by-laws are continued in effect or adopted by said surviving company.

  (E) This paragraph 10 may not be amended or rescinded except by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, at any regular or special meeting of the stockholders, but only if notice of the proposed alteration or amendment was contained in the notice of such meeting.

  11. The Board of Directors of the corporation, when evaluating any offer of another party, (a) to make a tender or exchange offer for any equity security of the corporation or (b) to effect a Business Combination (as defined in paragraph 10), shall, in connection with the exercise of its judgment in determining what is in the best interest of the corporation as whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

    (i) the interest of the corporation's stockholders;

    (ii) whether the proposed transaction might violate federal or state laws;

    (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transaction, current political, economic and other factors bearing on securities prices and the corporation's financial condition and future prospects; and

    (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

  12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class is required to be taken at an annual or special meeting of stockholders and may not be taken by written consent.

  13. The provisions of Section 203 of the Delaware General Corporation law shall not apply to the corporation.

  THE UNDERSIGNED, the sole incorporator named above, hereby certifies that
the facts stated above are true as of this    day of        , 1996.


                                          -------------------------------------
                                          Alfred A. Molinari, Jr.

                                                                      EXHIBIT D

                                    BY-LAWS

                                      OF

                            DATA TRANSLATION, INC.

           SECTION 1. LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

  1.1 These by-laws are subject to the certificate of incorporation of the corporation. In these by-laws, references to law, the certificate of incorporation and by-laws mean the law, the provisions of the certificate of incorporation and the by-laws as from time to time in effect.

                            SECTION 2. STOCKHOLDERS

  2.1. Annual Meeting. The annual meeting of stockholders shall be held at 10:00 a.m. on the second Wednesday in April in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may properly come before the meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting as (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder by the stockholder giving timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the corporation: (1) not less than 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders, on or before the close of business on the 15th day following the earliest date of public disclosure of the date of such meeting. For purposes of this section, the date of public disclosure of a meeting shall include, but not be limited to, the date on which disclosure of the date of the meeting is made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name, age and business and residential address, as they appear on the corporation's records, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth herein. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions hereof and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

  2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the chairman of the board, if any, the president or the board of directors. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.

  2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board, if any, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

  2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than 30 days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

  2.5. Quorum of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

  2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

  2.7. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

  2.8. Inspectors. The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

  2.9. List of Stockholders. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

                         SECTION 3. BOARD OF DIRECTORS

  3.1. Number. The corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office. Except in connection with the election of directors at the annual meeting of stockholders, the number of directors may be decreased only to eliminate vacancies by reason of death, resignation or removal of one or more directors. No director need be a stockholder.

  3.2. Tenure. Each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

  3.3. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

  3.4. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions.

  3.5. Committees. The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these by-laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

  3.6. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

  3.7. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, if any, the president or any one of the directors calling the meeting.

  3.8. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least 24 hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least 24 hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

  3.9. Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

  3.10. Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

  3.11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

  3.12. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

  3.13. Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

  3.14. Interested Directors and Officers.

  (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

    (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

    (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

    (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

  (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                        SECTION 4. OFFICERS AND AGENTS

  4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairman of the board, one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

  4.2. Powers. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

  4.3. Election. The officers may be elected by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

  4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

  4.5 Chairman of the Board of Directors, President and Vice President. The chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

  Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

  Any vice presidents shall have such duties and powers as shall be set forth in these by-laws or as shall be designated from time to time by the board of directors or by the president.

  4.6. Treasurer and Assistant Treasurers. Unless the board of directors otherwise specifies, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected, the treasurer shall, unless the board of directors otherwise specifies, also have the duties and powers of the controller.

  Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

  4.7. Controller and Assistant Controllers. If a controller is elected, he shall, unless the board of directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.

  Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.

  4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

  Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

                     SECTION 5. RESIGNATIONS AND REMOVALS

  5.1. Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by stockholders or directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such director. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent.

                             SECTION 6. VACANCIES

  6.1. If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these by-laws.

                           SECTION 7. CAPITAL STOCK

  7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

  7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.

                    SECTION 8. TRANSFER OF SHARES OF STOCK

  8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

  It shall be the duty of each stockholder to notify the corporation of his post office address.

  8.2. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

  In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no such record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                           SECTION 9. CORPORATE SEAL

  9.1. Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

                        SECTION 10. EXECUTION OF PAPERS

  10.1. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

                            SECTION 11. FISCAL YEAR

  11.1. The fiscal year of the corporation shall end on November 30 of each year.

                            SECTION 12. AMENDMENTS

  12.2. These by-laws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

                                                                      EXHIBIT E

                PROVISIONS OF THE GENERAL LAWS OF MASSACHUSETTS
               RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS

                   (SECTIONS 86 TO 98 OF CHAPTER 156B OF THE
                        GENERAL LAWS OF MASSACHUSETTS)

  86. RIGHT OF APPRAISAL. If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

  87. NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL RIGHTS. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

    "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in section 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts."

  88. NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME EFFECTIVE. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

  89. DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER. If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

  90. DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT. If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

  91. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC.; PARTIES TO BILL ETC.; SERVICE OF BILL IN CORPORATION; NOTICE TO STOCKHOLDER PARTIES ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

  92. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation, or accomplishments of the proposed corporate action.

  93. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

  94. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL, ETC. On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

  95. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC. The costs of the bill including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

  96. STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS. Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

    (1) A bill shall not be filed within the time provided in section ninety;

    (2) A bill, if filed, shall be dismissed as to such stockholder; or

    (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

  Notwithstanding the provisions of clauses (1) to (3) inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

  97. CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY STOCK, ETC. The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

  98. ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES TO BE EXCLUSIVE REMEDY; EXCEPTION. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                             DATA TRANSLATION, INC.
                         Annual Meeting of Shareholders
                                 April 10, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Alfred A. Molinari, Jr. and Peter J. Rice, and each of them, with power of substitution to each, to represent and to vote, as designated below, at the Annual Meeting of Shareholders to be held on April 10, 1996 at 10:00 a.m., and at any adjournments thereof, all shares of Common Stock of the Company as to which the undersigned would be entitled to vote if present. The undersigned hereby instructs such proxies or their substitutes to vote in such manner as they may determine on any matters which may come before the meeting, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of (i) fixing the number of directors at four and to elect the nominees for director or any nominees for which approval is not withheld, (ii) approving the increase by 1,000,000 the number of shares available for issuance under the Key Employee Incentive Plan (1992) for a total of 2,000,000 available under such plan, to set the maximum number of shares for which options may be granted thereunder in any year to any participant at 250,000 and to limit participation therein to key employees, (iii) approving the amendment to the Company's Articles of Organization to increase the Company's authorized Common Stock from 10,000,000 to 25,000,000 shares, (iv) approving the transfer of the Company's digital media and other assets related to the Media 100 product group to a new subsidiary of the Company to be organized in Delaware and (v) approving the reincorporation of the Company in Delaware by approving a merger agreement between the Company and a another subsidiary to be incorporated in Delaware and wholly owned by the Company.

            CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
                                                             SIDE

[X]  Please mark votes as in this example

The Board of Directors recommends a vote FOR the following proposals:

1. To fix the number of directors at four and for the following nominees except as marked to the contrary below:
Nominees:  R. Bradford Malt, Alfred A. Molinari, John A. Molinari, Paul J.
Severino

[_] For all nominees  [_] Withholding from all nominees

_____________________________________________
For all nominees except as noted above.

2. To increase by 1,000,000 the number of shares available for issuance under the Company's Key Employee Incentive Plan (1992) for a total of 2,000,000 shares, to set the maximum number of shares for which options may be granted in any year to any participant at 250,000 and to limit participation to key employees.

[_] For   [_] Against   [_] Abstain

3. To approve an amendment to the Company's Articles of Organization to increase the Company's authorized Common Stock from 10,000,000 to 25,000,000 shares.
[_] For   [_] Against   [_] Abstain

4. To approve the transfer of the Company's digital media and related assets to a new subsidiary which transfer may be deemed to be a transfer of all or substantially all of the assets of the Company pursuant to Section 75 of the Massachusetts General Laws, Chapter 156B.

[_] For   [_] Against   [_] Abstain

5. To approve the reincorporation of the Company from Massachusetts to Delaware pursuant to a merger of the Company into a subsidiary to be incorporated in Delaware.

[_] For   [_] Against   [_] Abstain



THIS PROXY WHEN EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, OR IF YOUR PROXY IS NOT MARKED TO WITHHOLD AUTHORITY FROM ANY NOMINEE FOR DIRECTOR, THEN THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES AND OTHER PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS OR ANY OTHER PROPOSAL FOR WHICH APPROVAL HAS NOT BEEN WITHHELD. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                               MARK HERE [_]
                                               FOR ADDRESS
                                               CHANGE AND
                                               NOTE AT LEFT


Please sign your name exactly as it appears on your stock certificates, write in the date and return the proxy as soon as possible. If the stock is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.


Signature_______________________________Date_______________

Signature_______________________________Date_______________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
   ACT OF 1934
  For the Fiscal Year Ended: November 30, 1995

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
   EXCHANGE ACT OF 1934
  For the transition period from     to

  Commission File Number: 0-14779

                            DATA TRANSLATION, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MASSACHUSETTS                            04-2532613
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
    ORGANIZATION OR INCORPORATION)                     NUMBER)

                                100 LOCKE DRIVE
                     MARLBOROUGH, MASSACHUSETTS 01752-1192
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                (508) 481-3700
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                    (NONE)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                         COMMON STOCK, $0.01 PAR VALUE

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                Yes  X                                 No

  Indicate by check mark if disclosure of delinquent filers pursuant to item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [_] .

  The aggregate market value of voting stock held by non-affiliates of the registrant was $87,166,437 as of January 31, 1996. The number of shares of Common Stock outstanding, $0.01 par value, as of January 31, 1996 was 7,862,195.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The information required in response to certain portions of Item 1 and Items 5, 6, 7, 8 of Part II of Form 10-K is hereby incorporated by reference to the specified portions of the registrant's Annual Report to Stockholders for the fiscal year ended November 30, 1995. The information required in response to
Part III of Form 10-K is hereby incorporated by reference to the specified portions of the registrant's Proxy Statement for the Annual Meeting of Stockholders to be held on April 10, 1996.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART 1

ITEM 1. BUSINESS

  Data Translation, Inc. ("Data Translation" or the "Company") is a leader in the design, development and manufacture of high performance digital media, data acquisition and imaging products. The Company's principal products are Media 100 (R), a digital media product that enables video producers to produce broadcast quality videos on a Macintosh computer, and digital signal processing boards and software, which use personal computers to receive analog signals, convert them to digital form and process the digital data. The Company's strategy is to leverage its core competence in digital media and digital signal processing to identify growth opportunities and develop products for emerging markets. See "Research and Development and New Products." The Company currently sells products through the following three business groups: digital media, data acquisition and imaging, and networking distribution.

COMPANY OVERVIEW

  The Company's core competence is in designing and developing systems which convert analog signals to digital data for processing and manipulation on a computer for data acquisition, imaging and most recently, digital media. In 1973, the Company began selling high-performance data acquisition boards for conversion and processing of analog signals, such as temperature, pressure and sound, to digital form in a computer. In 1983, the Company expanded its product line to include imaging products that process images from a video input. In the late 1980s, the Company identified an opportunity to apply its data acquisition and imaging expertise in audio and video to digital media. After more than three years of intensive research and development, the Company introduced the Media 100 product in August 1993.

  Media 100 is fundamentally an analog and digital conversion system, like Data Translation's earlier products, that enables users to capture video and audio into a Macintosh, perform random-access ("nonlinear") video editing and audio mixing, and directly produce a finished program with broadcast quality picture and compact disc quality sound. By combining high output quality with simple user operation, Media 100 targets a large market of video program producers, including nonbroadcast users, such as advertising agencies, independent producers, businesses, law firms, universities, governments and hospitals. The Company is targeting this growing corporate and institutional market which includes new users in addition to existing users of production video equipment. By eliminating the need to use comparatively complex and expensive mechanical videotape equipment to make a video, Media 100 empowers these individuals to compose finished videos largely on their own at relatively low cost.

  In August 1995, the Company introduced version 2.5 of Media 100 which incorporates a board that is compatible with the Peripheral Component Interconnect ("PCI") standard. This board, named Vincent(TM), is the first such board in the digital media market to be compatible with the newly introduced PCI-based Power Macintosh computers, as well as PCI-based personal computers using Intel microprocessors, such as Pentium, and Microsoft Windows.

  The market for the Company's data acquisition and imaging products is primarily technical users, such as engineers and scientists, interested in incorporating the Company's systems in their final product. These final products are designed for scientific research and analysis, test and measurement and industrial inspection. As such, the markets are affected by the level of government funding of research and of capital expenditures by companies. The Company has incorporated several new technologies in its data acquisition and imaging products, including the high speed PCI bus and software that is compatible with Windows 95 software.

  The Company also distributes, integrates and supports enterprise wide networking products manufactured by third party suppliers in the United Kingdom through a subsidiary. The products distributed include networking products manufactured by third party suppliers, such as 3Com Corporation ("3Com") and Hewlett-Packard Company ("Hewlett-Packard"). The Company believes its knowledge of the latest networking technologies, such as asynchronous transfer mode ("ATM"), will enable it to benefit from expected continued growth in this market. In addition, the Company believes that its networking technology expertise will contribute to the development of new digital media and imaging products. In September 1995, the networking distribution subsidiary became the first value added network distributor in the United Kingdom to be awarded the ISO 9002 accreditation, the international standard for quality systems.

  The Company's digital media, data acquisition and imaging and networking distribution businesses are described below. For geographical information, see
Note 8 of Notes to Consolidated Financial Statements included in the Company's 1995 Annual Report to Stockholders.

DIGITAL MEDIA

 Market

  New video and audio technologies are changing the way video, film and other digital media are produced and edited. Much like desktop publishing has replaced offset printing, digital, nonlinear video production technology, which allows users to instantly access any scene or sound from anywhere on a disk, has fundamentally improved the efficiency and productivity of working with video. This advancement has been facilitated by an exponential increase in microprocessing power, declining data storage costs and improved software programming tools.

  Industry sources have estimated that sales of desktop video were $4.8 billion in 1995, a 50% increase from the $3.2 billion in sales in 1994. The Company believes the corporate and institutional market includes a growing market of new users as well as existing users of video production equipment. The mass market is still emerging and will be determined, the Company believes, on the basis of price and applicable open standards.

  The Company believes there are three general types of end users of digital media production systems, professional, corporate and institutional, and mass market users, as described below. Within this market, the Company primarily targets the corporate and institutional users. The Company believes that customers will migrate down from costly high-end systems as well as migrate upward from non-integrated lower quality systems to a more cost effective and integrated high quality production system, such as Media 100.

  . Professional Users are broadcast, television and film producers, professional video post-production facilities and cable television stations that create finalized video programs for others or for broadcast. These users typically spend $50,000 or more on a video editing system.

  . Corporate and Institutional Users include businesses, hospitals, advertising agencies, law firms, government agencies, colleges, universities and independent post-production facilities. These are users who are creating videos themselves. The average cost of a system for a corporate or institutional user ranges between $15,000 and $50,000.

  . Mass Market Users are early stage users who desire to use video for informal presentations, for consumer-type video needs or for in-house communication within corporations or institutions. They are using a non-integrated system and are attracted by the low purchase price of $15,000 or less.

 Strategy

  The Company's strategy in digital media is to target corporate and institutional users by offering a product that combines high output quality with ease of use at an affordable price. The Company's strategy includes the elements described below.

  . Ease of Use. By simplifying the process of working with video, the Company focuses not only on existing users of video equipment but new users. The Company's aim is to make video personal by empowering individuals to complete video projects on their own or within small departments from a Macintosh.

  . Expanding the Market. The Company intends to continue to lower its manufacturing costs and reduce the price of Media 100 to capture additional market share and ultimately to increase revenues. The

    Company believes that its strategy of reducing the price of a Media 100 system over time, as well as Media 100's ease of use will result in a substantial increase in the number of new users of Media 100. See "Business--Digital Media--Product and Options."

  . Open Systems Architecture. The Company uses open standards in designing the hardware and software system components to give Macintosh end users the flexibility to select the system components themselves, including the model of Macintosh, monitors and disk drives.

  . High Quality Video and Audio. The Company builds high performance hardware and software systems to support broadcast quality pictures and compact disc quality sound.

  . Complete Solution. The Company is committed to providing a product to accomplish online and off-line draft editing all on one system (All-On-One(TM) Mastering) with high output quality and additional features, such as titling, special effects and animation.

  . Distribution Through Value-Added-Resellers ("VARs") and Distributors. The
    Company sells Media 100 through VARs and distributors and not directly to its customers as certain of its competitors do. The Company believes that by not directly competing with its VARs and distributors, it has established a loyal distribution channel.

 Product and Options

  Media 100 consists of a core system composed of the Vincent PCI platform board, software and a variety of software and support options. This approach allows users to choose which features to buy and allows them to easily upgrade their digital media systems over time according to their needs and budget. In addition, by offering only a single core system at relatively low cost, the Company facilitates entry level purchases and simplifies its own operations as well as those of its resellers, distributors and end users.

  The Company markets Media 100 as an open system. Users can choose required system components themselves, including the model of Macintosh, monitors and disk drives. These components are standard to personal computing and widely available. Authorized resellers through which Data Translation sells Media 100 can integrate these components for end users; however, users who already own some or all required system components may purchase Media 100 and selected options alone from a reseller.

  In August 1995, the Company began shipments of a new generation of Media 100, version 2.5, which incorporates the Company's proprietary Vincent platform. This system is comprised of a single PCI board, as compared to the previous version of the Media 100 system consisting of two NuBus boards, and additional software and hardware to support faster, higher-quality effects and graphics processing. The board, named Vincent, is the first such board in the digital media market to be competitive with the PCI standard. Vincent operates on the newly introduced PCI-based Power Macintosh computers and PCI-based personal computers using Intel microprocessors, such as Pentium, and Microsoft Windows. Media 100 version 2.5 has a built-in waveform monitor and vectorscope as well as new features for manipulating up to eight tracks of audio in real time while playing video.

  Media 100 and its related options are described below. The Company is also developing additional software option packages with enhanced features, including advanced editing and advanced special effects. Completely configured Media 100 systems range in price from approximately $25,000 to $40,000, of which the Company receives from approximately $11,000 to $23,000. The Company continually reviews the pricing of Media 100 and related software options to be competitive in the market. Net sales from digital media products were 41.8%, 24.7% and 3.1% of total net sales for fiscal years ended November 30, 1995, 1994 and 1993, respectively.

  In the first quarter of 1996, the Company announced a lower cost model of Media 100 with fewer features, which is compatible with its existing products and other third party video editing software applications such as Adobe Premiere. The Company intends to offer a means for users to upgrade their system to add features and capabilities. The Company plans to market and sell this product through its existing channel of value-added resellers with special video expertise as well as through an expanded number of computer-oriented resellers. The Company intends to market this product to Apple QuickTime(TM) users, professional consumers and other entry-level users interested in editing video on a Macintosh. The Company initially anticipates an end user price of under $15,000 for a completely-configured system including a Macintosh computer and disk drives of which the Company receives under $5,000 for the product itself. This lower cost model is part of the Company's strategy to expand its market in digital media which it anticipates shipping in the second quarter of fiscal 1996.

  Media 100 is a digital video system that captures complete source video (both fields) and compact disc quality audio and stores this source material digitally on standard SCSI disk drives connected to the user's Macintosh. Media 100 is available in domestic and major international video formats (NTSC in North America and Japan and PAL in Europe). To perform editing, users can instantly access any scene or sound from anywhere on the disk. This random-access, or nonlinear, real time performance greatly enhances editing by simplifying the process and eliminating the shuttling wait-time and rerecording time working from videotape. When Media 100 plays back video for preview, display or final recording, the output quality is online, which means it is virtually indistinguishable from the quality produced by videotape equipment used for broadcasting. Media 100's user interface, built to Apple Macintosh user interface standards, simplifies editing and is expandable with software options to perform effects, graphics, titling and other advanced operations.

  POWER Option(TM) is a software option which contains powerful features to make creating video easier. This option includes All-On-One Mastering, which lets users edit large quantities of source video in a draft mode (offline) and finish with online output quality all on one sysytem. Other features include FastFX(TM) for accelerating video effects rendering and PowerLog logging.

  HDR Option(TM) is a software option which improves the Media 100 core system's video output quality through the support of broadcast component signal inputs and outputs, as well as by allowing users to reduce compression levels to as low as 4:1 for NTSC and 5:1 for PAL video formats. This option also expands the core system's real time audio mixing from four to eight tracks.

  Suite Deal(TM) is a bundled option package which includes: FX Option for supporting over 50 video effect types using an open, "plug in" architecture licensed from Adobe Systems; CG Option for keying high-quality, anti-aliased titles and graphics over video; EDL Option for generating a standard-format edit decision list (EDL); and, in North America, the Platinum Support Agreement (as described below).

  Whole Deal(TM) is a bundled option package which includes Suite Deal, POWER Option, and HDR Option at a reduced price.

  Platinum(TM) Support Agreement gives Media 100 users a year of toll-free technical support, automatic, free upgrades, and preferred pricing on upgrades, replacement hardware, and some new products, and a subscription to a quarterly newsletter. The Platinum Support Agreement is available only in North America.

 Technology and Product Features

  Data Translation has designed Media 100 as an integrated hardware and software system which offers high performance and is compatible with the Macintosh. The Company believes the basic performance of its hardware and software produces broadcast quality picture and compact disc quality sound, with an open system design. Data Translation's control of the development, design and manufacturing of both the hardware and software of Media 100 allows it to conform one to the other, specifically and solely to support the user requirements of the target market.

  Media 100's core hardware includes broadcast quality video input and output decoder/encoder subsystems, a proprietary, dynamically-variable JPEG compression subsystem, a 16-bit eight-track real time digital audio subsystem, and two high-speed 32-bit microprocessors responsible for transferring digital audio and video data, at throughput rates up to 30 megabytes per second, inside the Macintosh in lieu of using the Macintosh processor alone as other video editing systems do. The latest version of this hardware consists of the Vincent platform, operates with excellent noise immunity and is the primary technical facilitator of real time, nonlinear performance with output which provides broadcast quality video and compact disc quality audio. The output video is 30 frames per second, 60 fields per second (NTSC) or 25 frames per second, 50 fields per second (PAL) and synchronized to multiple tracks of compact disc quality audio.

  The software features a proprietary operating system which is unseen by users and integrated with the standard Macintosh operating system. This software governs low-level Media 100 hardware operations to ensure real time performance, particularly by controlling the two onboard microprocessors in concert with the Macintosh processor. Layered on top of this low level of software, Media 100 incorporates a higher layer of software called application software, through which the user controls every function of the Media 100 system.

 Customers and Sales

  In the United States, the Company authorizes and sells solely through a network of specialized Value-Added-Resellers ("VARs") who integrate and support Media 100 systems sales. The Company has focused on attracting a loyal and growing following of highly qualified VARs in the United States by offering attractive margins and factory support. The Company does not compete with its resellers by selling directly to end users. Internationally, the Company authorizes and sells solely through subsidiaries and distributors, which act as resellers or establish reseller networks in their respective territories. The Company typically enters into agreements with its international distributors which usually are terminable for cause and has arrangements with its domestic distributors which are generally terminable by either party at will.

  The Company manages its sales through a team of regional managers and sales support personnel. Both the Company and resellers provide end user customer support which provides 90 days of free technical support. By purchasing a Platinum Support Agreement, end users in North America may extend that support for additional one year periods.

 Competition

  The digital media market is highly competitive and fragmented with a large number of suppliers providing different types of products, both linear and nonlinear, to different segments of the market. The primary competitive factors in markets composed of either existing users of videotape equipment or new users are: (i) ability to do fast, easy nonlinear editing; (ii) open system design and support for continuous feature improvement, especially for advanced features like digital video effects; (iii) online picture and audio quality; (iv) ability to edit and to create special features such as titling and animation all on one system; and (v) price.

  In the emerging market of corporate and institutional users, the Company has encountered competition primarily from Avid Technology, Inc. ("Avid"), which has greater financial resources than the Company, as well as Truevision and Radius Inc. Because this market is new and still evolving, it is difficult to predict future sources of competition; however, competitors will also include larger vendors, such as Matsushita Electric Industrial Company Limited ("Matsushita") and Sony Corporation ("Sony") which currently compete in the market of professional users.

  To the extent that the Company has sold into the market of professional users, the Company has encountered competition primarily from Avid and ImMIX (a division of Carlton Communications PLC) in this market. In addition, competition in this area comes from comparably sized or smaller competitors, such as Matrox Electronic Systems Ltd. and FAST Electronic GmbH, as well as much larger vendors, such as Matsushita and Sony, both of which have announced plans to introduce digital, nonlinear editing systems. The Company expects that other vendors of analog videotape editing equipment, many of which have substantially greater financial, technical and marketing resources than the Company, will develop and introduce competing digital, nonlinear systems.

DATA ACQUISITION AND IMAGING

 Market

  The primary markets for data acquisition and imaging products are scientific research and analysis, test and measurement, and machine vision and inspection. End users include original equipment manufacturers, research laboratories, universities, hospitals and government agencies. Users require highly accurate, real time measurement and control of analog signals, such as temperature, pressure, sound and video.

  The Company believes it is one of the top five suppliers in each market although the data acquisition and imaging markets are highly fragmented. These markets have been adversely affected in recent years by reduced government funding of research and lower levels of corporate capital expenditures. Industry organizations estimate overall sales in these markets were approximately $250 million in 1994.

 Strategy

  In the data acquisition and imaging area, the Company is focused on providing system solutions which include not only exceptional hardware but also powerful, easy to use software. The Company will continue to invest in its current data acquisition and imaging markets, while identifying new applications and growth opportunities in the industrial control, high end test and measurement and machine vision and inspection markets. During fiscal 1995, the Company adopted new technologies in an effort to increase the marketability of its data acquisition and imaging products.

 Products

  The Company's data acquisition and imaging products are designed to facilitate (i) the high-speed capture of analog signals representing physical events, such as temperature, pressure, sound and video, (ii) the fast conversion of such signals into digital form and (iii) the use of such digital signals in PCs for processing. These capabilities permit customers to use PCs to identify, measure, analyze and control physical phenomena (data acquisition) and to analyze or enhance video images (imaging).

  The Company's data acquisition and imaging systems consist of plug-in cards and Windows-based software which provide an integrated, high performance systems solution to the general scientific and measurement marketplace. These systems allow customers to configure their own PC-based data acquisition, signal processing or imaging system with higher performance and lower cost than alternative pre-packaged or custom-integrated systems. Users are able to integrate these products more quickly into their systems thereby reducing their development time. DT-Open Layers(R) forms the basis of several key software products manufactured by the Company, the most important of which are DT-VEE(TM) for Microsoft Windows, GLOBAL LAB(R) Image and Software Development Kits ("SDKs"). Over a three year period the Company defined and developed DT-Open Layers, a standard set of software protocols under the Microsoft Windows operating system. DT-Open Layers simplifies programming and accelerates the development of new software products and permits customers to replace circuit boards and add new functions. These products offer leading-edge functionality for data acquisition and imaging under Windows while allowing customers to protect their software investments and develop solutions more quickly.

  The Company sells over 300 data acquisition and imaging products which range in list price from $595 to $4,995. Domestically, the Company sells such products directly, and internationally, the Company sells both directly and through distributors. Such prices do not reflect distributor discounts for international sales, which range from approximately 20% to 35% on hardware products and up to approximately 50% on software applications. Net sales from data acquisition and imaging products were 30.1%, 44.7% and 66.5% of total net sales for fiscal years ended November 30, 1995, 1994 and 1993, respectively.

  Data acquisition products provide capabilities ranging from simple measurement to advanced digital signal processing (DSP) functions. While researchers, systems integrators and original equipment manufacturers

("OEMs") have been predominant data acquisition users in the past, new data acquisition markets have emerged in the industrial and medical areas, such as industrial inspection, medical diagnostic/therapeutic applications, high-performance control, vibration analysis, acoustics, test and measurement and liquid and gas chromatography applications. Customers incorporate Data Translation's data acquisition boards into PCs to measure real-world parameters, including temperature, pressure, acceleration and sound; to analyze this data; and to use the results to control real-world events and processes. For example, an equipment manufacturer in Canada uses the Company's Fulcrum(TM) board to monitor and control the vibration of magnetic ball bearings in large pump shafts.

  The Company's imaging products may be used in a number of applications. In scientific imaging applications, images can be captured from video cameras for analysis, or images can be captured from cameras mounted on microscopes to identify and count cells. In machine vision applications, images can be captured and processed immediately in real time for fast, accurate inspection of manufactured parts. In medical applications, images can be captured from different diagnostic devices, such as CAT scanners or ultrasound imaging devices, for enhancement, analysis and display. For example, the Company's MACH series imaging board is used in an opthamology system which maps the cornea for the purpose of making a diagnosis or fitting a contact lense.

  The Company has incorporated several new technologies in its products. For example, the Company's frame grabber, a product which combines software with proprietary circuits that permit users to acquire data from a variety of video inputs, now utilizes the PCI bus architecture. In addition, the Company has begun using the Display Connect Interface ("DCI") standard in certain of the Company's frame grabber products. Finally, the Company has adopted the Personal Computer Memory Card International Association ("PCMCIA") standard, a new technology for the portable acquisition of data.

  The Company's new data acquisition and imaging products include the following:

  . DT7101 memory card, a PCMCIA standard product targeted at the portable data acquisition and field services markets;

  . DT3001 data acquisition product, which utilizes the PCI bus;

  . DTVEE(TM) 3.0, an upgrade of the Company's visual programming application software for building data acquisition systems, which now has improved functionality, user interface functions and performance; and

  . Frame Grabber SDK, DT-Open Layers support for the Company's frame grabber products.

 Technology and Product Features

  The Company believes that since its inception in 1973 it has been an industry leader in hardware design for signal processing technology. The Company established and continues to develop leading products in high performance signal integrity and high speed boards. In the past four years, the Company introduced system solutions that integrate both hardware and software to help the customer more easily measure and analyze data. Over the last several years the Company has added to its expertise in hardware development through DT-Open Layers to construct more systems oriented products. The trend towards offering complete solutions to end users has meant an increased focus on software development.

 Customers and Sales

  The Company sells its data acquisition and imaging products to end users and OEMs for use primarily in the scientific, medical and industrial markets. End users include manufacturers, research laboratories, universities, hospitals and government agencies.

  Data Translation sells its data acquisition and imaging products through a comprehensive, widely distributed annual catalog, an in-house telemarketing force and extensive advertising and promotional campaigns. The Company has a full-time sales and administrative staff of over 30 employees in the United States to support catalog sales. International sales are supported by three subsidiaries and various distributors throughout Europe, Asia and the Pacific rim.

 Competition

  Data Translation competes in the data acquisition market principally with National Instruments Corporation and Keithley Instruments, Inc. and in the imaging market with Matrox Electronic Systems Ltd. and Imaging Technology, Inc., all of which may have substantially greater financial, technical and marketing resources than the Company. The Company also competes with a number of smaller companies in each of these markets. The Company's data acquisition and imaging products compete on the basis of ability to supply an integrated system solution of hardware and software, price and performance.

NETWORKING DISTRIBUTION BUSINESS

 Market

  The market in the United Kingdom for networking products is composed principally of businesses and organizations which require high performance products and the technical support to integrate such products into their systems. In the United Kingdom, the Company, through a subsidiary Data Translation Networking Limited, distributes networking products manufactured by third party suppliers. The Company believes the market for enterprise wide networking products in the United Kingdom will continue to grow as has the market in the United States.

 Strategy

  In the networking distribution market in the United Kingdom, the Company seeks to grow its business with the enterprise wide networking business in general and to expand its supplier and reseller base. Data Translation works to build highly valued relationships with suppliers and customers which it believes have been the key to its growth.

  As part of its overall strategy, the Company believes that its knowledge of the latest networking products and technologies contribute to the development of products in the digital media and imaging markets. For example, new technologies, such as ATM, will allow video transmission in real time from remote locations and therefore affect the future evolution of Media 100 in a network environment. Another part of the Company's strategy is to focus on emerging high value-added technologies. The Company believes that it distinguishes itself from other distributors by the fact that a significant number of its employees, including sales personnel, in its networking distribution business are technically trained. In September 1995, the Company's networking distribution subsidiary became the first value added network distributor in the United Kingdom to be awarded the ISO 9002 accreditation, the international standard for quality systems.

 Products and Services

  Data Translation distributes externally sourced network peripherals in the United Kingdom. These products are manufactured by several suppliers, including 3Com, Hewlett-Packard, Shiva Corporation and U.S. Robotics Inc. The primary products are high value added, systems-oriented solutions that interconnect computers and networks, such as routers, switches, bridges and hubs. 3Com recently recognized Data Translation Networking Limited as its top distributor of internetworking products for 3Com's fiscal year 1995. The Company enters into annual contracts with its suppliers, some of which sell directly into the market. Net sales from networking distribution products were 28.1%, 30.6% and 30.4% of total net sales for fiscal years ended November 30, 1995, 1994 and 1993, respectively.

  In addition, the Company builds its customer base by supplying its customers with services such as technical training, maintenance and sophisticated technical support on a fee for services basis. The Company relies on highly trained sales and support engineers to provide the latest networking tools and systems to help increase a customer's productivity and information exchange.

 Customers and Sales

  The Company distributes networking products principally to a large number of VARs, systems integrators and retail dealers and, to a lesser extent, to end users in the United Kingdom. As with its data acquisition and imaging products, the Company distributes its networking products through a comprehensive, widely distributed annual catalog, an in-house telemarketing force and extensive advertising and promotional campaigns. In addition, the Company uses a direct sales team in the United Kingdom.

 Competition

  The Company attempts to distinguish itself in the United Kingdom by selling high value added products and services and offering the latest state-of-the-art networking products. The Company's direct competitors in the United Kingdom networking distribution business are Azlan Group PLC and Persona Group PLC and numerous other larger competitors that have substantially greater financial, technical and marketing resources than the Company as well as numerous smaller competitors. Competition in the United Kingdom for networking products is based primarily on price and value added services.

RESEARCH AND DEVELOPMENT AND NEW PRODUCTS

  The Company intends to continue to invest in research and development for new products and for enhancements to existing products. The Company is targeting spending on research and development at an annual rate of approximately 10% of total net sales. For the fiscal year ended November 30, 1995, the Company invested approximately $7,612,000 or 10.5% of total net sales on product development.

  The Company employed, as of January 31, 1996, 77 full-time engineers whose primary duties relate to product development. Outside firms and consultants are selectively engaged to develop or assist with development of products when favorable opportunities exist.

  For Media 100, the Company is focused on continued software and hardware development. The Media 100 application software is being improved to include advanced features. In addition, the Company has developed support for operating with the computer video standard developed by Apple QuickTime, and is continuing to develop greater support for operating with QuickTime applications from third parties.

  In the data acquisition and imaging area, the new areas for hardware development include the integration of ASICs (application specific integrated circuits) into circuit boards, which will reduce cost and advance the development of new computer bus technologies (e.g., PCMCIA and PCI). The Company's software development in data acquisition and imaging centers on supporting the introduction of Windows 95. The Company is also developing graphical programming application software, which will simplify application development by the customer.

  In addition, the Company recently began development of a product which will allow a Windows based PC user to easily add VHS-quality digital video and Compact Disc quality audio to any desktop application. Similar to the Company's other products, this new digital video product will take the form of an integrated hardware and software solution. The Company is in the process of investigating distribution channels and is planning shipment of the product during the second half of fiscal 1996.

MANUFACTURING

  Data Translation manufactures all of its products at its facility in Marlboro, Massachusetts. The Company believes its control of manufacturing significantly contributes to hardware design improvements, and allows for quicker turn-around of engineering changes for shipment to the market. The Company periodically assesses its production efficiencies against the benefits of outsourcing certain hardware production.

  In manufacturing, the Company seeks to be the leader in both technology and management. The Company has adopted the philosophy of Total Quality Management
(TQM), which is a systematic approach to continuous improvement. In September 1994, the Company achieved IS09001 Quality System Certification, a certification by an internationally accredited organization that the Company has a documented quality system. IS09001 certification is a requirement for some exports to the European Community and is seen as a sales advantage by many United States customers. The Company uses work cells with higher volume products which, together with Just-In-Time techniques, allows the Company to provide five-day shipment on most customer orders.

  The Company's fully integrated assembly and test operations enable it to produce approximately 30,000 assembled printed circuit boards per year. In addition, circuit boards and modules are designed using advanced computer-aided-design (CAD) technology. Manufacturing capabilities include the assembly of fine pitch, surface mount electronic devices utilizing state of the art pick and place robotics for high density, multi-layered, single or double sided boards. A majority of the Company's shipments incorporate surface-mount components. Initial testing is performed to assure that products are free from process-related defects after assembly. Following this, a complete functional test is performed twice on each board, with an environmental stress screen between tests to eliminate defects and assure long-term reliability of products. The Company uses automated test equipment to assure product quality, improve throughput and increase production yields.

  Components used in circuit board assembly are generally available from several distributors and manufacturers, although in the case of certain products, only one or two manufacturers are capable of the appropriate circuit board assembly. Suppliers are selected based on their ability to provide defect-free products quickly at low cost. Data Translation continuously measures the performance of key suppliers. Special programs are used to speed availability of material and protect the Company from unplanned shifts in product demand. These programs include ship-to-stock, and point-of-use bonding, a program where suppliers hold material on-site at Data Translation and as the material is used, title transfers to Data Translation and payment is made. Certain components used by the Company do not have ready substitutes or have been subject to industry-wide shortages. There can be no assurance that the Company's inventories would be adequate to meet the Company's production needs during any interruption of supply. The Company's inability to develop alternative supply sources, if required, or a reduction or stoppage in supply, could adversely affect its operations until new sources of supply become available.

PROPRIETARY RIGHTS

  The Company owns ten United States patents, expiring from March 2001 through August 2013, and has six pending patent applications in the United States, none of which the Company believes is material. The Company applied for seven separate patents covering elements of the Media 100 core system of which two have been granted.

  The Company believes that its success depends primarily on the proprietary know-how, innovative skills, technical competence and marketing abilities of its employees.

BACKLOG

  Most customers order products on an as-needed basis, relying, in the case of most products, on the Company's five-day delivery capability. As a result, the Company believes that its backlog at any point in time is not indicative of its future sales.

EMPLOYEES

  As of January 31, 1996, the Company employed approximately 347 persons worldwide. None of the employees are represented by a labor union. The Company believes it has good relations with its employees.

  Competition for employees with the skills required by the Company is intense in the geographic areas in which the Company's operations are located. The Company believes that its future success will depend on its continued ability to attract and retain qualified employees, especially in research and development.

ITEM 2. PROPERTIES

  The Company maintains its principal executive, engineering, manufacturing and sales operations in a 103,000 square foot facility located in Marlboro, Massachusetts. The building is leased from Nason Hill Trust

(the "Trust"), a nominee trust of which Alfred A. Molinari, Jr., Chief Executive Officer and Chairman of the Company, and his wife are the sole trustees and beneficiaries.

  The Company's principal facilities are leased from the Trust under operating leases expiring on December 1, 1999. Pursuant to an amendment dated November 29, 1989, the annual lease payments are equal to the sum of (i) $1,092,000 and
(ii) any additional interest costs payable by the Trust in such year under a note in favor of Shawmut Bank, N.A. due to the failure of the Company to maintain the financial ratios required for the most favorable interest under such note. In addition to such lease payments, the Company bears all of the tax, insurance and other costs of operating the facilities and, under certain circumstances, various costs and expenses associated with four series of industrial revenue bonds, the proceeds of which were used in connection with the facilities. Total rental expense charged to operations under the leases as then in effect was $1,092,000 for each of the fiscal years 1995, 1994, and 1993.

  The United Kingdom operations are conducted in an 18,050 square foot facility in Wokingham, Berkshire, England, that is leased by Data Translation Networking Limited under a twenty-five year net lease. Data Translation Networking Limited has an option to terminate the lease in 1997. The minimum annual basic rent is approximately $257,000 per year.

  The German operations are conducted in a 2,420 square foot office facility in Bietigheim-Bissingen, Germany that is leased under a five-year lease, expiring in 2000, by Data Translation GmbH. The minimum annual basic rent is approximately $58,000 per year.

  The Italian operations are conducted in an 1,100 square foot office facility in Brescia, Italy that is leased under a six-year lease, expiring in 1998, by Data Translation S.r.l. The minimum annual basic rent is approximately $24,000 per year.

ITEM 3. LEGAL PROCEEDINGS

  On June 7, 1995, a lawsuit was filed against the Company by Avid Technology, Inc., a Massachusetts-based company ("Avid"), in the United States District Court for the District of Massachusetts. The complaint alleges patent infringement by the Company arising from the manufacture, sale, and use of the Company's Media 100 products. The complaint includes requests for injuctive relief, treble damages, interest, costs and fees. On July 28, 1995, the Company filed an Answer and Counterclaim denying any infringement and asserting that the patent in question is invalid. Discovery by the parties is currently underway. The Company intends to vigorously defend the lawsuit, which is currently early in the pre-trial stage. In addition, Avid has filed papers in the United States Patent and Trademark Office requesting reissuance of the patent and stating that it seeks patent claims broader than those set forth in the existing patent. The reissuance proceedings remain pending. If such broader claims were to issue, the Company expects that Avid would seek to incorporate such claims into the litigation, although Avid has made no reference to the reissue proceedings in the litigation to date. If the Company does not prevail in the action, it could be required to pay substantial damages for infringement and cease offering products that allegedly infringe such patent, either of which results would have a material adverse effect on the Company. Alternatively, the Company could be required to seek to obtain a license under the patent. If so, there can be no assurance that such a license would be available to the Company or, if available, that the terms of any such license would be satisfactory. Moreover, the pendency and expense of the litigation could adversely affect the Company's business, market share, financial condition and operating results, regardless of the outcome of the litigation. There can be no assurance that the Company will prevail in the litigation, or that any of the above-described effects of the litigation, whether or not successful, will not be material.

  From time to time, the Company is involved in disputes and/or litigation encountered in its normal course of business. The Company does not believe that the ultimate impact of the resolution of any outstanding matters will have a material effect on the Company's financial condition or results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

  There were no matters submitted to a vote of stockholders during the fourth quarter of fiscal 1995.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.

  The information required by this Item is incorporated herein by reference to the "Quarterly Stock Prices" table appearing on page 23 of the Company's 1995 Annual Report to Stockholders.

ITEM 6. SELECTED FINANCIAL DATA

  The information required by this Item is incorporated herein by reference to the "Selected Financial Data" appearing on page 23 of the Company's 1995 Annual Report to Stockholders.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

  The information required by this Item is incorporated herein by reference to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing on page 24-26 of the Company's 1995 Annual Report to Stockholders.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

  The information required by this Item and not filed with this report is incorporated herein by reference to pages 28-39 of the Company's 1995 Annual Report to Stockholders.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  Not applicable.

                                   PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

  The Company will furnish to the Securities and Exchange Commission a definitive Proxy Statement (the "Proxy Statement") not later than 120 days after the close of its fiscal year ended November 30, 1995. The information required by this Item is incorporated herein by reference to "Election of Directors", "Executive Officers", and "Compliance with Section 16(a) of the Exchange Act" in the Proxy Statement.

ITEM 11. EXECUTIVE COMPENSATION

  The information required by this Item is incorporated herein by reference to "Executive Compensation" in the Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The information required by this Item is incorporated herein by reference to "Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The information required by this Item is incorporated herein by reference to "Certain Relationships and Related Transactions" in the Proxy Statement.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

  The following documents are filed as part of this report:

  (a) 1. Financial Statements

  The financial statements listed in the accompanying Index to Consolidated Financial Statements and Schedules on page 16 are filed as part of this report.

  2. Financial Statement Schedules

  The schedules listed in the accompanying Index to Consolidated Financial Statements and Schedules on page 16 are filed as part of this report.

  3. Exhibits

  The exhibits listed below are filed with or incorporated by reference in this report.

    3.1   Articles of Organization of Data Translation, Inc., as amended/1//0/
    3.2   By-laws of Data Translation, Inc., as amended/1//0/
    4.    Specimen common stock certificate/1//1/
   10.1   Key Employee Incentive Plan (1982) and form of Stock Option
          Certificate/3/ /7/
   10.2   1986 Employee Stock Purchase Plan as amended/3/ /8/
   10.3   Data Translation, Inc. Double Sheltered Retirement Plan/2/
   10.4   Lease dated as of December 1, 1979 with Nason Hill Trust, as amended/1/
   10.5   Lease dated as of April 1, 1981 with Nason Hill Trust, as amended/1/
   10.6.A Fifth amendment to lease dated as of April 22, 1987/4/
   10.6.B Sixth amendment to lease dated as of April 5, 1988/5/
   10.6.C Seventh amendment to lease dated as of June 22, 1988/5/
   10.6.D Eighth amendment to lease dated as of November 29, 1989/6/
   10.7   Letter agreement between the Company and Nason Hill Trust dated as of
          November 29, 1989/6/
   10.8   Form of Employee Agreement/1/
   10.9   Key Employee Incentive Plan (1992)/9/
   10.10  Adobe Premiere Plug-In Linking Utilities License Agreement with Adobe
          Systems, Incorporated dated January 8, 1993/1//2/
   10.11  Adobe Premiere Plug-Ins Reproduction and Licensing Agreement with
          Adobe Systems, Incorporated dated January 8, 1993/1//2/
   10.12  Software License Agreement with Hewlett-Packard Company dated January
          14, 1993/1//0/
   13     Annual Report to Security Holders
   21     Subsidiaries of Data Translation, Inc.
   23     Consent of Arthur Andersen LLP
   24     Power of Attorney (included in the signature page of this Form 10-K)
   27     Financial Data Schedule
           /1/ Incorporated herein by reference to the Company's Registration
          Statement on Form S-1 (No. 33-94121).
           /2/ Incorporated herein by reference to the Company's 1985 Annual
          Report on Form 10-K.
           /3/ Incorporated herein by reference to the Company's 1986 Annual
          Report on Form 10-K.
           /4/ Incorporated herein by reference to the Company's 1987 Annual
          Report on Form 10-K.
           /5/ Incorporated herein by reference to the Company's 1988 Annual
          Report on Form 10-K.
           /6/ Incorporated herein by reference to the Company's 1989 Annual
          Report on Form 10-K.
           /7/ Incorporated herein by reference to the Company's 1990 Annual
          Report on Form 10-K.
           /8/ Incorporated herein by reference to the Company's Registration
          Statement on Form S-8 (No. 33-6238).
           /9/ Incorporated herein by reference to the Company's Registration
          Statement on Form S-8 (No. 3-50692).
          /1//0/ Incorporated herein by reference to the Company's Registration
          Statement on Form S-1 (No. 33-85232).
          /1//1/ Incorporated herein by reference to the Company's Registration
          Statement on Form S-1 (No. 33-63579).
          /1//2/ Incorporated herein by reference to the Company's 1994 Annual
          Report on Form 10-K.

  (b) Report on Form 8-K

  The registrant has not filed any reports on Form 8-K during the last quarter of the fiscal year covered by this report.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To Data Translation, Inc.:

  We have audited in accordance with generally accepted auditing standards, the consolidated financial statements included in Data Translation, Inc.'s annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated January 4, 1996. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedules listed in Item 14(a)2 are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Boston, Massachusetts
January 4, 1996

                    DATA TRANSLATION, INC. AND SUBSIDIARIES

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

              COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                                              REFERENCE
                                                        ----------------------
                                                         FORM   ANNUAL REPORT
                                                         10-K  TO STOCKHOLDERS
                                                        (PAGE)     (PAGE)
                                                        ------ ---------------
Data incorporated by reference from the Company's 1995
 Annual Report to Stockholders:
  Consolidated balance sheets at November 30, 1995 and
   1994................................................              28
  For the years ended November 30, 1995, 1994, and
   1993:
  Consolidated statements of operations................              29
  Consolidated statement of stockholders' equity.......              30
  Consolidated statements of cash flows................              31
  Notes to consolidated financial statements...........             32-39
  Schedule V--Valuation and Qualifying Accounts........              39

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, DATA TRANSLATION, INC. HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON FEBRUARY 26, 1996.

                                          Data Translation, Inc

                                                /s/ Alfred A. Molinari, Jr
                                          By: _________________________________
                                                  ALFRED A. MOLINARI, JR.
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  WE, THE UNDERSIGNED OFFICERS AND DIRECTORS OF DATA TRANSLATION, INC., HEREBY SEVERALLY CONSTITUTE AND APPOINT ALFRED A. MOLINARI, JR. AND PETER J. RICE, AND EACH OF THEM SINGLY, OUR TRUE AND LAWFUL ATTORNEYS WITH FULL POWER TO THEM, AND EACH OF THEM SINGLY, TO SIGN FOR US AND IN OUR NAMES IN THE CAPACITIES INDICATED BELOW, THE FORM 10K FILED HEREWITH AND ANY AND ALL AMENDMENTS TO SAID FORM 10K (INCLUDING POST-EFFECTIVE AMENDMENTS), AND GENERALLY TO DO ALL SUCH THINGS IN OUR NAME AND BEHALF IN OUR CAPACITIES AS OFFICERS AND DIRECTORS TO ENABLE DATA TRANSLATION, INC. TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1934, AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING OUR SIGNATURES AS THEY MAY BE SIGNED BY OUR SAID ATTORNEYS, OR ANY OF THEM, TO SAID FORM 10K AND ANY AND ALL AMENDMENTS THERETO.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1934, THIS FORM 10K HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                      CAPACITY                DATE

     /s/ Alfred A. Molinari, Jr.       Chief Executive           February 26,
-------------------------------------   Officer and                  1996
       ALFRED A. MOLINARI, JR.          Chairman

          /s/ Peter J. Rice            Vice President            February 26,
-------------------------------------   (Principal                   1996
            PETER J. RICE               Financial Officer)

          /s/ Gary B. Godin            Chief Accounting          February 26,
-------------------------------------   Officer (Principal           1996
            GARY B. GODIN               Accounting Officer)

        /s/ R. Bradford Malt           Director                  February 26,
-------------------------------------                                1996
          R. BRADFORD MALT

        /s/ Paul J. Severino           Director                  February 26,
-------------------------------------                                1996
          PAUL J. SEVERINO

          /s/ James M. Dow             Director                  February 26,
-------------------------------------                                1996
            JAMES M. DOW

        /s/ John A. Molinari           Director                  February 26,
-------------------------------------                                1996

          JOHN A. MOLINARI

                            Data Translation, Inc.

              [FRAMED PICTURE OF "MEDIA 100/(R)/ PRODUCT OF THE
            IMAGINATION" WITH A BACKGROUND OF BLUE SKY AND CLOUDS]

                              1995 Annual Report

     Imagine creating a video with the Media 100(R) digital video system. A documentary, a music video, a comedy spot, or a training course. Right at your desktop. Media 100 makes it easy for just about anybody serious about video to create serious video.

     And Data Translation's success in 1995 confirms it.

     It took imagination to create Media 100, along with trailblazing technology and insight into what people want. This year's annual report tells of the strategy behind the product that has just begun to tap the huge new market for digital video, and in doing so has electrified imaginations all over the world.


CONTENTS

FINANCIAL HIGHLIGHTS................................................1

PRESIDENT'S LETTER..................................................2

PRODUCT OF THE IMAGINATION..........................................6

MEDIA 100: BEST OF 1995............................................11

MAKING NEW VIDEOMAKERS.............................................14

CHANGING CHANNELS..................................................19

WHAT WILL WE IMAGINE NEXT?.........................................20

THOUSANDS OF MEDIA 100 CUSTOMERS...................................21

CONSOLIDATED FINANCIAL STATEMENTS..................................22

                    Data Translation, Inc. and Subsidiaries
                             FINANCIAL HIGHLIGHTS

Fiscal Years Ended November 30,
----------------------------------------------------------------------------------------------
(in thousands, except per share data)             1995      1994     1993      1992      1991
----------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

Net Sales:
      Digital media........................    $30,278   $12,415  $ 1,118   $    --   $    --
      Data acquisition and imaging.........     21,826    22,440   23,733    24,775    25,647
      Networking distribution..............     20,348    15,382   10,850     8,787     8,206
----------------------------------------------------------------------------------------------
Total net sales............................     72,452    50,237   35,701    33,562    33,853

Gross profit...............................     34,740    23,418   17,168    17,277    17,144
Income (loss) from operations..............      4,199       405   (4,209)   (3,209)   (2,161)
Net income (loss)..........................      4,771       320   (4,298)   (2,458)   (1,170)
Net income (loss) per common share.........       0.71      0.07    (1.01)    (0.59)    (0.26)
Weighted average number of common
 shares outstanding........................      6,701     4,764    4,256     4,162     4,562
----------------------------------------------------------------------------------------------
                                                  1995      1994     1993      1992      1991
----------------------------------------------------------------------------------------------
Consolidated Balance Sheet Data:

Cash, cash equivalents and marketable
 securities................................    $35,161   $ 4,079  $ 4,117   $ 6,334   $ 8,559
Working capital............................     42,798     8,378    7,173    10,760    12,419
Total assets...............................     60,984    19,199   16,161    18,778    21,192
Total liabilities..........................     14,075     8,215    6,115     4,710     4,434
Long-term debt.............................         --        --       --        --        --
Total stockholders' equity.................     46,909    10,984   10,046    14,068    16,758
----------------------------------------------------------------------------------------------

NASDAQ NATIONAL MARKET SYMBOL: DATX

                                   NET SALES
                             (dollars in millions)

                           [BAR GRAPH APPEARS HERE]

                          1991                  33.8
                          1992                  33.5
                          1993                  35.7
                          1994                  50.2
                          1995                  72.4

                                  NET INCOME
                                    (LOSS)
                             (dollars in millions)

                           [BAR GRAPH APPEARS HERE]

                          1991                  (1.2)
                          1992                  (2.5)
                          1993                  (4.3)
                          1994                    .3
                          1995                   4.8

                                  NET INCOME
                                    (LOSS)
                            (per shares in dollars)

                           [BAR GRAPH APPEARS HERE]

                          1991                  (0.26)
                          1992                  (0.59)
                          1993                  (1.01)
                          1994                   0.07
                          1995                   0.71

[PHOTO OF FRED MOLINARI APPEARS HERE]

                                                              PRESIDENT'S LETTER

                                                                January 31, 1996


Dear Stockholders,

  The past year, 1995, was the second complete year for shipments of Media 100, our much heralded desktop video authoring system. We have shipped over 4,000 systems to over 50 countries throughout the world. Media 100 revenues exceeded $30 million this year versus $12 million for the previous year. What is the reason for this success?

THE CHANGE IS HERE

  The simplest answer is that Media 100 is leading a revolution in desktop video that has taken place in many other fields where the personal computer has completely changed how things are done, including printing, publishing, music, and mail. Until Media 100 was introduced, video programs had been assembled using magnetic tape to attain high quality audio and video output. Digital systems had begun to be used, but primarily in conjunction with conventional tape editing equipment.

  Data Translation aimed to take desktop video much farther. Just three years ago, we envisioned a complete video editing process of the highest quality, performed completely on a desktop computer. At the time, suppliers to the video industry ridiculed the idea that quality programs could be authored and produced on a simple PC. But how times have changed!

  Corporations, advertising agencies, hospitals, government agencies, rock stars, cable programs, and many others have found that Media 100 saves money, produces programs of the highest quality, and allows a single user to produce a finished program in less time. The question now is not whether to use Media 100, but what more can a user do with it? The new age of animation, digital effects, video games, CD-ROM, and other digital media demand capabilities well beyond those of conventional analog equipment.

THE FUTURE

  There is a long way to go. Video is well established and will continue to be the preferred method of communication, the largest purveyor of information in the world today. Whether it's training people in businesses or selling a product, whether it's entertainment or a description of how to do something, video is now recognized as the best way to communicate, to describe, and to sell many products. Many applications are yet to be discovered as new users learn to use video. We have many potential customers, exciting applications, and new techniques to develop more fully. Digital video is a major transformation, a wave that has started and will continue over the next several years. Our aim is to continue to be a forceful part of this shift and to develop the additional capabilities that our markets will need.

WHERE WE CAME FROM

  How did we acquire the capability to develop such a product as revolutionary as Media 100? I'd like to give an analogy. I'm reminded of the great fighter of oil fires, Red Adair. At critical times, he has been in great demand to put out oil fires that cost millions of dollars a day. Often he accomplished

PRESIDENT'S LETTER

his work in days, if not in hours. When asked why he was so sought-after for this work, he replied that it took decades to acquire this skill. Our efforts in Media 100 are derived from decades of designing highly precise signal processing boards and software for critical measurements in industrial and scientific applications. We have already fought the "fires" of noise, power and grounding, sampling constraints, and more for many years.

  Our software and systems capabilities continue to grow along with our signal processing knowledge. We can now apply this systems expertise to the needs of our digital media customers. The result is a Media 100 system that continues to grow in power to handle the evolving requirements of our digital video customers.

1995 WENT WELL

  We continued to progress quite well in 1995. We met our goals. Our sales reached a record level of $72 million, our earnings also set an all-time record. Importantly, we completed nine continuous up quarters since the introduction of Media 100.

WHERE DO WE GO FROM HERE?

  We currently have three operating business units: Multimedia, Data Acquisition/Imaging, and Networking. An embryonic fourth business unit has recently been formed to offer much lower cost and higher volume opportunities in the area of digital video. Our aim is to rapidly progress in technology and capability, building on our signal processing and systems background, to meet newer opportunities in video. Data Translation has the technology and infrastructure to develop these leading-edge products. We will continue to invest heavily in future digital video products.

CORE BUSINESS: DATA ACQUISITION/IMAGING

  Over the last year, we have completely revised our data acquisition/imaging product lines for the latest PCs with the Pentium PCI Bus structure, Windows 95, and Windows NT. Because of the greater capabilities of this new bus and these operating systems, recent Data Translation products offer greater capability at far reduced prices. These products are being used in new applications that will increase in volume and capability over the coming year. Their lower average selling price will be offset by increasing volume that will gradually grow revenues within this business unit as the year progresses. New designs are proceeding, with much enthusiasm.

OPERATIONS

  Even though we grew substantially during 1995, our operating ratios and metrics still adhere to our conservative operating principles. Our inventory turns are 7.7, well above industry averages; our Days Sales Outstanding (DSO) are 58 days, just slightly above the previous year; our gross margins are slightly up; and our operating expenses have decreased on a percentage basis. We also have raised approximately $30 million in the last 12 months to fund our anticipated growth over the next years. We intend to keep the same philosophy going forward: to run a very aggressive product marketing plan while holding to a very conservative operational effort. This formula will help us as a company as well as our employees and stockholders.

LOOKING FORWARD

  Our challenge for the future is to lead the new waves of technology in digital video. Our focus is to adapt software and hardware to new applications that are rapidly evolving. The end result will be a large growing video marketplace that needs easy-to-use products. Data Translation is uniquely positioned to provide these products.


                                          Fred Molinari
                                          Chairman and Chief Executive Officer

                [PICTURE OF VARIOUS OBJECTS INCLUDING ANTIQUE
              TELEVISION, BLANK FILM REEL, ANTIQUE RADIO, RABBIT
                     EAR ANTENNAE WITH EYES IN BACKGROUND]

        [CONTINUATION OF PREVIOUS PICTURE WITH FRAMED SKY AND CLOUDS.]

     PRODUCT OF THE IMAGINATION

          Today, our culture comes to us on video. Royal families, computer-animated toothpaste tubes, cybergames, double overtimes, in flight safety instructions, how-to courses, talk-show guests - you'll find them all on video. And these days, video turns up everywhere, from TV and videocassette to CD-ROM and the Internet.

Digital Video

IMAGES AND SOUNDS DIGITIZED FOR EASY, FAST COMPUTER MANIPULATION, AND THEN OUTPUT AS VIDEO.

Media 100's digital video output quality matches what you would get with high-end analog videotape equipment.

          In the past, the tools of video production belonged to the broadcast elite. To produce a high-quality program, you needed a roomful of videotape editing and post-production equipment and a staff of trained technicians.

          The Media 100 digital video system changes all that. It replaces those high-cost trappings with one simple-to-use, powerful, affordable system. With Media 100, one person can author a complete video program that looks and sounds as if it came out of a million-dollar edit suite.

          How did we do it?

          It took imaginative engineering and innovative marketing, plus the relentless determination to put video into the hands of anyone with the imagination to use it.

Multimedia

ANY PRODUCTION MIXING A VARIETY OF COMPONENTS SUCH AS VIDEO, AUDIO, STILLS, ANIMATIONS, SPECIAL EFFECTS, GRAPHICS, AND INTERACTIVITY.

Media 100's open architecture makes it the ideal hub for creating multimedia programs or integrating animations and special effects into your video program.

          We have the technology to dominate in digital video. For more than two decades, we have produced industry-leading hardware and software for converting sounds and pictures into digital data. So we can do what no other digital video company can: design and manufacture software and hardware all under one roof. This unique competitive advantage means we can innovate quickly and monitor quality continuously.

          So Media 100 boasts the highest-quality images and audio of any digital video system - at any price. The system also simplifies and speeds up video program authoring. Just point and click to edit, add effects and animations, mix multi-track CD-quality audio, and create broadcast-ready programs with unprecedented ease.

Video Authoring

THE ABILITY OF AN INDIVIDUAL TO CREATE PROFESSIONAL-QUALITY VIDEO PROGRAMS AT THE DESKTOP.

Video authoring with Media 100 puts the communication power of video into the hands of anybody who can use a mouse.

          We also built Media 100 as an open system. So unlike competitive products, Media 100 works on a standard Macintosh computer platform, with off-the-shelf peripherals. It works seamlessly with the most popular animation, graphics, and effects software, including QuickTime programs from software leaders such as Adobe Systems and Macromedia. This means Media 100 videomakers can use their favorite tools for creating all kinds of programs, whether destined for network TV, the Internet, corporate programs, or a CD-ROM adventure game.

          As for innovation, in 1995 we introduced Vincent(TM), the first digital video engine for the Power Macintosh's PCI bus. By harnessing the power of this high-speed architecture, Vincent has elevated Media 100 to new heights of quality and performance.

          Vincent also powers a second Media 100 system, new Media 100(R) qx, which brings the image and audio quality of Data Translation's real-time Media 100 system to the broad market for QuickTime-based program authoring. Media 100 qx couples Media 100 hardware and software with Adobe Premiere, the market standard for video editing based on Apple's industry-standard QuickTime format.

          Where will Media 100 go from here? Use your imagination. To see what the industry thinks, turn the page.

"In Japan, our customers understand the superior quality and functionality of Media 100. Data Translation develops both hardware and software, and their manufacturing system is just like that of a Japanese manufacturer. Although Japanese companies are strong in conventional audio/video equipment, their concept of digital video comes from their very conventional position. Data Translation has built Media 100 with a true digital concept. We are able to see many advantages with this concept, as well as its big potential for the future."

- Sueo Sasaki
  Vice President of Sales
  and Marketing
  Image and
  Measurement, Inc.
  Tokyo, Japan
  Media 100 Authorized
  Distributor

                      [PHOTO OF SUEO SASAKI APPEARS HERE]

              [ANTIQUE ROLLTOP DESK WITH ANTIQUE ITEMS INCLUDING
                       TROPHIES, STATUE, AND DESK CHAIR]

                [CONTINUATION OF PRECEDING PAGE. CONTEMPORARY
                DESK WITH VARIOUS PRESENT DAY AWARDS AND BOOKS]

"Why did we win the MacUser UK award? I think it's because the Macintosh world had never before seen anything like the stunning, lifelike, video picture quality of Media 100. It's simply the best digital video image at any price. So now they can go about making videos, CD-ROMs, games, new media, or whatever they want, knowing they outclass everybody else."

- Nigel Streatfield
  Managing Director
  Data Translation Ltd.
  Wokingham, Berkshire,
  England

                   [PHOTO OF NIGEL STREATFIELD APPEARS HERE]

MEDIA 100: BEST OF 1995

     In 1995, Media 100 won more industry awards than any other digital video system. This shower of stars and statuettes began even before our mid-year introduction of Media 100 version 2.5 and the Vincent digital video engine for the Power Macintosh.

"Let's cut to the chase here: Data Translation's Media 100 crushes every digital video system I've ever seen for quality of video, features, and price."
- January 1995, Computer Video

"The highest quality video signal out there, period...."
- January 1995, Wired

"'Data Translation's Media 100 is the best kept secret in the industry because it outputs an excellent video image that passes broadcaster's specs, and considering the system's relatively low price, that's unbelievable,' says Anthony Rizzuto, President of Atlantic Post Group, Orlando, Florida."
- September 1995, Shoot

Strategic partnerships with industry shapers like Apple and Adobe, and Grass Valley Group, the leading supplier of broadcast and post-production equipment to the television industry, also made news.

"This was our first full year selling turnkey desktop production systems incorporating Media 100. Working with Data Translation closely, we can see the incredible growth and adoption levels they're getting among users. Data Translation has established itself as a viable winning alternative to the biggest names in corporate video."
- Dan Castles
  President
  Grass Valley Group

"We couldn't be happier about teaming up with Data Translation, the company that developed broadcast-quality digital video you simply can't distinguish from what comes out of a high-end tape system. Media 100 qx pairs this high-end performance with our industry-standard QuickTime environment, assuring the greatest enjoyment by the broadest possible market."
- Satjiv Chahil
  Senior Vice President Corporate Marketing
  G.M. Entertainment
  New Media & Internet Division
  Apple Computer Inc.

"Adobe and Data Translation established a relationship several years ago when we provided technology for the original Media 100 product. By bringing the Media 100 technology to the open QuickTime environment and bundling it with Adobe Premiere, Data Translation's Media 100 qx provides a proven, high-quality and cost-effective solution to the growing desktop digital video market."
- John Kunze
  Vice President of Graphics Products
  Adobe Systems

AWARDS

AV Video
Platinum Award

Computer Reseller News
Top Ten Multimedia Tools Vendors

DV Magazine
Award of Excellence
(Rated 9.1 out of 10)

MacUser
Editors' Choice Award
Best Desktop-Video Product

MacUser U.K.
MacUser Award
Video Editing

MacWEEK
Four Stars

MacWorld
World Class Award
Finalist

New Media
Hyper Award
Best Video Editing System

TV Broadcast
Excellence in Engineering

Video Systems
Pick Hit of NAB
(National Association of Broadcasters Exposition)

                    [PICTURE OF VARIOUS OBJECTS AND SHAPES.]

     [CONTINUATION OF PREVIOUS PAGE OF SHAPES WITH CD ROM DISC AND GEARS.]

14 MAKING NEW VIDEOMAKERS

     Let's drop some names: Sega Games, the Oprah Winfrey Show, Thom McAn, eMotion Studios (Passage to Vietnam), MTV, John Deere, Grolier's Electronic Encyclopedia, the Central Intelligence Agency, and the National Football League.

     They all use Media 100 systems. So do well over 4,000 more (see page 21). In just two years on the market, Media 100 has become one of the largest selling real-time digital video systems.

     How? By going after a new kind of video user. Market analysts estimate the potential worldwide digital video market at $1.3 billion or more. As experienced video producers shift from analog to digital systems, and as new videomakers emerge because of digital video's advantages, the market should rapidly grow into the multibillion dollar range.

     Imagine the digital video market as a pyramid like that below, with three segments: a high-end, primarily broadcast market; a fast-growing central market for high-quality professional systems; and a nascent, low-end, low-price-point market for video editing and playback applications offering limited performance. The pyramid shows the relative size of each segment, with the central segment holding the largest revenue and profit growth opportunity.

Digital Video Market

Estimated Sites     High End           Film
                                       Broadcast Video
10,000+                                Professional Post Production
                     --------
                                       Independent Post Production
                                       Corporate
                                       Industrial
100,000+            Central Market     Educational
                                       Government and Military
                                       Multimedia
           ------------------------------------------------------------

Mass Market            Low End         Low-Cost Multimedia
                                       Low-End Video Editing & Playback

     Other companies sell their digital video systems to the high end, to work with traditional editing equipment. Media 100, however, bypasses that equipment. A unique system, Media 100 combines power, simplicity, extraordinary ease of use, and highest quality into one affordable package. It creates a new, larger market for digital video - a mainstream market of quality-starved, budget-squeezed professional communicators. So now Media 100 videomakers include seasoned editors, communications and graphics professionals, animators, ad agency creatives, students, forensic scientists, multimedia producers, doctors, and games developers. With new Media 100 qx and future brand extensions, we plan to own an even larger wedge of the pyramid.

     And they ask for Media 100 by name. All our Media 100 advertising and promotion strengthen the brand name, to equate quality, simplicity, and price/performance with all Media 100 products. Because Media 100 lets you produce just about anything you can imagine, all Media 100 ads close with the provocative tag line: "What did you have in mind?"

"We feel the biggest market for Media 100 will be content creators. They include independent video producers and video design and animation shops that will create, produce, edit and distribute content for network television, game development, multimedia CD-ROMs, and the Internet. We refer to this market as "New Media," and we see it growing."


- Jean R. Georges
  President
  AVT, Inc.
  Watertown, Massachusetts
  Media 100 Authorized Reseller

                   [PICTURE OF JEAN R. GEORGES APPEARS HERE]

16

MAKING NEW VIDEOMAKERS

     Now, if you live near Paris, you don't have to buy a Media 100 system to use it any time, day or night. France Audiovisual, a division of Eurotechnics, has opened a 24-hour post-production house called Pret a Diffuser (Ready to Broadcast) based exclusively on Media 100 systems. You can rent a room by the hour to edit and assemble videos, either alone or with the help of a staff editor. The house gets half of its business from the broadcast industry, and the other half from corporations and educational institutions. The service costs a third of what you would expect to pay for post-production time with dedicated video equipment.

     "At this new facility, you can make your video much more creative because of Media 100," says Rene, Guignot, Managing Director of Macsys, the Media 100 distributor in France. "The result is richer, more elaborate post-production, including titling, audio, color, and effects. And if you can use a mouse, you can do it all yourself. Because Media 100 output is digital, you can easily produce an interactive CD-ROM, something you cannot do at a traditional post-production house."

     For video professionals choosing to own a Media 100, it can change more than just the way they work - it can alter their lifestyles. No longer tied to million-dollar edit suites clustered in cities, they can pack up and move wherever they want.

     Bill Weaver, a television anchor/cinematographer turned independent producer, proves it. He started Across Borders Productions on remote Cortes Island, British Columbia, a seven-hour trek by ferry and car from mainland Vancouver. Amidst the mountains and inlets of this watery wilderness, he and his wife Shivon create documentaries for Canadian public television and other broadcast clients.

     "With the help of fax, e-mail, and systems like Media 100, we can make a good living doing broadcast documentaries, yet still enjoy the beauty and sanity of a rural lifestyle," says Weaver. "I go outside and cut wood, then go inside and cut video. It's a great balance."

     Regardless of where they live, wired Media 100 users can rub imaginations on the Internet. At the Media 100 Worldwide Users' Group on the World Wide Web, they trade ideas, learn techniques, solve problems, and collaborate on projects. After all, Media 100 outputs video as pure digital data - the stuff of cyberspace.

     What moved Ron Lindeboom, a former magazine publisher with a finance background, to start the Worldwide Users' Group? His creative side led him to Media 100, which he uses to make music and corporate videos. But living literally a stone's throw from the Hearst Castle on California's Big Sur coastline led him onto the Web. "If you work in a vacuum all the time, you tend to do things the same way. There are lots of people in towns where there's only one Media 100, and I was in that situation. The Users' Group helps fill that vacuum." With 150 to 175 new members registering each week, Lindeboom estimates the group will have close to 10,000 members by the summer of 1996. See the site for yourself at http://www.callamer.com/~boomer/media100.

     And in time, you will see a lot more of Media 100 on the Web. CNN Interactive, CNN's division for multimedia production and news distribution on the Internet, uses the system to produce video for its Web sites. Scott Woelfel, Editor-in-Chief for CNN Interactive, says that as high-speed modems make access easier, the door will open for more sophisticated video on the Web. "I can't emphasize enough how important video will be at that stage. Media 100 is really enabling us to take the next step in the evolution of the Web."

                            MEDIA 100.A PROPOSITO,

     CNN Interactive also uses Media 100 as the exclusive video production tool for CD-ROMs. "By going with Media 100, we were able to put a lot more production techniques into the video than ever before. You can see the difference - the video is more slickly produced, and we're able to do more with music," says Woelfel. You can view the results in the new CD-ROMs, Faces of Conflict and CNN Time Capsule: The Defining Moments of 1995.

     Now, the word "interactive" may not spring to mind when you think of Abbey Road, the legendary recording studios still scrawled with Fab Four graffiti. But late in 1995, Abbey Road, together with Apple Computer and EMI, launched a custom built, fully equipped interactive multi-

MAKING NEW VIDEOMAKERS                                                       17

media development studio. There, Media 100, selected for the digital video portion, will work to produce a new generation of multimedia enhanced-music CDs.

     "We were looking for a system that could provide us with optimum quality as well as the flexibility needed to work with multimedia applications. In our view, Media 100 was the best possible choice," says Martin Benge, Vice President of Abbey Road Studios.

     So from the platinum-bound CDs produced at Abbey Road, to the gripping environmental documentaries from Cortes Island, more and more video will come from the imaginations of Media 100 users.

                         [MEDIA 100 LOGO APPEARS HERE]

                           COSA AVEVI IN MENTE? /TM/

        The Media 100 tag line, What did you have in mind? as seen in Italy.

"We're systems integrators - not your typical video systems dealer. Yet we're the number one Media 100 reseller in the U.S. We primarily sell to Silicon Valley companies in the forefront of the newest technologies. Since we understand their technologies, we can bring them the latest communications solutions - like Media 100. It lets us put professional broadcast-quality video in the hands of those who never before could afford it. After all, anybody who can use a Macintosh can use a Media 100."

-Michael W. Dennis
 Vice President of Sales and Marketing
 EISI
 Mountain View, California
 Media 100 Authorized Reseller

[PICTURE OF MICHAEL W. DENNIS APPEARS HERE]

CHANGING CHANNELS                                                            19

     Since most Media 100 videomakers don't come from traditional video roots, how do we sell to them? We take an unconventional approach by selling through indirect channels of resellers. By going to a local dealer, customers can finally buy a video system just as they would buy a computer, a scanner, or a piece of software. We handpick companies committed to building their businesses around integrating and selling our system.

     We back our resellers with seminars, demos, worldwide advertising and sales support. The resellers can help customers by offering computer peripherals, software and other complementary products, and additional support.

     "Media 100 allows our clients to leverage standard applications such as Adobe After Effects, Photoshop, and Electric Image, and have them function as a fully integrated, media production suite in a box," says Jean R. Georges, President of AVT, an authorized reseller in Watertown, Massachusetts. "We add value to the Media 100 purchase through our customer service practices and quality control procedures. Our background in traditional video engineering and consulting allows us to provide complete installations, wiring, and integration into our clients' existing analog video suite. We also provide comprehensive training and onsite technical support."

     Resellers choose Media 100 for more than just its quality. Randy Manker, Vice President of Phoenix Presentations in South Bend, Indiana, says, "Media 100 stands out for its fantastic technical support - by far the best we have ever used - and helpful, knowledgeable regional representatives. Selling Media 100 has increased our peripheral sales by 50 percent. It is the only digital video system we will sell, period!"

     Media 100 resellers can also take digital video where it has never gone before. "We have many market segments," says Sueo Sasaki, Vice President of Sales and Marketing for Image and Measurement, Inc., Tokyo. "We sell to the architectural, industrial design, and medical fields, as well as to entertainment and multimedia producers. We are expanding Media 100 into all of those segments. Architectural firms, for instance, need to make presentations for very expensive, complicated projects, and Media 100 can help them. In medicine, doctors want professional video to present at annual meetings to best show the results of their studies. The trend is changing from color slides to Media 100," he says. "We believe our Media 100 sales will grow about 30 to 40 percent a year."

     To sell Media 100 qx, our most affordable system, we plan to add resellers to further expand our market. These new resellers will more than double the number we now have.

     Leave it to a reseller to sum it up. "Media 100 is simply the best digital video system available, from the best company," says Jeffrey Levene, President of Computer Video & Graphics in Miami, Florida. "Happy customers, unparalleled support, great profits - it's truly a win-win relationship."

                                                      WHAT WILL WE IMAGINE NEXT?

[PHOTO OF JOHN MOLINARI APPEARS HERE]


     Three years ago, we began our mission to make video personal. Our idea was to empower individuals to compose finished videos on their own. Other digital video systems came first, but sold as offline adjuncts to videotape equipment at dedicated video and film facilities. We imagined something different: a system anyone could own and use independently.

     The heart of our idea was to deliver output video and audio quality, directly from the computer, which matched or exceeded the results of broadcast videotape. Doing the job all on the computer simplified the process and dramatically lowered costs by eliminating the analog editing equipment. The revelation was that quality led to simplicity, and simplicity led to new users.

     So we made achieving the highest possible quality in a desktop system our central theme. We imagined new users creating new applications from the digital realm of the personal computer without the complications of videotape. We imagined new authors of video programs with creative backgrounds or communications jobs, using new delivery systems, such as CD-ROM and digital transmission over the Internet.

     What we imagined is Media 100. Rather than workers on a video assembly line, our new users are composers. We are in business to give them the instrument of their art.

     These days, someone from just about everywhere has started to notice Media
100. There are thousands of Media 100 users around the globe. What was an unknown, generic name is becoming a recognized brand: Media 100.

     Our business strategy is designed for market domination and no other company is in a position to match it. The strategy is predicated on worldclass audio and video output quality, simplicity, an open system philosophy, brand name, and sales through an indirect channel of resellers.

     It is a strategy that plays to our strengths. We possess a growing strength in creating end-user software for digitally processing audio and video signals in real time. On the hardware side, we have a rich history designing and manufacturing board-level signal processing hardware. We know our strength in both software and hardware is a unique and powerful advantage.

     We are changing the demographics of video to favor new users. The change also favors our business plan. It is an original idea and a mission to grow.

                                                John Molinari
                                                VP/General Manager
                                                Multimedia Group
                                                Data Translation

                       THOUSANDS OF MEDIA 100 CUSTOMERS

GLORY IMAGE INC., OTAGO UNIVERSITY, SOUND LAB, INC., & COMMERCIAL TUDOR COLLEGE,
0.1 MEDIELABOR, 30 CUADROS, SA DE CV, 360 PRODUCTIONS, 5W GRAPHICS, 7 RUE BISCORNET, 7TH AVENUE CREATIVE, A JOHNSON GROUP LTD, A KEY ENCOUNTER, A TO Z AUDIO/VIDEO, A&V PRODUCTIONS, A-BEX LABORATORIES INC., A-VIDD ELECTRONICS CO., A.G.E., A.O. SMITH WATER PRODUCTS, A.S.F., A.V.R., AAP NOOT MIES C.V., AARDVARD STUDIOS, AARDVARK VIDEO PRODUCTIONS, ABECEDARIAN PRODUCTIONS, INC., ABILENE CHRISTIAN UNIVERSITY, ABINGTON HEIGHT SCHOOL, ABSOLUTE VIDEO, ACADEMIC VIDEO & RESEARCH, ACANTHUS VIDEO, ACCESS, ACCESS CO. LTD, ACCESS CO., LTD, ACCESS IN, ACERRA PRODUCTIONS, ACME, ACROSS BORDERS VIDEO, ACS S.P.A., ACTION VIDEO PRODUCTIONS INC, ACUNET, ADC MULTIMEDIA PRODUCTIONS,INC, ADCO, ADDISON CAREER DEVELOPMENT, ADM VIDEO PRODUCTIONS, ADOBE, ADP DEALER SERVICES, ADPLATES GROUP, ADS PRODUCTIONS, ADVANCE RAPIDE, ADVANCE VISION CO.,LTD., ADVANCED CARDIOVASCULAR SYST., ADVANCED IMAGE COMMUNICATIONS, ADVANCED MARINE ENTERPRIZES, ADVANCED MICRO DEVICES, ADVENTISTSAMFUNDETS, ADVENTURE DIVERSIFIED, INC., ADVENTURE FILM COMPANY, ADVENTURE UNLIMITED, ADVERTISING ASSOCIATES, AEGIS TECHNOLOGIES, AF FILMAKERS, AFRES/SCUP, AGRO, AGRO INTERNATIONAL, INC., AGT LIMITED, AHREN CREATIVE GROUP, AHRENS INTERACTIVE, INC., AHSAN'S STUDIO, AIR FORCE PHILLIPS LABORATORY, AIR FORCE RESERVE, AIR FORCE SPACE COMMAND/ESR, AIRWAVE RECORDING COMPANY, AIRWAYS VIDEO, AL-MOHAMMADIN CO, ALAN D. VAN PETTEN, ALAN HARRIS GROUP, INC., ALASKA AIRLINES, ALCATEL DATA NETWORKS, ALGO MAS PUBLICIDAD, S.A. DE, ALHAVI PRODUCCIONES, ALIAS RESEARCH INC., ALII ENTERPRISES, INC., ALL VIDEO PRODUCTIONS, ALLAN CHASANOFF, ALLAN JOYNER PRODUCTIONS, ALLGAUER REGIONAL VIDEO, ALLIED SIGNAL AEROSPACE, ALPHA CORPORATE, ALPHA PRODUCTIONS, ALPHA VIDEO, ALPHABET GRAPHICS, ALPINE VISTA PRODUCTIONS, ALTA BATES MEDICAL CENTER, ALTERED STATES, INC., ALTO CONTRASTE, AMAROCK PRODUCTIONS, AMBROSIA, AMDYME CORPORATION, AMERICAN RE-INSURANCE, AMERICAN ANIMATORS, AMERICAN BUSINESS ENTERPRISES, AMERICAN COMMUNITY ADVERTIING, AMERICAN GAS @ TECHNOLOGY, AMERICAN SIGNATURE, AMERICAN VIDEO COMMUNICATIONS, AMERICAN VIDEO PRODUCTIONS, AMIGOS DEL CINE, AMOCO OIL COMPANY, AMWAY (THAILAND) CO., LTD., ANDERSON CONSULTING, ANDERSON MERCHANDISERS, ANDERSON PRODUCTIONS, ANDERSON PRODUCTIONS INC., ANDREW CRAWFORD, ANDREW J. MCGILVRAY, INC., ANDY SPRAY, ANGEL WINGS PRODUCTIONS INC, ANIKK COMMUNICATIONS GROUP, ANIM PICTURE CO., LTD., ANIMAC, INC., ANIMATED IMAGING MULTIMEDIA, ANIMATICS MULTIMEDIA CORP, ANTENNENSERIVE GMBH, AP GRAPHICS, APB COMMUNICATIONS, APEX AUDIO-VISUALS, APPLE COMPUTER, APPLE COMPUTER, INC, APPLE COMPUTER, INC., APPLECENTERET GREENHOUSE, ARCADE INTERNATIONAL, ARCADE VISUAL, ARCADIA-VIDEO, ARCHER MEDIA, ARCHIMEDE DI PIERO D'AMBROSIO, ARGUS VIDEO, ARIEL WAKSMAN, ARIZONA EDUCATION FOUNDATION, ARIZONA SIGHT & SOUND, ARIZONA STATE UNIVERSITY, ARKITEKTSKOLEN, ARMOUR PRODUCTIONS, ARQUED, ART PHOTO CO., LTD., ARTHUR ANDERSON, ARTHUR ANDERSON & CO., ARTISTIC SOLUTIONS, ARTPLUS LIMITED, ASAP MEDIA SERVICES, ASBURY COLLEGE, ASIA COMPUTER TECHNOLOGY, ASINC, ASSENDORPERSTRAAT 236, ASSOCIATED TRUCK PARTS, ASSOCIATED VIDEO PRODUCERS, ASTRO MEDIA LTD, ASU, AT&T, ATLANTA COLLEGE OF ART, ATLANTA DIGITAL, ATLANTIC POST GROUP, ATLANTIC VIDEO, ATLANTIC VISUAL, ATOMIC FILMS, ATOMIC IMAGING, INC, ATOMIC IMAGING, INC., ATTCO, ATV, AUCKLAND INSTITUTE, AUDIO SERVICIO LARSA, AUDIO VISIONS, AUDIO VISTAS, AUDIO VISUAL ADVANTAGE, AUDIO VISUAL AMERICA, AUDIO VISUAL PRODUCTIONS, AUDIO VISUAL SERVICES, AUDIOVISUEL, AUGUST HOUSE, AURA VIDEO FILM, AURA VIDEO FILM PRODUCTION, AUST. FILM TELEVISION & RADIO, AUSTIN/ASHLEY & CO., AUSTRALIAN FILM TELEVISION, AUSTRALIAN FILM TELEVSION AND, AUTHUR D. LITTLE, INC., AUVIPRO S.A., AV ACTION YUKON LTD., AV MEDIA, AVALON PICTURES, AVC GROUP LTD, AVCC ENGINEERING CO., LTD., AVCON INC, AVERY OUTDOOR ENTERPRISES, AVETEC, AVIC SYSTEM CO., LTD, AVICOMM PRODUCTIONS, AVIO PRODUCTION, AVN, AXIS INFORMATIESYSTEMEN, B.I.G. CREATIVE SERVICES INC., BABSON COLLEGE, BALL COMMUNICATIONS, INC, BAMBAR FORSYTH, BAMBER FORSYTH, BANAMI TV,BANANA ISLAND, BANK OF AMERICA HAWAII, BAR CODE DATA SYSTEMS, BARELLI ANDREA, BARNA-ALPER PRODUCTIONS INC., BARRY ADVERTISING, INC., BARRY FOX, BARULLI, BAY POST, BAYSIDE TV, BAYSTATE MEDICAL CENTER, BC HYDRO, BC TEL MEDIA RESOURCES, BEACON HEALTH CORPORATION, BELIEF PRODUCTIONS, BELLCORE, BEM TE VIDEO PROD. AUDIO, BERGEN COUNTY TECHNICAL SCHOOL, BERKANO PRODUCTIONS, BERNUCCI SFORZA, BERRIEN COUNTY, ISD, BEST MEDIA, INC., BETHANY BIBLE COLLEGE, BETTA BETA COMMUNICATIONS, BETTY HUTH PHOTOGRAPHY, BIG HAND ASIA PACIFIC, BIG HAND PRODUCTIONS, BIG IDEA PRODUCTIONS, BIG PICTURES, BIHOU, BILD WECHSEL GMBH, BILL BAGGETT PRODUCTIONS, BIOMEDIA, INC., BIOMEDICAL COMMUNICATIONS, BIRD DOG PICTURES, BISCAYNE PRODUCTIONS, BLAB TELEVISION, BLACKHAWK BAPTIST CHURCH, BLACKHAWKE, BLACKSHEEP PRODUCTIONS, BLOOMBERG L.P., BLUE CROSS BLUE SHIELD OF ND, BLUE CROSS BLUE SHIELD OF NJ, BLUE PEACH PRODUCTIONS, BLUE ROAD PRODUCTIONS, BLUE TRADE, BLUE TURTLE, BLUEBIRD VIDEO STUDIO, BM.F1 EINSATZGRUPPE D-EDOK, BOB GEORGE, BOB TURNER POST PROD. SERVICES, BOB WESTBROOK & ASSOCIATES, BOBST SA, BOSTON FILM COMPANY, BOTTICELLI INTERACTIVE, BOTTOM LINE JAPAN INC., BOTTOM LINE, INC., BOULDER MEDIA GROUP, BOWIE STUDIO, BRAEMAR MEDIA CORPORATION, BRASS ORCHID TECHNOLOGIES INC., BRAUER PRODUCTION, BRAVA AUSTRALIA P/L, BRE COMMUNICATIONS, BRENTON CENTER IOWA STATE UNIV, BRENTON CENTER ISU CAMPUS, BRIGGS & COMPANY, BRIGHAM AND WOMEN'S HOSPITAL, BRIGHAM YOUNG UNIVERSITY-MTC, BRIGHT LIGHT PRODUCTIONS, BRILLIANT INTERACTIVE IDEAS, BRM RECORDS INC., BROADCAST EXCHANGE INC., BROADCAST EXCHANGE, INC., BROADCAST PRODUCTIONS, BROADCAST PROMOTIONS, BROADCAST SERVICES OF ALASKA, BROADCASTING IMAGES, BROOKHOUSE PRODUCTIONS, BROTHER INDUSTRIES LTD., BROWARD SHERIFF'S OFFICE, BRUCE COOK PRODUCTIONS, BRUCE RAYNER, BTI, BURCLAN PRODUCTIONS, BUREAU OF LAND MANAGEMENT, BURGER DESIGN COMM INC., BURGESS VIDEO GROUP, BURLINGTON GRAPHICS, BURLY BEAR NETWORK, BURTON DESIGN CONSULTANTS, BUSINESS ESSENTIALS, BUSINESS VIDEO COMMUNICATIONS, BWANA GRAPHICS, C & V INC., C.C.G. METAMDIA, C.U.N.Y. GRADUATE CENTER, C/O DIGITAL MEDIA DESIGN, C2C SATELITE PRODUCTIONS, CABLE AD CONNECTION, CABLE TV OF THE KENNEBUNKS, CADBURYS LTD., CAJUN FILMS, CALGARY BOARD OF EDUCATION, CALGARY TELEVISION, CALIFORNIA STATE POLYTECHNIC, CALIFORNIA STATE PRISON, CALIFORNIA STATE UNIVERSITY, CALTY DESIGN RESEARCH, CALVARY BAPTIST CHURCH, CAMBRIDGE CAREER PRODUCTS, CAMBRIDGE TELEVISION PROD., CAMEO MULTIMEDIA PROD. INC., CAMERLOHERSTR. 4, CAMPUS CRUSADE FOR CHRIST, CANADA PARKS SERVICE, CANADIAN HERITAGE, CANON, INC., CAPITOL INVEST. & VENTURE INC., CARACOL TELEVISION, CAREY VIDEO PRODUCTION, CARLTON BROADCAST FACILITIES, CARRYING INDUSTRIES, CASCO CABLE TELEVISION, CATHOLIC CHURCH OF INDURA, CATHOLIC DIOCESE OF LITTLE ROC, CATHY GIBBS, CAVE ART, CB TELEVISION PRODUCTION, CCB AMERICAN ENGLISH SCHOOL, CCG METAMEDIA, CCS LTD, CDI COMPUTER SERVICES, CDLA. LA GARZOTA, CEMIQ, CENTAURO FILMS (8433), CENTAURO STUDIOS, CENTER FOR EDUCATIONAL MEDIA, CENTER OR CARDIOVASUCLAR, CENTRAL RESEARCH INSTITUTE, CENTRO DE DESAROLLO, CENTRO S. CHIARA AUDIOVISIVI, CENTRO SERVIZI AMBULATORIALI, CERAM, CERTIFIED CARRERS INSTITUTE, CHALVEDUNE, CHANNEL ISLANDS MEDIA, CHANNEL TREE LTD, CHARISMA DIGITAL PTY LTD, CHARLES STURT UNIVERSITY, CHARTER COMMUNICATIONS, CHASE PROFIT DEVELOPMENT LTD, CHASE PROPERTIES, INC., CHASKES PRODUCTIONS, CHAT TV, CHELSEA MODULAR HOMES, CHESNEY COMMUNICATIONS, CHESTNUT HILL COLLEGE, CHINA TECHNOLOGY INSTITUTE, CHIRKINIAN COMMUNICATIONS, CHIYODA CORPORATION, CHRISTOPHER NEWLING PRODUCTION, CHROMA MIX, CHUCK YOUNG ADVERTISING, CIGNA CORPORATE VIDEO (TLP-4), CIMA DIGITAL PRODUCTIONS, CINE FOTO VIDEO TOMASELLI, CINE SEIS OCHO S.A., CINEFLIX INC., CINEMA ASSOCIATES, CINEMA VISUALS, CINEMASCREEN PRODUCTION, CINEREAL LTD, CINESETENTA, CITADEL COMMUNICATIONS, CITIZENS GAS & COKE UTILITY, CITY OF SEATTLE WATER DEPT., CJM PRODUCTIONS, CKPG/TV, CLAIRE COMMUNICATIONS, CLARABELLE CO., CLAUDIO CHEA FILMS, CLEAR VISIONS, CLEVER & SMART, CLOSE-UP PRODUCTIONS, CLOSED DOOR PRODUCTIONS, CMI, CNA "INNOCENTE CARRENO", CNN INTERACTIV, COASTAL AREA HEALTH EDUC CEN, COASTAL VIDEO PRODUCTIONS, COBURN/LIBERSON, COCHRAN ADVERTISING COMPANY, COCO, CORPORATION, LTD., CODE THREE CINEVISION ENT, INC, COHERENT COMMUNICATIONS SYSTEM, COLAISTE DHULAIGH, COLB COMMUNICATIONS, COLLEGE OF EASTERN UTAH, COLLINS MUSIC, COLOR BAR CO., LTD, COLOR GRAPHICS, COLOURFAST SYSTEMS, COLTENE WHALEDENT, COMCAST CABLEVISION, COME ALIVE MINISTRIES, INC., COMMAND X, COMMUNICATE AMERICA, COMMUNICATION BRIDGES, COMMUNICATIONS INC., COMMUNICATIONS UNLIMITED VIDEO, COMMUNICATOR, COMPREHENSIVE MEDIA, INC., COMPU SYSTEMS, INC., COMPUTER ANIMATION AND DESIGN, COMPUTER PICTURES, INC., COMPUTER VISUAL SYSTEM, INC., COMPUTER WORKS, COMPUTERS PLUS, COMUNE DI VENEZIA, CONCEPT GO, CONCEPT STUDIO 7, CONDER MEDIA GROUP, CONDER MEDIA GROUP, INC., CONGO PRODUCTIONS, CONNAUGHT, CONNEXION, CONNEXION LJUBLJANA, CONSOLIDATED MEDIA SYSTEMS, CONSOLIDATED STORES, CONWAY & WHITAKER, COOK'S PEST CONTROL, COR PRODUCTIONS, CORDUA FILM, CORE STUDIO LIMITED PARTNER, CORMANA INC., CORNELL UNIVERISTY, CORNELL UNIVERSITY, CORNELL UNIVERSITY,PSYCHOLOGY, CORNERSTONE VIDEO RESOURCES, CORONET VIDEO LIMITED, CORPORATE HOME VIDEO, CORPORATE IMAGING, CORRECT PROFESSIONAL, COTTONWOOD COMMUNICATIONS, COUISUAL, COUNTRY FILMS, COURTER FILMS & ASSOCIATES, COURTHOUSE DESIGN, COURTNEY HARMEL VIDEO, COVEY LEADERSHIP CENTER, COVISUAL, COX COMMUNICATIONS, COYOTE COMMUNICATIONS, INC, COYOTE PRODUCTIONS, CP MEDIA, CPAS/LPLB/US GOVERNMENT, CRAWFORD MEMORIAL PRODUCTIONS, CRAZY GATOR VIDEO, CRE TELEVISION CANAL 12, CREATION DIRECTE, CREATION VIDEO DYNAMIQUE INC., CREATIVE ADVANTAGE INC., CREATIVE COMMUNICATIONS, CREATIVE FX PRODUCTIONS INC., CREATIVE IMAGE ENTERPRISES, CREATIVE IMAGES, CREATIVE MEDIA GROUP, CREATIVE MULTIMEDIA, CREATIVE PRESENTATIONS, CREATIVE PRODUCERS GROUP, CREATIVISION/DIGIDOMAIN, CREIGHTON UNIVERSITY, CRESTAR BANK, CRESTED BUTTE TV, INC, CRIMSON TECH, CS COMMUNICATIONS, CSC, CSELT, CUBIX CORP, CURRICULUM & TECH. SERVICES, CUT AND PASTE, CUTTING COMMENTS P/L, CVM PRODUCTIONS, INC., CVR PRODUCTIONS, CYBERTE, D.B. MEDIA INC. & PALOMINO, D.F.L., DA INTERNATIONAL, DAHLIN,SMITH,WHITE ADVERTISING, DAIICHI SYSTEM ENGINEERING, DAKOTA POST PRODUCTIONS, DAMAS DIGITAL, DAN BRIGGS PRODUCTIONS, INC, DANIEL HERNANDEZ PRODUCTIONS, DANVILLE COMMUNITY COLLEGE, DARIA SCREEN, DAT TELE PRODUCTIONS, INC., DATA SYSTEMS, DATANEX LTDA, DAUPHIN ARTS, DAVE HOOD ENTERTAINMENT, DAVID MOYES PRODUCTIONS, DAVID REINISCH, INC., DAVID SHNEIDER M.D., DAWN PICTURES, DAY FOR NIGHT PRODUCTIONS, DAYTON PUBLIC SCHOOLS, DBB-VIDEO,INC., DC VIDEO PRODUCTION SERVICES, DDB NEEDHAM SYDNEY PTY LTD, DEAHAN VIDEO, INC., DEAKIN UNIVERSITY, DEANZA COLLEGE TELEVISION, DECKER COMMUNICATIONS, DEEPGROOVES, DEL MAR STUDIOS, DELTA JUNCTION HIGH SCHOOL, DELTA PRODUCTIONS, DELTA TECHNOLOGY, DEMOTT/KREINES FILMS, DEN HARTOGH PRODUCTIONS, DENTSU (THAILAND) CO., LTD., DEPARTMENT OF PATHOLOGY, DEPERSICO DESIGN, DEPT. OF EDUCTATION-ITV, DEPT. OF FEDERAL PROGRAMS, DEPT. OF SURGICAL NEUROLOGY, DEPT.OF NEUROLOGICAL SURGERY, DEREK WILLIAMSON, DESIGN ACCESS, INC., DESIGN MEDIA, DESIGN VISION, DESKTOP TECHNOLGIES LTD, DESKTOP VIDEO, DESTI FILM, DESTINATION IMAGES, DET. 3 AFFTC (BCCBU), DIAQUEST, INC., DIE ARGENTUR, DIFFERENTATION STRATEGIES, DIGITAL ANIMATION CORP., DIGITAL BILT, INC., DIGITAL BYTES, DIGITAL CANVAS, DIGITAL CENTURY, DIGITAL CUTS, DIGITAL EDITING, DIGITAL IMAGE WORKS INC., DIGITAL MASTERS, DIGITAL MEDIA ASSOCIATES, DIGITAL MONITORING PRODUCTS, DIGITAL OASIS, DIGITAL PICTURES, DIGITAL SOLUTIONS, DIGITAL STUDIOS, DIGITAL VIDEO ASSOCIATES, DIGITAL VIDEO ENTERPRISES, INC, DIGITAL VISION, INC., DIGITAL WIZARDS, DIGITAL8, DIGITEL, DIGITEL PRODUCTIONS, INC., DIGITRON, DIGITRON CO., LTD, DIGITRON CO., LTD., DIOCESE OF FORT WAYNE, DIRECTOR INSTRUCTIONAL SERVICE, DISTANCE LEARNING TECHNOLOGY, DISTRICT #12 BOARD OF EDUC., DIVERSIFIED MARKETING RESOURCE, DMB PRODUCTIONS & FREELANCE, DOCUMENTARY EDUCATIONAL RES., DON OWEN, DONAHUE, DONAU STUDIO, DORD FHIS, DOUBLE "R" PRODUCTIONS, DOVE COMMUNICATIONS, DOVE VIDEO, DPZ, DR-TV PRESENTATIONS DESIGN, DR. ALLEN BALL, DR. SIGMUND SILBER DREAMTIME IMAGINEERING, DREW FAIRCHILD INC, DREXEL UNIVERSITY, DRMS-X, DT ENGLAND, DUCKBALL LTD., DUKE MARKETING, DUMAS DIGITAL, DUPONT, DURACELL INC., DURHAM MEDIA GROUP, INC., DVG DI LORETTA GALVAN, DYNAMIC RESOURCES, INC., DYNAMITE FILMS, E-1212 ENTERPRISE, E-MEDIA, E-MOTION EDITING, E.T. ENTERPRISE CO., LTD., EAR, NOSE & THROAT MEDIA, EAST CAROLINA UNIVERSITY, EAST TEXAS PRODUCTIONS, EASTERN SKY MEDIA SERVICES,INC, ECHO BRIDGE PRODUCTIONS, ECHO SYSTEM CONSERVATION, ECLIPSE PRODUCTIONS, ECOLOGIC, ECRAN TOTAL PRODUCTIONS, ECUAVISA CANAL 8, EDDY GRAPHIC DESIGN, EDELWEISS FILM & TV, EDINBURGH COLLEGE OF ART, EDINBURGH'S TELFORD COLLEGE, EDIPIX WEST LTD., EDIT 1, EDITECH, EDITH COWAN UNIVERSITY, EDITIONAL EFFECTS, INC., EDITO, EDJ MEDIA SERVICES, EDUCATION DEV CENTER, EDUCATION RESOURCE CENTRE, EDUCATION SERVICE, EDUCATIONAL EDUCATIONAL VIDEO, EDUCATIONAL MEDIA CONSULTANTS, EDUCATIONAL VIDEO NETWORK, EDUCATIONAL VIDEO RESOURCES, EDWARD JANNE, EFFECTS HOUSE, EISI, EL ARMADILLO, ELBOR LTD., ELECTRI CO., LTD., ELECTRIC IMAGE, ELECTRIC IMAGE PRODUCTIONS, ELECTRIC PICTURE COMPANY, ELECTRIC VISION CO.,LTD., ELECTRO LAB CIA. LTDA., ELECTROLAB, ELECTRONIC ARTS, ELECTRONIC CAMERA CONCEPTS, ELEKTRA DIGITAL, ELIAS GROUP, EMC CORPORATION, EMERSON ENTERTAINMENT, EMORY UNIV. SCHOOL OF NURSING, ENDORFMAN PRODUCTIONS, ENERGIE VIDEO PRODUCTION, ENTERTAINMENT MARKETING, ENTERTRAINING PRODUCTIONS, ENTERTRANING PRODUCTIONS, ENVISION, EPICENTER FILMS CORPORATION, ER ELECTRONICS, ER ELECTRONIQUES, ERIC SOLSTEIN PRODUCTIONS INC, ERINGA MEDIA, ERNST & YOUNG LLP, ERNST KUBITZA VIDEO, ES
(HIRE), ES VIDEO, ESRI, ESSM EIDGEN,SPORTSCHULE, ETS/MICHIGAN TECH. UNIVERSITY, EUREKA STUDIOS, EVE'S GARDEN, INC., EVENTURE, INC, EVERETT BANNING COMMUNICATIONS, EVERGREEN VIDEO, EWALD MOTION PICTURES, INC., EXTRA FRAME CO., LTD., EXTRO DESIGN, EXXON RESEARCH & ENGINEERING, EYECON INTERACTIVE MEDIA, INC., F.M. KEESLING PRODUCTIONS, F/X VIDEO, FABRICA, FACHSTELLE FUR MEDIENARBEIT, FAIRVIEW HEALTH SYSTEMS, FALMOUTH COLLEGE OF ART, FANTASY FACTORY, FAO/NACINES UNIDAS, FAR NORTH QUEENSLAND INSTITUTE, FEATURE PRESENTATIONS, FEDERAL JUDICIAL CENTER, FERNANDEZ EDITORES, FERNSEHEN DER UNIVERSITAT, FIEDLER & LORCK PRODUKTION, FILM & VIDEO PRODUKTION, FILM CREW PRODUCTIONS, FILM FACILITIES, FILM U. VIDEOPRODUKTION, FILMAKERS LTD., FILMCOM INC., FILMMAKERS, FILMONTAGE PRODUCTIONS, FILMPOINT SDN. BHD., FIMA, FINDERS BURO, FINELINE, FIRST MULTIMEDIA CENTER, FISH CREATION, FITNESS ADVENTURES, FIVE STAR VIDEO PRODUCTIONS, FLAGLER PRODUCTIONS, FLAMINGO PRODUCCIONES, FLF FILMS, FLF FIMS, FLINDERS UNIVERSITY OF SA, FLYING FISH LTD, FM TELEVISION, FOCUS PRODUCTION, FOERSTER CONSULTING, FOLKLORE INSTITUTE, FOLKUS ATLANTIC, FOLLGARD CD-VISIONS INC., FORD MOTOR COMPANY, FORENSIC METEOROLOGY ASSOC INC, FORESIGHT TECHNOLOGY, FORESTRY MEDIA CENTER, FORREST FILMS VIDEO PRODUCTION, FOTO FLASH DI ANTICHI, FOU RIRE PRODUCTIONS, FOUNDATIONS FOR EXCELLENCE, FOUNTAIN TV, FOUR SQUARE PRODUCTIONS, FOUR TWO TWO COMPANY, FOX VIDEO PRODUCTIONS, FOXWOODS HS BINGO & CASINO, FRAME BY FRAME, FRAME BY FRAME DIGITAL, FRAME BY FRAME PRODUCTIONS, FRANCISCO ORTIZ, FRANCOIS SINGER PRODUCTION, FRANK DEW, FRANKFURT BALKIND PARTNERS, FRANKLIN & MARSHAL COLLEGE, FRED WOODS PRODUCTIONS, FREE WILL BAPTIST FOREIGN, FREELANCE, FREELANCE DIGITAL POST, FREEWAY VISUALS INC., FREIE UNIVERSITAT BERLIN, FROM CONCEPTS TO REALITY, INC, FRONTIER MEDIA, FRY COMMUNICATIONS GROUP, FTB-EDUCATION AND OUTREACH, FUKUOKA BROADCCASTING SYSTEM, FULL FRAME PRODUCTIONS, FURY FILMS, FUTURE EDUCATIONAL FILMS, INC., FWB, INC., G&B PRODUCTIONS PTY LTD, GADD ENTERPRISES, GAJAH TUNGGAL GROUP, GALLASPY & LOBEL ADVERTISING, GAMA PRODUCTION, GANESA MEDIA LABS, GANS PRODUCTIONS, GARY LEIB, GEFFEN PROD./REEL TO REAL, GENENTECH, GENERAL ELECTRIC, GENERAL PLANNING CORPORATION, GENESIS, GENETECH, GEORGIA TECT, GIESEN & PARTNER MEDIA GMBH, GIGABYTES, GIJUTSU SHIEN SYSTEMS, INC., GILESPIE GRAPHICS, GILLHAM ADVERTISING, GILLIES BROADCAST/MEDIA CORP., GIRAFX PRODUCTIONS, GIRARD PRODUCTIONS INC., GIUNTI MULTIMEDIA, GLADYS KIDD & ASSOCIATES, INC., GLASS EY PRODUCTIONS, GLASSROOM PRODUCTIONS, GLEN JOSEPH PRODUCTIONS, GLEN OAKS COMMUNITY COLLEGE, GLOBAL TV, GLOBAL VISION, GLORY IMAGE, GOLD STANDARD PRODUCTIONS, GONOSHAHAJJO SANKISTHA (GSS), GONZALEZ ADVERTISING, GOOD DAY FILMPRODUKTION, GOTHAM PICTURES, GPI INTERMEDIA, GPI PRODUCTIONS, INC., GPI PRODUCUCTIONS, GPU NUCLEAR CORPORATION, GRABITY CORPORATION CO.LTD, GRACELAND COLLEGE, GRAFICOL, GRAND M, GRAND VALLEY STATE UNIVERSITY, GRAPHIC NATURE, GRAPHIC NATURE, LTD., GRAPHIC ZONE CO., LTD., GRAPHICS COMPANY, GRAPHTECH, GRAPHYDUCK PRODUCTIONS, GREENPEACE, GREENWICH PUBLIC SCHOOLS, GRIFFIN MEDIA GROUP, INC, GROLIER ELECTONIC PUBLISHING, GROUP DUNES, GRYBAUSKAS PRODUCTIONS, GTV INCORPORATED, GUARDIAN FIBERGLASS, GUSMER, H-GUN LABS, H.V.C SKIRBALL CULTURAL CENTER, H2O PRODUCCIONES, H30, H30 HAWAIIAN HEAVYWATER INC., HAAFRES/SCVP, HAICHIN INDUSTRY COLLEGE, HAMMER MEDIA, HAND-MADE PRODUCTIONS, HARDIE INTERACTIVE, HARPERCOLLINS PUBLISHERS, HARPERS, HARPO, HARRIS DURRY COHEN, HAYASHI, HEADS CO., LTD., HEALTH CARE CONCEPS, HEALTH FOR LIFE, HEARST NEW MEDIA, HEBE MEDIEN GMBH, HEINLE & HEINLE, HEMISHPERES UNITED, HENDERSON GRIME ASSOCIATES, HENLEY PRODUCTIONS, HENRY LESS PRODUCTIONS INC., HENRY RUSSELL BRUCE ADV, HERITAGE PRODUCTIONS, HERNAN R. PADILLA, HERRMANN FILM, HEWLETT PACKARD, HEWLETT PACKARD COMPANY, HI-RISE RECYCLING SYSTEMS, INC, HIGASHI MATSUDO MUNICIPAL, HIGUS PROJECTS LTD, HILL CREATIVE SERVICES, INC., HILL VISION ASSOCIATES, HILLSIDE INVESTMENTS, HISTORE DIMAGES, HITACHI DATA SYSTEMS, HITACHI SEISAKUJYO INC., HITENDRA VADGAMA, HITHER HILLS PRODUCTIONS, HITNER HILLS PRODUCTIONS, HITOTSU-BISHI, HMB, HNTB, HODESCHOOL EMSCHEDE, HOKKAIDO CHUOH COMPUTER, HOKKAIDO UNIVERSITY OF ED., HOLLAND & HART, HOLLYWOOD AT HOME PRODUCTIONS, HOME LIFE, INC., HONEYWELL IAC, HONOR TRADING, LTD, HONOR TRADING, LTD., HOOSIER VIDEO SERVIES INC., HORIZON AIR, HORIZON FILMS, HORIZON PRODUCTIONS INC, HORIZONS VIDEO & FILM INC., HORKARNKA UNIVERSITY, HOT SPLICE PICTURES, HOVANESS DESIGN INC., HOW IT WORKS, HOWARD UNIVERSITY, HOWARDS, HPM INERNATIONAL, HQ TRAINING COMMAND, HQ, INC., HTBLA, HUCKABY EBERT POST, HUMAN CODE, HUNTERDON CENTRAL REGIONAL, HUTCHINSON HIGH SCHOOL, I'COM MEGA MEDIA, I-MAG CORP, I-NET, INC., IAN RYAN & ASSOCIATES, ICARI INC, ICARO, IDAHO POWER CO, IDEC CO., LTD., IDETIX, INC., IDEXX LABORATORIES INC, IDS, IHK BILDUNGSZENTRUM COTTBUS, IKA MEDIA, ILLINOIS DEPT OF CORRECTIONS, ILLUMINATED MEDIA, ILLUSTRATED MAN PRODUCTIONS, ILTEK LTD., IMAC TRADING, IMAGE 4D PTE LTD, IMAGE BASE INC., IMAGE BASE, INC., IMAGE CENTER LTD, IMAGE COUNTS, IMAGE DYNAMICS, IMAGE IMPACT INC., IMAGE MAKER, IMAGE PACIFIC COMMUNICATIONS, IMAGE QUEST, IMAGEN Y DISENO, IMAGENES Y SYSTEMS, IMAGES FOR EDUCATION, IMAGES IN FOCUS PRODUCTION LTD, IMAGES PRODUCTIONS, IMAGIC, IMAGICA PRODUCTIONS, IMAGIN', IMAGINE THAT, IMMEDIATE IMAGE, IMOTION S.A.R.L., IMPACT MEDIA, IMPACT VIDEO, IN THE MEDIUM INTERNATIONAL, INCESSANT PICTURES, INCOGNITO ADVERTISING & DESIGN, INDIANA UNIVERSITY, INFINITE SOLUTIONS, INFINITY COMMUNICATIONS, INFOCOMP / INTERTRADE, INFODIRECT TECHNOLOGIES, INFOEDUCACION CANARIAS, INGRAF INC., INN 4 TEL FILM, INNERVIEW PRODUCTIONS, INNOVISIE AUDIO, INNOVISIONS, INOUE KOGYU CO., LTD, INSIDER PRODUCTIONS, INSTANT ONLINE, INSTITUTE OF TECHNOLOGY, INSTITUTO BRAZILEIRO, INTERCON INC., INTERESTING TELEVISION, INTERFACES TECHNOLOGY, INTERLOGIC TECHNIQUES, INTERNATIONAL CHILDREN'S CARE, INTERNEWS, INTERSECT INCORPORATED, INTERVAL RESEARCH, INTERWEAVE ENTERTAINMENT INC., INVESTMENT FUND FOR FOUNDATION, INVISION, INVISION PRODUCTIONS, IRIS FILMS, IRONWOOD POST, IRS TRAINING BRANCH, ISLAND ADWORX ADVERTISING INC., ISTV AUDIOVISUEL, ITD COMMUNICATIONS, INC., ITM INC, ITODA 2-26 KANAZAWA, ITV, J. AMBA S.A.S., J. GARLAND, J. WALTER THOMPSON, J. WALTER THOMPSON - DETROIT, J. WALTER THOMPSON CO SA PTY, J.P. MORGAN, JADE PRODUCTIONS, JAG ENTERPRISES, JAMES COOK UNIVERSITY, JAMES MADISON UNIVERSITY, JAMIE SHOOP, JAMMIN STUDIOS, JANETZLKO F.P. BERLIN, JAPAN CREATIONS CO., LTD., JAPAN POLYOLEFINS CO., LTD., JARED KOTLER, JEAN B. STOCK, JEET VIDEO, JENNIFER RHODES, JESATI, ET PILOT, JHPIEGO, JIKU EIZOU CO., JILBANDI PTY LTD., JIM GOODMAN PRODUCTIONS, JIM MCNITT, JN PRODUCTIONS, JOHN BRAIN ADVERTISING, JOHN DEERE HEALTH CARE, JOHN FRASSANITO & ASSOCIATES, JOHN HOPKINS BAYVIEW MEDICAL, JOHN MARSHALL, JOHN SINGLETON ADVERTISING, JOHN SLATER ASSOCIATES INC., JOINT INTELLIGENCE CENTER PAC., JONES & JONES MULTIMEDIA, JOONG N. BAE, JOSE CADAVEILO (M-161), JOSEPH WERTH, JOSSOS OLHOS, JOY COMPANY, JPA, JPC TRAINING & CONSULTING, JUDD LILLEJORD, JURUDATA SDN. BHD., KAGAMI PRODUCTIONS, INC., KAMO HOUSE CO., LTD., KANAZAWA COLLEGE OF ART, KAZE CO., LTD, KBIM-TV, KBL MEDIA, KBSH-TV, KCFW-TV, KDN VIDEOWORK, KEIL CENTER, KEIPRINT, KEL-LIVE GMBH, KELCO, KELLOGG COMMUNITY COLLEGE, KEMLEE INC., KENN PERKINS AND ASSOCIATES, KENNY KIPER VIDEO PRODUCTIONS, KENT SUPERIOR PICTURES, KENW TV, KESSINGER PRODUCTIONS, INC., KESSINGER/HUNTER, KESTER AND ASSOCIATES, KESTREL FILM & VIDEO, KEVIN TIERNEY INC., KEY INDUSTRIES, KEY VIDEO COMMUNICATIONS, KEYSTONE PRODUCTIONS, KEYWEST VIDEO SERVICES, KGMB TV, KIEL CENTER, KINE GRAFFITI, KINGS ENTERPRISES INC., KINGWEST PRODUCTIONS, KIRAKU WEST, KIRLOSKAR MULTIMEDIA LTD., KIT, KIWI FILM, KL CITY CENTRE, KLACTOVEESEDSTENE ANIMATIONS, KLAMATH COUNTY, KNIGHTLINE PRODUCTIONS, KNN PRODUCTIONS, KNOTTS BERRY FARM, KNOWLEDGE UNLIMITED, KOBE CABLE VISION, KOFY-TV - MIKE LINCOLN, KOHL'S DEPARTMENT STORES, KONAMI CO., KOPRO LTD., KOZK-TV, KRSC-TV/ROGERS STATE COLLEGE, KSNT TV, KSWT-TV, KTKA-TV, KTNV, KTWU-11, KUROKAWA CAD CENTER, KVOA, KVOA-TV, KWQC-TV CHANNEL 6, KYLE O PRODUCTIONS, KYTV-TV, LA MAGVINA DIGITAL S.A., LAHEY HITCHCOCK MEDICAL CENTER, LAISSEZ FAIRE ADVERTISING INC., LAKE COUNTY VIDEO PRODUCTION, LANDMARK PRODUCTIONS, LANDSCAPE ENGINEERING LAB, LANGE FILM FRANKFURT, LARRY WARNER PRODUCTIONS, LASALA DESIGN, LASER GRAPHICS, LASER VIDEO PRODUCTIONS, LAUREL HILL PRESS, LAWRENCE LIVERMORE LABS, LAZERPRO VIDEO PRODUCTIONS, LE GROUPE MEDIAVISION INC., LE STUDIO DU CENTRE-VILLE, INC, LEA FILMS PRODUCTION, LEADER PRODUCTIONS, LEARN KEY, INC., LEATHERDALE PRODUCTION, LEGACY VIDO SERVICES, LEGAL VIDEO, LEGEND PRODUCTIONS, LEO DE HAAS TV PRODUCTIONS, LEVINSON PRODUCTIONS, LIGHTFALL PRODUCTIONS, LIGHTPOINT DIGITAL MEDIA, LIGHTSCAPE PRODUCTIONS, LIMELIGHT COMMUNICATIONS, INC, LINCOLN CENTER,INC., LINDA FILM, LIRU PRODUCTIONS, LITTLE RED OAK PRODUCTIONS CO., LITTLE ROCK DIOCESE, LLT PRODUCTIONS, LOCKHEED AERONAUTICAL SYSTEMS, LOCKHEED MARTIN, LOCTITE CORPORATION, LOGICA, LOGO, LONG COMMUNICATIONS, LOUISIANA STATE UNIVERSITY, LUBOK, LUCAS PRO, LUCKY DOG, LUDICROUS PRODUCTIONS, LUFTHANSA AG, LUMEN 2000, EL SALVADOR, LUMENA 2000, LUNA MEDIA, LYNCHBURG COLLEGE, LYNX MULTIMEDIA, M SQUARED PRODUCTIONS, M&B SALES, M-21 FILME LTDA, MAC CARE INC., MAC USER MAGAZINE, MACARTHUR ANGLICAN SCHOOL, MACHINE, MACMEDIA, MACNET SA, MACQUARIE UNIVERSITY, MACROMEDIA, MACVIDEO MULTIMEDIA, MADISON METRO SCHOOL DISTRICT, MAE PRODUCTIONS INC., MAEDA CORPORATION, MAEDA KIKAKU SEKKEI, MAGIA DIGITAL, MAGIC INC., MAGIC LANTERN STUDIOS, MAGNETIC ARTS, INC., MAGPIE PRODUCTIONS, MAHONEY MEDIA GROUP, INC., MAINSTREAM MEDIA, MAIRIE DE GENNEVILLIERS, MAJESTIC VIDEO & PHOTO, MALIN POST PRODUCTION, MANAGEMENT DEVELOPMENT ASSOC., MANDALA COMMUNICATIONS, MANHATTAN PRODUCTION PARTNERS, MARC WEIR, MARFIELD VIDEO, MARIO ACERA PRODUCTIONS, MARK FUKUDA, MARK STAFFORD PRODUCTIONS, MARKAY ENTERPRISES, MARKS COMMUNICATIONS, MARS PRODUCTIONS, INC., MARSHALL MEDIA GROUP, MARTIN/BUSTIAN, MARUNAKA CG, INC., MASAYUKI FUKUMORI, MASON VIDEO, MASS TRANSIT RAILWAY, MASTER CHEMICAL, MASTER VISION DI MAURO POCCI, MASTEREDIT/JOHN ALARID, MASTERGROUP SRC, MASTERPIECE VIDEO PRODUCTIONS, MATSUSHITA ELECTRIC WORKS, LTD, MAUI VIDEO COMPANY, MCCANN-ERICKSON, MCGAW, INC., MCKENZIE COMEDY GROUP, MCM DIGITAL, MCMAINS, MCROBERTS SOFTWARE, MDI, MEADOWBLUFF STUDIOS, MECOM GMBH, MED-SCENE, MEDIA CLUB SRI "SUN", MEDIA CONNEX, MEDIA MAX, MEDIA PEOPLE, MEDIA PRODUCTION CENTER, MEDIA PRODUCTIONS AND SERVICES, MEDIA SERVICES, INC, MEDIA SYSTEMS, PPHA, MEDIA TECH, MEDIA TECHNOLOGY SERVICE, MEDIA VISION INC., MEDIACOM, MEDIAMIND PRODUCTIONS INC., MEDIATRON, MEDIAWORKS MEDIEN CENTER, MEDIEN SYSTEM SERVICE GMBH, MEDIENBETRIEBS GMBH, MEDIENTECHNIK & CONSULTING, MEGA MEDIA, MEGASCOPE GRAPHICS PTY LTD., MEGCOMM VIDEO PRODUCTIONS, MEIJER INC., MEMORY TECHNOLOGIES TEXAS INC, MENNONITE MEDIA PRODUCTIONS, MERCY GENERAL HOSPITAL, MERCY SHIPS, MERLIN PRODUCTIONS, MERLINO PRODUZIONI, META MEDIA ARTS, META MEDIA ARTS LLC/MED MEDIA, METAMEDIA, METAMORPH, METATEC CORPORATION, METRO DADE TRANSIT AGENGY, METRO PRODUCTIONS, METRO-DADE CITY COMMUNICATIONS, METROPOLITAN MUSEUM OF ART, METROPRODUCCIONES S.A., METTLE COMMUNICATIONS, MFA INCORPORATED, MGM GRAND HOTEL & CASINO, MHX DESIGN, INC., MIAMI TELEPRODUCTION GROUP, MIAMI VALLEY HOSPITAL, MIAMI-DADE COMMUNITY COLLEGE, MICHAEL BOVEE PRODUCTIONS, MICHIGAN DEPARTMENT, MICHIGAN UNITED CONSERVATION, MICRO COSMOS, MICRO INFORMATION CONSELL, MICRO LOGIC, MICRO VIDEO INC., MICROCOMPUTER MANAGER, MICRONET TECHNOLOGY, MICROPOLIS, MID PROGRAM, UNIV OF THE ARTS, MIDDLEBURY COLLEGE, MIDLAND TAFE, MIDLOTHIAN COUNCIL, MILANO FILM, FOTO & VIDEO, MILANO FOTO, FILM & VIDEO, MILLBROOK STUDIOS, MILLE BRAINS CO., LTD., MILLER MAURO GROUP, INC., MILLIGAN MEDIA, MILLWARD BROWN, INC., MINDESIGN LIMITED, MINDS EYE NEW MEDIA, MINISTERE DE L'AGRICULTURE, MINISTERO DELLA DEFESA, MINNEGASCO, MISSION TRAILS REGIONAL PARK, MISSION VIDEO SUPPORT, INC., MISSOURI BONE AND JOINT CENTER, MITSUBISHI MOTORS CORPORATION, MITSUIKI ISHI ARCHITECT &, MITZUBISHI ESTATE CO., LTD., MM VIDEO, MODERN WORLD MEDIA PRODUCTIONS, MODULOS, MOMENTUM, MOMENTUM PRODUCTIONS, MONADNOCK MEDIA INC., MONSOON FILMS, MONTAGE, INC., MORNING STAR MULTIMEDIA, MORRIS COMMUNICATIONS CORP, MOSES MEDIA, MOTION CITY FILMS, MOTOROLA, MOUNT IDA COLLEGE, MOUNTAIN MULTIMEDIA, MOVIE TEAM AG, MOVING IMAGES, MOXIE PRODUCTIONS, MPI FILM & VIDEO, MR. PETER BOHM, MRB PRODUCTIONS, MSC COMMUNICATIONS, MSH MANAGEMENT STRATEGIEN, MTF PRODUCTIONS, MTI GRAPHICS, MTV BRAZIL, MTV HANNOVER, MTV NETWORK, MTV NETWORKS, MULTI IMAGE GROUP, MULTIMEDIA CORP., MULTIMEDIA DESIGN CORP, MULTIMEDIA EMPRESARIAL, MULTIMEDIA RESOURCES INC., MULIVISION, MUNICH PRODUCTION PARTNERS, MUSEUM OF SYDNEY, MUSKEGON COMMUNITY COLLEGE, MYRIAD PRODUCTIONS, N.A.M.E., NAGASAKI MORINOKI, NASH HEALTH CAKE SYSTEMS, NASHUA HIGH SCHOOL, NATIONAL COMPUTER SYSTEMS, NATIONAL EDUCATIONAL VIDEO, NAVAL AIR WARFARE CENTER, NAVAL SURFACE WARFARE, NAVAL TRAINING CENTER(CODE TA), NAZCA DESIGN OFFICE, NC JUSTICE ACADEMY, NEC CORPORATION, NEC CREATIVE, INC., NEC CREATIVE, LTD, NEFTOCHIN-TV STUDIO, NEP, NETTWERK PRODUCTIONS, NETWORK VIDEO, NEW ENGLAND MEDIA, NEW HORIZON PRODUCTIONS, NEW RIVER MEDIA, NEW VISION PRODUCTIONS, NEW YORK STATE-DMV, NEW YORK UNIVERSITY (HEOP), NEW ZEALAND FUNDS MANAGEMENT, NFL PROPERTIES, NICEGATE INTERNATIONAL, NICHOLE MOON ENTERTAINMENT INC, NIIGATA ENGINEERING CO., LTD., NIKKEN SEKKEI LTD., NIPPON ASOBI PLANS INC., NIPPON TELEGRAPH AND, NISHIHARA ENVIRONMENTAL, NISHIMATSU CONSTRUCTION, NITE LITE PRODUCTIONS, NON-LINEAR POST, NOODLE HEAD NETWORK, NORFOLK MUSIC PRODUCTIONS, INC, NORMEO MULTI-MEDIA, NORTH COAST MEDICAL, NORTH HAMPTON COMM. COLLEGE, NORTH TYNESIDE COLLEGE, NORTHAMPTON COMMUNITY COLLEGE, NORTHCOAST PICTURES INC., NORTHEAST METRO TECH COLLEGE, NORTHERN LIGHTS, NORTHERN TELECOM, NORTHWEST OHIO ROUND TABLE, NORTHWESTERN UNIVERSITY, NOVA S.E. UNIVERISTY, NOVA SCOTIA POWER, NOVA VIDEO PRODUCTIONS, NOVOCOM, NTTV, NUESTRA DIRECCION EN SAN DIEGO, NUMEDIA, NUTAAQ, NUTAAQ MEDIA INC., NUTOPIA, NYU CTR FOR DIGITAL MULTIMEDIA, O.N.E. ENTERTAINMENT, O.N.E. PRODUCTIONS, OBJECTIF LUNE, OCEAN DIGITAL POST PROD. LTD., OCEAN DIGITAL POST PRODUCTION, OCEAN VIDEO, OFF-THE-WALL PRODUCTIONS INC., OFFICE OF COMMUNICATIONS, OGILVIE & MATHER, OMEGA BAY HOLDINGS, OMNI INNOVATIONS INC., OMNISCIENT PRODUCTIONS, OMNIX INTERNATIONAL, ON CALL COMMUNICATIONS, ON LINE VIDEO DESIGN, ON SITE PRODUCTIONS, ON-AIR PRODUKTION, ONE SQUARE COMMUNICATIONS, ONLINE SUBURBAN VIDEO, ONSITE PRODUCTIONS, OPCION DIGITAL, OPTEL AUDIO VISUAL, OPTIONS INC, OPTUS COMMUNICATIONS PTY LTD, ORANGE SA, ORCHID INTERNATIONAL, OREGON GRADUATE INSTITUTE, OREGON STATE UNIVERSITY, ORIGIN SYSTEMS, OSAKA KYOKU UNIVERSITY, OSAKA UNIVERSITY, OSCAR LAGOS, OTSUKA, INC., OZ FILMS, P.R.C. TRUST, PACE PRODUCTIONS, PACIFIC ACCESS, PACIFIC MEDIA CENTER, PAGANO SCHENCK & KAY, PAGEWORKS, PAL PRODUCCIONES, PALITRA, PALM TOP LINK, PAN AMERICAN HEALTH ORGANIZATION, PAN OPTIC, PAN VIDEO PRODUCTIONS, PANO STUDIO CO.,LTD., PANORAMICA 35, PAPAI VAROSI TELEVIZIO, PAPER PLANE PUBLISHING LTD., PARADESA MEDIA, PARAGON CABLE, PARASHOOT PRODUCTIONS, PARKER & COMPANY, PARKER HANNIFIN, PARLCER BERTEA AEROSPACE, PASSEY ADVERTISING, PAUL VAN NESS PRODUCTIONS, PAULO FERNANDES DE CARVALHO, PAY TV MOVIES AUSTRALIA, PCOM CREATIVE SERVICES, PEAK IMAGE COMMUNICATIONS, PECO ENERGY, PECO ENERGY COMPANY, PENN ST. CENTER/ACADEMIC COMP., PENNSYLVANIA COLLEGE OF TECH, PENTA MEDIACONCEPT, PERCEPCIONES, PERCEPTIONS, PEREGRINE VIDEO PRODUCTIONS, PERFECT WORLD, PERFORMANCE PRODUCTIONS, PERKINS PRODUCTIONS INC., PERO VIDEO, PERSPECTIVE, PETER BOEHM, PETER GOODMAN, PETER HITCHCOCK PRODUCTIONS, PEUGEOT DCAV, PHATOM MEDIA, PHOENIX PRESENTATIONS, PHOTO AV, PHOTO LIVE CO., LTD., PHOTO PUBLICITY INC., PHOTOS BY CODY BELL, PHOTOVIDEO PRODUCTIONS, PIETROBON FILM & TELEVISION, PIK GMBH, PILOT VIDEO & ROBERT SHAFER, PIMA COMMUNITY COLLEGE, PIPELINE DIGITAL, PIXEL LTD, PIXEL MAGIC, PIXEL POINT PTY. LTD, PIXEL STUDIO, PIXEL WORKSHOP INC., PLYMOUTH UNIVERSITY, POC MANAGEMENT, POINTEN PRODUCTIONS, POINTON PRODUCTIONS LTD, POLARIS CORPORATION, POLILOGNE CONSTRUCTION CO, POLILOGUE CONSTRUCTION, POLY HEALTH MEDIA, POLYMEDIA, POLYMER DYNAMICS, PORT ADELAIDE TAFE, POSITIVE IMAGE, POSITIVE PICTURES, POST 22, POST ALTERNATIVE, POST HOUSE PRODUCTION, POST MODERN PRODUCTION, POST PLUS MEDIA SERVICES, INC., POST-OP VIDEO, POWER IMAGES, PRAXIS, PRAXIS FILMS, PRAXIS, INC., PRECISION VIDEO, PRELUDE PRESS, PREM RAWAT, PRESS HERE!, PRESS OFFICE,SAN JUAN CTY HALL, PRESTON PRODUCTIONS, PRESTON-TURRI PRODUCTION, PRICE WESTERN, PRIMA VISION, PRIME PRODUCTIONS/MEGAVISIONS, PRINTMAN CREATION WORKSHOP, PRISM PRODUCTION PTY LTD, PRISMA, PRISMA VISUAL TECHNOLOGIES, PRISMA-LIGHT PRODUCTIONS, PRO MOION PICTURES, PRO TV, PROALPHA, S.A. DE C.V., PRODUCTION, PRODUCTION DEVELOPMENT MULTI, PRODUCTION GROUP, PRODUCTIONS MAG2 INC., PRODUCTIVITY TRAINING CORP., PROF. MEDIEN VERTRIEBS GMBH, PROFESSIONAL PRESENTATIONS, PROFESSIONELLE MEDIEN BMBH, PROFILE (TADEI), PROJECTIONS, INC., PROMEDIA LTD, PROMEDIA, INC., PROMOVIDEO SERVICE, PROOF POSITIVE FARROWLYNE ASOC, PROPABILITY, PROPAGATIDA, PROTELE-NY, PROVIDEO, PSA "LA GARENNE", PSI INC., PT. TRIPAR MULTIVISION PLUS, PTP S.R.L., PUBLIC INFO. OFFICE, PUBLIC PRODUCTION GROUP, INC., PUMA VIDEO, PURDUE UNIVERSITY, PXL WORKS, PYNX PRODUCTIONS, PYRAMID PHOTOGRAPHICS, Q FILMS, QUANTUMMEDIA, QUARANTA MULTIMEDIA, QUESTED, QUILEZ & ASSOC, R & D EDIT DESIGN, R & D EDIT DESIGN INC., R & R WERBE AG, R. BENTO DE ANDRADE 660, R.A. PEARSON COMPANY, R.A.M.M. FILMS & VIDEO, INC., R.S. FILM CO., LTD., R.U. PRODUCTIONS, RAC PRODUCTIONS, RADICAL MEDIA, RADIO TELETUS EIREAINN, RAFAL GAWESKI, RAFORM INTERNATIONAL TRADING, RAINBOW FOIL IMAGES, RALPH BUDD VIDEO PRODUCTION, RALPH MERCADO PRESENTS, RALSTON-PURINA, RAMAPO COLLEGE OF NEW JERSEY, RAMPION VISUAL PRODUCTIONS, RAPTOR LTD, RAPTOR LTD., RAWLINGS PRODUCTIONS, RAYBURN FILM PRODUCTIONS, INC., RAYMOND JAMES & ASSOC., RCN OF NEW ENGLAND, RDP PRODUCTIONS, INC, RE/MIX AFFILIATES, RED BOX USA INC., RED CARPET, RED HOT MEDIA, RED LETTER COMMUNICATIONS, RED OCHRE PRODUCTIONS LIMITED, REDIRECTIONS, INC., REDMOND HIGH SCHOOL, REDMOND SCHOOL DISTRICT, REEL IDEAS 1993, REEL PRODUCTIONS, REFERENCIA VIDEO, REFLEX CREATIVE SERVICES LTD, REIL UND GOTTSCHALK, REMSZEITUNG, REPUBLIC FILMS, RESORT SPORTS NETWORK, RESPONSABLE AUDIOVISUAL, REUTERS HEALTH INFORMATION SRV, REVISIONS, RFX PTY LTD, RGGU, RHB INDUSTRIES, RIA CORP, RICCELLI CREATIVE, RICE UNIVERSITY, RICHARD BROWN PRODUCTIONS, RICHARD FRITZ & PARTNER GMBH, RICHARD MILLS EDITING INC, RICHLAND GRAPHICS SYSTEMS, RICK FRY, RICK SIMON & CO., RIDER UNIVERSITY, RING WORLD CO., LTD., RITE DES SCIENCES ET DE, RITTEN HOUSE COMMUNICATIONS, RIVER RUN MOVING PI

                    Data Translation, Inc. and Subsidiaries
22

Selected Financial Data and Quarterly Stock Prices...........................23

Management's Discussion and Analysis of Financial
Condition and Results of Operations..........................................24

Report of Independent Public Accountants.....................................27

Consolidated Balance Sheets as of November 30, 1995 and 1994.................28

Consolidated Statements of Operations for the Fiscal Years Ended
November 30, 1995, 1994 and 1993.............................................29

Consolidated Statement of Stockholders' Equity for the
Fiscal Years Ended November 30, 1995, 1994 and 1993..........................30

Consolidated Statements of Cash Flows for the Fiscal Years Ended
November 30, 1995, 1994 and 1993.............................................31

Notes to Consolidated Financial Statements...................................32

                    Data Translation, Inc. and Subsidiaries

                            SELECTED FINANCIAL DATA
                                                                              23

Fiscal Years Ended November 30,
-----------------------------------------------------------------------------------------------------------
(in thousands, except per                          1995       1994       1993        1992        1991
share data and employees)
-----------------------------------------------------------------------------------------------------------
Net Sales:
     Digital media...............................   $30,278    $12,415    $ 1,118    $    ---     $   ---

     Data acquisition and imaging................    21,826     22,440     23,733      24,775      25,647

     Networking distribution.....................    20,348     15,382     10,850       8,787       8,206
-----------------------------------------------------------------------------------------------------------
     Total net sales.............................    72,452     50,237     35,701      33,562      33,853

     Net income (loss)...........................     4,771        320     (4,298)     (2,458)     (1,170)

Net income (loss) per share......................      0.71       0.07      (1.01)      (0.59)      (0.26)

Gross margin.....................................      47.9%      46.6%      48.1%       51.5%       51.5%

Research and development
 expenses as a percent of total net sales........      10.5%      13.6%      17.9%       16.6%       13.9%

Selling, marketing, general, and administrative
 expenses as a percent of total net sales........      31.6%      32.2%      42.0%       44.5%       44.0%

Operating income (loss)
 as a percent of total net sales sales...........       5.8%       0.8%     (11.8%)      (9.6%)      (6.4%)

Net income (loss) as a
 percent of total net sales......................       6.6%       0.6%     (12.0%)      (7.3%)      (3.5%)

Total assets.....................................   $60,984    $19,199    $16,161     $18,778     $21,192

Employees at year-end............................       335        259        219         237         230
-------------------------------------------------------------------------------------------------------------

                            QUARTERLY STOCK PRICES


Fiscal Year Ended November 30,
--------------------------------------------------------------------------------
1994                                       High     Low
--------------------------------------------------------------------------------
First Quarter.......................       5 1/8        3

Second Quarter......................       7 1/2    4 5/8

Third Quarter.......................       8 1/4    6 3/8

Fourth Quarter......................       7 7/8    6 5/8

1995
--------------------------------------------------------------------------------
First Quarter.......................      11 1/4    7 1/8

Second Quarter......................      16 1/4   10 3/4

Third Quarter.......................      17 5/8  13 1/16

Fourth Quarter......................      19 3/4       16

1996
--------------------------------------------------------------------------------
First Quarter through January 31, 1996        20   12 1/2
-------------------------------------------------------------------------------


The common stock of the Company is traded in the over-the-counter market and is reported on the Nasdaq National Market System under the symbol: DATX. The preceding table sets forth, for the periods indicated, the last reported high and low sales prices per share of the Company's common stock as reported on the Nasdaq National Market. The Company has never paid a cash dividend on its common stock, and the Board of Directors does not anticipate paying cash dividends in the foreseeable future. As of January 31, 1996, there were approximately 251 stockholders of record of the Company's common stock. The last sale price per share of the Company's common stock as reported on the Nasdaq National Market on January 31, 1996 was $13.25. All share and per share data have been retroactively restated to reflect the Company's two-for-one stock split effected in the form of a stock dividend, effective on July 31, 1995.

                    Data Translation, Inc. and Subsidiaries
24
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company was incorporated in December 1973. The Company currently sells products through the following three business groups: digital media, data acquisition and imaging, and networking distribution.

     The Company historically experienced growth in total net sales and net income with total net sales increasing to $41,984,000 in fiscal 1989. Total net sales declined in fiscal 1990 and remained relatively flat from fiscal 1990 through fiscal 1993. Losses from fiscal 1990 through fiscal 1993 were due to a number of factors, including the Company's increased spending on product development, a decline in government spending on research and development, increased competition in the data acquisition and imaging market, a cyclical downturn in capital spending by the Company's traditional customers, overall price reductions for computer products and a slowdown in the growth of scientific product sales.

     From fiscal 1991 to fiscal 1995, research and development expenses increased from $4,694,000 to $7,612,000, principally as a result of the development of Media 100.(R) At the same time, the Company continued to invest in its data acquisition and imaging business, which led to the introduction of DT-VEE(TM) software and the Fidelity(TM) and Fulcrum(TM) series of products.

     During fiscal 1994 and fiscal 1995, total net sales have continued to increase due to the growth in unit sales of the Company's digital media product, Media 100, as well as growth in the networking distribution business of the Company's United Kingdom subsidiary, Data Translation Networking Limited. Although sales from the networking distribution business have increased, these sales carry a significantly lower gross margin than the other product lines offered by the Company, thus adversely affecting the Company's overall gross margin. In fiscal 1995, increased sales of Media 100, which carry a higher margin, offset the adverse affect of increased networking sales.

     Markets for the Company's products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The Company's future success will depend in part upon its ability to enhance its existing products and to introduce new products and features to meet changing customer requirements and emerging industry standards. The Company expects that sales of Media 100 will account for a significant and growing proportion of the Company's overall sales for the foreseeable future. The Company's ability to increase sales of Media 100 will depend, in part, on its ability to expand its customer base, which includes the rate at which the digital media market gains new users drawn to video, and no assurance can be given that increased sales will result in profitability. Any competitive, technological or other factor adversely affecting sales of Media 100 would have a material adverse effect on the Company.

     As the Company has historically operated with a small backlog, sales for any quarter are dependent on orders booked and shipped during that quarter. Operating expenses which are relatively fixed and based principally on future sales expectations could adversely affect operating results if sales do not meet the Company's expectations in any quarter.

RESULTS OF OPERATIONS

        The following table shows certain consolidated statement of operations data as a percentage of total net sales.


Fiscal Years Ending November 30,
--------------------------------------------------------------------------------
                                            1995    1994    1993
--------------------------------------------------------------------------------
Net sales:
     Digital media.........................  41.8%   24.7%     3.1%
     Data acquisition and imaging..........  30.1    44.7     66.5
     Networking distribution...............  28.1    30.6     30.4
--------------------------------------------------------------------------------
Total net sales............................ 100.0   100.0    100.0
Gross margin...............................  47.9    46.6     48.1
Research and development expenses..........  10.5    13.6     17.9
Selling and marketing expenses.............  25.5    25.4     32.0
General and administrative expenses........   6.1     6.8     10.0
--------------------------------------------------------------------------------
Income (loss) from operations..............   5.8     0.8    (11.8)
Interest income (expense) and other, net...   0.9     0.2     (0.3)
Provision (benefit) for income taxes.......   0.1     0.4     (0.1)
--------------------------------------------------------------------------------
Net income (loss)..........................   6.6%    0.6%   (12.0)%
--------------------------------------------------------------------------------

                    Data Translation, Inc. and Subsidiaries
                                                                              25
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPARISON OF FISCAL 1995 TO 1994

     Total net sales for the fiscal year ended November 30, 1995 were $72,452,000, an increase of $22,215,000, or 44.2%, over the same period a year ago. The increase was primarily a result of higher unit sales from Media 100 which increased 143.9% to $30,278,000 and accounted for 41.8% of the Company's total net sales, compared to $12,415,000, or 24.7%, in the same period a year ago. During fiscal 1995, networking distribution sales increased $4,966,000, or 32.3%, from the comparable period in fiscal 1994 due to increased demand in the market for networking products. Data acquisition and imaging net sales were down slightly despite an increase in unit sales from the same period in fiscal 1994 and represented 30.1% of the Company's total net sales, compared to 44.7% in fiscal 1994. These lower net sales represent a shift in the data acquisition and imaging market toward new, lower priced hardware and software solutions.

     Gross margin for fiscal 1995 was 47.9%, compared to 46.6% in the comparable period of a year ago. This increase reflects higher margins on the Company's manufactured products due to higher utilization of the Company's manufacturing capacity as well as a favorable product mix. In addition, networking distribution sales constituted a lesser percentage of the Company's total net sales, thereby increasing gross margins since the networking products carry a significantly lower gross margin than the Company's manufactured products.

     Income from operations for fiscal 1995 was $4,199,000, compared to $405,000 in fiscal 1994. The increase in operating income reflects the higher net sales and gross margins, partially offset by higher operating expenses. However, selling and marketing expenses and general and administrative expenses as a percentage of total net sales were relatively flat for the two fiscal years. Research and development expenses increased $791,000 from the prior year, reflecting the continued investment in product development. However, as a percentage of total net sales, research and development expenses represented 10.5%, compared to 13.6% for the prior year, reflecting the impact of increased networking distribution sales of products manufactured by third parties and to a lesser extent, the growth in Media 100 sales in fiscal 1995. Although operating expenses were higher than in the prior year, as a percent of total net sales, operating expenses decreased from 45.8% to 42.1%.

     Interest income was $772,000 for fiscal 1995 compared to $152,000 in fiscal 1994, reflecting an increase in cash balances including cash equivalents and marketable securities on hand during 1995.

     The tax provision of $87,000 for fiscal 1995 compares to a $199,000 tax provision in fiscal 1994. The tax provision in 1995 is the result of providing for alternative minimum tax on the Company's domestic operations and to a lesser extent, profitable operations in the United Kingdom, whereas the fiscal 1994 tax provision was solely a result of profitable operations in the United Kingdom. Substantially all of the potential tax provision resulting from profitable operations in the Company's domestic operations has been offset by net operating loss carryforwards in fiscal 1995. The Company anticipates higher effective tax rates in the future due to decreases in net operating loss carryforwards available to be used against future taxable income. For a discussion of the net operating loss carryforwards, see Note 7 to Consolidated Financial Statements.

     Net income for fiscal 1995 was $4,771,000 or $0.71 per share, compared to $320,000 or $0.07 per share for the prior fiscal year.

COMPARISON OF FISCAL 1994 TO 1993

     Total net sales for the fiscal year ended November 30, 1994 were $50,237,000, which was an increase of 40.7%, or $14,536,000, over the same period of a year ago. The increase was primarily a result of shipments of Media 100 which began in the third quarter of fiscal 1993, as well as higher net sales from the networking distribution business in the United Kingdom. Media 100 accounted for 24.7% of the Company's total net sales in fiscal 1994. During fiscal 1994, networking distribution sales remained at approximately 30.6% of total net sales. The increase in networking distribution sales of 41.8% over the same period of a year ago represents improved performance of Data Translation Networking Limited since a new management team was installed in November 1991, as well as the growth in the enterprise-wide networking market in the United Kingdom. Net sales from the Company's data acquisition and imaging products declined $1,293,000, or 5.4%, compared to fiscal 1993, primarily due to changes in the product mix, including the introduction of new, lower priced hardware products.

     While total net sales increased 40.7% in fiscal 1994, the gross margin decreased to 46.6% of total net sales, compared to 48.1% of total net sales in fiscal 1993. The lower gross margin was primarily a result of lower gross margins on networking distribution sales.

     The income from operations for fiscal 1994 was $405,000, compared to an operating loss of $4,209,000 for the prior fiscal year. Income from operations primarily reflects higher net sales from Media 100 and networking distribution, partially offset by lower gross margins in networking distribution and an increase in operating expenses of $1,636,000. Total selling and marketing expenses have increased by $1,343,000, or 11.7%, from the comparable period, largely due to the additional costs associated with the sales and promotion of Media 100. Research and development expenses have increased by $429,000 from a year ago, demonstrating the Company's continued investment in product development. The increased expenses were partially offset by a decrease in general and administrative expenses of approximately $136,000.

                    Data Translation, Inc. and Subsidiaries
26
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The tax provision of $199,000 for fiscal 1994 compares to a tax benefit of $24,000 for fiscal 1993. The tax provision for fiscal 1994 reflects taxable operations of the Company's United Kingdom subsidiary. Any future potential tax benefits due to operating losses by the Company's domestic operations have not been recognized and any potential deferred tax asset has been fully reserved as disclosed in the Notes to the Consolidated Financial Statements.

     In fiscal 1994, the Company returned to profitability with a third quarter profit of $236,000 and a fourth quarter profit of $380,000. The net income for fiscal 1994 was $320,000, compared to a net loss of $4,298,000 for the prior fiscal year. The return to profitability reflects the increase in total net sales, partially offset by lower gross margins and higher operating expenses. As a result, the net income per share was $0.07 for fiscal 1994, compared to a $1.01 net loss per share in fiscal 1993.

LIQUIDITY AND CAPITAL RESOURCES

     During fiscal 1995, the Company's cash and cash equivalents balance increased by $27,010,000. The increase was primarily a result of two public stock offerings generating net proceeds of approximately $30,109,000, offset by the net of cash provided by operations, less investing activities including purchases of capital equipment. As of November 30, 1995, net proceeds from the stock offerings were invested in money market funds and U.S. Treasury bills with maturities ranging from three months to one year. Cash provided by operating activities was $2,489,000. This was the result of net income of $4,771,000, partially offset by higher working capital requirements for the Company's growing operations.

     As of November 30, 1995, the Company's United Kingdom subsidiaries, Data Translation Networking Limited and Data Translation Ltd. had bank overdraft facilities of approximately $1,950,000 and $150,000, respectively. On November 30, 1995, approximately $657,000 and $39,000 were outstanding on these facilities, respectively. Each facility is secured by the subsidiary's receivables and guaranteed by the Company.

     The Company believes that the net proceeds from its stock offerings, together with existing cash and cash generated from future operations, will be sufficient to meet the Company's cash requirements for the foreseeable future.

                    Data Translation, Inc. and Subsidiaries
                                                                              27
                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Data Translation, Inc.:

     We have audited the accompanying consolidated balance sheets of Data Translation, Inc. (a Massachusetts corporation) and subsidiaries as of November 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended November 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Translation, Inc. and subsidiaries as of November 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 1995, in conformity with generally accepted accounting principles.


                                                   ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 4, 1996

                    Data Translation, Inc. and Subsidiaries
28
                          CONSOLIDATED BALANCE SHEETS

--------------------------------------------------------------------------------
                                                    November 30,   November 30,
                                                       1995            1994
--------------------------------------------------------------------------------
CURRENT ASSETS:
   Cash and cash equivalents.......................  $28,602,000   $ 1,592,000
   Marketable securities...........................    6,559,000     2,487,000
   Accounts receivable, net of reserves
      of $505,000 in 1995 and $ 435,000
      in 1994......................................   15,057,000     9,045,000
   Inventories.....................................    5,532,000     2,759,000
   Prepaid expenses................................    1,060,000       647,000
   Prepaid income taxes............................       60,000        61,000
--------------------------------------------------------------------------------
           Total current assets....................   56,870,000    16,591,000

Equipment and leasehold improvements, net..........    3,897,000     2,367,000

Other assets - net.................................      217,000       241,000
--------------------------------------------------------------------------------
Total Assets.......................................  $60,984,000   $19,199,000
================================================================================
CURRENT LIABILITIES:
   Accounts payable................................  $ 5,133,000   $ 3,745,000
   Due to related party............................           --       546,000
   Borrowings from bank............................      696,000            --
   Accrued expenses................................    7,233,000     3,697,000
   Deferred revenue................................    1,010,000       225,000
--------------------------------------------------------------------------------
           Total current liabilities...............   14,072,000     8,213,000

Commitments and Contingencies (Note 6)

Deferred income taxes..............................        3,000         2,000

Stockholders' Equity:
   Preferred Stock, $.01 par value,
      Authorized - 1,000,000 shares, none issued...           --            --
   Common Stock, $.01 par value, Authorized -
      10,000,000 shares, issued - 8,491,208 in
      1995 and 6,765,472 in 1994...................       85,000        68,000
   Capital in excess of par value..................   37,062,000     8,739,000
   Retained earnings...............................   11,665,000     6,894,000
   Cumulative translation adjustment...............       (5,000)       64,000
   Treasury stock, at cost, 869,096 shares in
      1995 and 2,254,496 in 1994...................   (1,843,000)   (4,781,000)
   Unrealized holding loss on available
      for sale securities..........................      (55,000)           --
--------------------------------------------------------------------------------
   Total stockholders' equity......................   46,909,000    10,984,000
--------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity.........  $60,984,000   $19,199,000
================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                    Data Translation, Inc. and Subsidiaries
                                                                              29
                     CONSOLIDATED STATEMENTS OF OPERATIONS


Fiscal Years Ended November 30,
----------------------------------------------------------------------------------
                                         1995          1994          1993
----------------------------------------------------------------------------------
Net sales:
   Digital media........................ $30,278,000   $12,415,000    $ 1,118,000
   Data acquisition and imaging.........  21,826,000    22,440,000     23,733,000
   Networking distribution..............  20,348,000    15,382,000     10,850,000
----------------------------------------------------------------------------------
Total net sales.........................  72,452,000    50,237,000     35,701,000

Cost of sales...........................  37,712,000    26,819,000     18,533,000
----------------------------------------------------------------------------------
   Gross profit.........................  34,740,000    23,418,000     17,168,000

Research and development expenses.......   7,612,000     6,821,000      6,392,000

Selling and marketing expenses..........  18,465,000    12,781,000     11,438,000

General and administrative expenses.....   4,464,000     3,411,000      3,547,000
----------------------------------------------------------------------------------
   Income (loss) from operations........   4,199,000       405,000     (4,209,000)

Interest income.........................     772,000       152,000        244,000
Interest expense........................     (35,000)      (10,000)       (37,000)
Other expense...........................     (78,000)      (28,000)      (320,000)
----------------------------------------------------------------------------------
   Income (loss) before tax provision
     (benefit)..........................   4,858,000       519,000     (4,322,000)
----------------------------------------------------------------------------------
Tax provision (benefit).................      87,000       199,000        (24,000)
----------------------------------------------------------------------------------
   Net income (loss).................... $ 4,771,000   $   320,000    $(4,298,000)
==================================================================================
Net income (loss) per common share......       $0.71         $0.07         $(1.01)
==================================================================================
Weighted average number of common and
 common equivalent shares outstanding...   6,701,000     4,764,000      4,256,000
==================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                    Data Translation, Inc. and Subsidiaries
30
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

-----------------------------------------------------------------------------------------------------------------------------------
                                      Common Stock                                                                   Unrealized
                                      $.01 Par Value                                                                  Holding
                                      --------------                                                                  Loss on
                                                               Capital in                  Cumulative                Available
                                      Issued                   Excess of     Retained      Translation    Treasury    for Sale
                                      Shares        Amount     Par Value     Earnings      Adjustment     Stock       Securities
----------------------------------------------------------------------------------------------------------------------------------

Balance, November 30, 1992..........  6,439,688      $65,000  $ 7,988,000    $10,872,000    $ (76,000)   $(4,781,000)  $     --

Proceeds from stock plans...........    123,762        1,000      301,000             --           --             --          --

Translation adjustment..............         --           --           --             --      (26,000)            --          --

Net loss............................         --           --           --     (4,298,000)          --             --          --
----------------------------------------------------------------------------------------------------------------------------------

Balance, November 30, 1993..........  6,563,450      $66,000  $ 8,289,000    $ 6,574,000    $(102,000)   $(4,781,000)  $     --

Proceeds from stock plans...........    248,986        2,000      761,000             --           --             --          --

Effect of stock-for-stock exercise..    (46,964)          --     (311,000)            --           --             --          --

Translation adjustment..............         --           --           --             --      166,000             --          --

Net income..........................         --           --           --        320,000           --             --          --
----------------------------------------------------------------------------------------------------------------------------------
Balance, November 30, 1994..........  6,765,472      $68,000  $ 8,739,000    $ 6,894,000    $  64,000    $(4,781,000)  $     --

Proceeds from stock plans...........    325,736        3,000    1,166,000             --           --             --          --

Public sale of treasury stock, net
   of issuance costs of $375,000....         --           --    5,864,000             --           --      2,938,000          --

Public sale of common stock, net
   of issuance costs of $400,000....  1,400,000       14,000   21,293,000             --           --             --          --

Translation adjustment..............         --           --           --             --      (69,000)            --          --

Net income..........................         --           --           --      4,771,000           --             --          --

Unrealized holding loss on
   available for sale securities....         --           --           --             --           --             --     (55,000)
----------------------------------------------------------------------------------------------------------------------------------
Balance, November 30, 1995..........  8,491,208      $85,000  $37,062,000    $11,665,000    $  (5,000)   $(1,843,000)   $(55,000)
----------------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.

                    Data Translation, Inc. and Subsidiaries
                                                                              31
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


Fiscal Years Ended November 30,
------------------------------------------------------------------------------------------------------
                                                            1995          1994           1993
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss).................................... $  4,771,000    $   320,000    $(4,298,000)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES -
   Depreciation and amortization........................    1,714,000      1,693,000      1,735,000
   Deferred income taxes................................        1,000             --         (9,000)
   Loss on sale of equipment............................        2,000          4,000          8,000
   (Gain) loss on sale of marketable securities.........       35,000          3,000        (20,000)
   Changes in assets and liabilities -
       Accounts receivable..............................   (6,012,000)    (3,341,000)      (156,000)
       Income tax refund receivable.....................           --             --        546,000
       Inventories......................................   (2,773,000)      (115,000)      (530,000)
       Prepaid expenses.................................     (413,000)       (69,000)       121,000
       Prepaid income taxes.............................        1,000        182,000        (25,000)
       Accounts payable.................................    1,388,000      1,059,000        802,000
       Due to related party.............................     (546,000)            --        546,000
       Accrued expenses.................................    3,536,000        816,000        466,000
       Deferred revenue.................................      785,000        225,000             --
------------------------------------------------------------------------------------------------------
   Net cash provided by (used in) operating
    activities.......................................... $  2,489,000    $   777,000    $  (814,000)
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment and leasehold improvements....   (3,081,000)    (1,215,000)    (1,246,000)
   Proceeds from sale of equipment......................        5,000          7,000         53,000
   Increase in other assets.............................     (136,000)      (199,000)      (133,000)
   Purchases of marketable securities...................  (13,270,000)      (943,000)    (4,021,000)
   Proceeds from sales of marketable securities.........    9,108,000      1,042,000      5,569,000
------------------------------------------------------------------------------------------------------
   Net cash provided by (used in) investing activities.. $ (7,374,000)   $(1,308,000)   $   222,000
------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings from bank.................................      696,000             --       (400,000)
   Proceeds from stock plans............................    1,169,000        452,000        301,000
   Net proceeds from public sale of treasury stock......    8,802,000             --             --
   Net proceeds from public sale of common stock........   21,307,000             --             --
------------------------------------------------------------------------------------------------------
   Net cash provided by (used in) financing activities.. $ 31,974,000    $   452,000    $   (99,000)
------------------------------------------------------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.................      (79,000)       143,000          2,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.... $ 27,010,000    $    64,000    $  (689,000)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........    1,592,000      1,528,000      2,217,000
------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD................ $ 28,602,000    $ 1,592,000    $ 1,528,000
======================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash received (paid) for income taxes................ $    (46,000)   $   (11,000)   $   487,000
======================================================================================================
   Cash paid for interest............................... $     35,000    $    10,000    $    37,000
======================================================================================================
OTHER TRANSACTIONS NOT PROVIDING (USING) CASH:
   Decrease in value of marketable securities........... $     55,000   $         --    $        --
   Increase in unrealized holding loss on
    available for sale securities....................... $    (55,000)  $         --    $        --
------------------------------------------------------------------------------------------------------
                                                         $         --   $         --    $        --
======================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                    Data Translation, Inc. and Subsidiaries
32
                  Notes to Consolidated Financial Statements

1.  Summary of Significant Accounting Policies

        Data Translation, Inc. (the "Company") was incorporated in 1973 as a Massachusetts corporation. The Company designs, develops and manufactures high performance digital media, data acquisition and imaging products for use with personal computers. The Company's principal products are digital signal processing boards and software which receive analog signals, convert them to digital form and process the digital data. In addition, the Company distributes, integrates and supports enterprise-wide networking products in the United Kingdom, which are manufactured by third-party suppliers.

        The consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

(a) Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

(b) Cash, Cash Equivalents and Marketable Securities

        Cash equivalents are carried at cost, which approximates market value, and have original maturities of less than three months. Cash equivalents include money market accounts, U.S. Treasury bills and repurchase agreements with overnight maturities.

        Effective December 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under this standard, the Company is required to classify all investments in debt and equity securities into one or more of the following three categories: held-to-maturity, available-for-sale or trading. All marketable securities classified as held-to-maturity are recorded at their amortized cost. Available-for-sale securities are recorded at fair market value with unrealized gains and losses excluded from earnings and reported to stockholders' equity. Trading securities are also recorded at fair market value and unrealized gains and losses are included in earnings.

Marketable securities held as of November 30, 1995, consist of the following:

--------------------------------------------------------------------------------
                                       Maturity             Market Value
--------------------------------------------------------------------------------
 Investments available for sale:
    U.S. Treasury Bills.............  less than 1 year       $3,930,000
    U.S. Treasury Bills.............    1 - 3 years           1,491,000
--------------------------------------------------------------------------------
      Total U.S. Treasury Bills.....                          5,421,000

    U.S. Agency Bonds...............    1 -- 5  years           545,000
    U.S. Agency Bonds...............    6 -- 10 years           296,000
--------------------------------------------------------------------------------
      Total U.S. Agency Bonds.......                            841,000

    Utility Bonds...................     1-- 5 years            297,000
--------------------------------------------------------------------------------
Total investments available for sale                         $6,559,000
--------------------------------------------------------------------------------

        Marketable securities had a cost of $6,614,000 and $2,600,000 at November 30, 1995 and 1994, respectively, and a market value of $6,559,000 and $2,487,000, respectively. To reduce the carrying amount of the marketable securities portfolio to market value, a valuation allowance has been reflected as a separate component of stockholders' equity on November 30, 1995 pursuant to the provisions of SFAS No. 115. On November 30, 1994, a valuation allowance in the amount of $113,000 was established with a corresponding charge to net income.

                    Data Translation, Inc. and Subsidiaries
                                                                              33
              Notes to Consolidated Financial Statements (Cont'd)

(c) Inventories

        Inventories are stated at the lower of first-in, first-out (FIFO) cost or market and consist of the following:

November 30
--------------------------------------------------------------------------------
                                       1995               1994
--------------------------------------------------------------------------------
Raw materials...................       $1,763,000         $  617,000
Work-in-process.................          383,000            434,000
Finished goods..................        3,386,000          1,708,000
--------------------------------------------------------------------------------
                                       $5,532,000         $2,759,000
--------------------------------------------------------------------------------

        Work-in-process and finished goods inventories include material, labor and manufacturing overhead. Management performs periodic reviews of inventory and disposes of items not required by their manufacturing plan.

(d) Depreciation and Amortization

        The Company provides for depreciation and amortization, using the straight-line and declining balance methods, by charges to operations in amounts that allocate the cost of the equipment and leasehold improvements over the following estimated useful lives:

           Description                                 Useful Lives
           --------------------------------------------------------
           Machinery and equipment...............      3 to 7 years
           Furniture and fixtures................      7 years
           Vehicles..............................      3 years

Leasehold improvements are amortized over the shorter of their economic life or the life of the lease.

(e) Equipment and Leasehold Improvements, Net

        Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization, and consist of the following:

November 30,
--------------------------------------------------------------------------------
                                       1995               1994
--------------------------------------------------------------------------------
Machinery and equipment..........  $17,881,000         $15,198,000
Furniture and fixtures...........    2,435,000           2,219,000
Vehicles.........................       86,000              86,000
Leasehold improvements...........    1,755,000           1,659,000
--------------------------------------------------------------------------------
                                   $22,157,000         $19,162,000
Less accumulated depreciation and
amortization.....................   18,260,000          16,795,000
--------------------------------------------------------------------------------
                                   $ 3,897,000         $ 2,367,000
--------------------------------------------------------------------------------

(f) Foreign Currency

        The Company translates the assets and liabilities of its foreign subsidiaries at the rates of exchange in effect at year-end. Revenues and expenses are translated using exchange rates in effect during the year. Gains and losses from foreign currency translation are credited or charged to "Cumulative translation adjustment" included in stockholders' equity in the accompanying consolidated balance sheets. Foreign currency transaction gains and losses are included in "Other Expense" in the accompanying consolidated statements of operations. Foreign currency transaction gains and losses were not significant for the years ended November 30, 1995 and 1994. Foreign currency transaction gains and losses totaled $211,000 for the year ended November 30, 1993.

                    Data Translation, Inc. and Subsidiaries
34
              Notes to Consolidated Financial Statements (Cont'd)

(g) Revenue Recognition

          The Company recognizes revenue when products are shipped or, for postcontract support agreements, ratably over the term of the agreements. The Company's policy is to defer the revenue associated with any vendor and postcontract support obligations remaining at the time of shipment until the related obligations are satisfied. Costs of service and warranty are not significant and are charged to operations as incurred. Revenues from hardware systems with other than incidental software components and stand alone software sales are recognized upon shipment, provided that no significant vendor or postcontract support obligations remain outstanding and collection of the resulting receivable is deemed probable.

(h) Capitalized Software Development Costs

        The Company capitalizes certain computer software development costs. Capitalization of costs commences upon establishing technological feasibility. Capitalized costs, net of accumulated amortization, were approximately $190,000 and $215,000 as of November 30, 1995 and 1994, respectively, and are included in other assets. These costs are amortized on a straight-line basis over two years, which approximates the economic life of the product. Amortization expense, included in cost of sales in the accompanying consolidated statements of operations, was $160,000, $170,000 and $70,000 in 1995, 1994 and 1993,
respectively.

(i) Use of Estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Net Income (Loss) Per Common Share

        Net income (loss) per common share is determined by dividing net income
(loss) by the weighted average number of common and common equivalent shares outstanding during each period. Common equivalent shares have been calculated in accordance with the treasury stock method and are included for all periods where their effect is dilutive. Fully diluted net income (loss) per common share has not been separately presented, as the amounts would not be materially different from net income (loss) per share.

3.  Stockholders' Equity

(a) Stock Split

        On June 28, 1995, the Board of Directors approved a 2-for-1 stock split effected in the form of a dividend for all shareholders of record as of July 17, 1995. All share and per share data included in these financial statements have been retroactively restated to reflect the stock split.

(b) Stock Options

          Prior to April 1992, options were granted under the Company's 1982 Key Employee Incentive Plan (the "1982 Plan"). Subject to certain limitations imposed by the 1982 Plan, options were granted at a price determined by the Board. The Board resolved to issue options under the 1982 Plan at not less than 100% of fair market value. The options expire six years from the date of grant and become exercisable at the rate of 20% per year beginning one year from the date of grant. No further options may be granted under the 1982 Plan.

        In 1992, the Company adopted the 1992 Key Employee Incentive Plan (the "1992 Plan"), and 1,000,000 shares of common stock were reserved for issuance. Options granted pursuant to the 1992 Plan may, at the discretion of the Board, be incentive stock options as defined by the Internal Revenue Code. Subject to the provisions of the 1992 Plan, options granted are at a price as specified by the Board. The Board has to date issued options under the 1992 plan at not less than 100% of fair market value. The options become exercisable at a rate of 20% per year beginning one year from the date of grant unless otherwise specified by the Board. The Board will determine when the options will expire, but in no event will the option period exceed ten years. No options may be granted under the 1992 Plan on or after February 20, 2002.

                    Data Translation, Inc. and Subsidiaries
                                                                              35
              Notes to Consolidated Financial Statements (Cont'd)

        Information concerning stock options for each of the three years ended November 30, 1995 follows:

--------------------------------------------------------------------------------
                                               Number of          Option
                                                Options        Price Ranges
--------------------------------------------------------------------------------
Outstanding November 30, 1992.............       890,534    $1.38 -- $ 6.75
         Options granted..................       276,500     3.63 --   4.95
         Options exercised................       (77,586)    1.38 --   3.38
         Options expired/canceled.........      (117,246)    1.50 --   5.82
--------------------------------------------------------------------------------
Outstanding at November 30, 1993..........       972,202    $1.38 -- $ 6.75
         Options granted..................       356,700     4.13 --   7.38
         Options exercised................      (208,490)    1.38 --   6.75
         Options expired/canceled.........       (90,436)    1.38 --   7.00
--------------------------------------------------------------------------------
Outstanding at November 30,1994...........     1,029,976    $1.38 -- $ 7.38
         Options granted..................       338,000     7.50 --  17.00
         Options exercised................      (305,806)    1.38 --   7.38
         Options expired/canceled.........       (15,290)    1.50 --  11.00
--------------------------------------------------------------------------------
Outstanding at November 30, 1995..........     1,046,880     1.38 --  17.00
================================================================================
Exercisable at November 30, 1995..........       213,040    $1.50 -- $ 7.50
================================================================================
Available for grant at November 30, 1995..         6,180
================================================================================

        In 1994, the Company amended the 1986 Employee Stock Purchase Plan (the "Plan"), pursuant to which an additional 200,000 shares of common stock were reserved for issuance for a total of 600,000 shares. Effective July 1, 1995, employees who have worked for the Company for at least one month are eligible to participate in the Plan. Prior to July 1995, employees had to have worked at least six months for the Company to be eligible to participate in the Plan. The Plan allows participants to purchase common stock of the Company at 85% of the fair market value as defined. Under the Plan, the Company issued 22,930, 38,222 and 46,176 shares in fiscal years 1995, 1994 and 1993, respectively. At November 30, 1995, there were 193,604 shares available for grant under the Plan.

4.  Retirement Plan

        In November 1985, the Company adopted an employee savings plan (the "Savings Plan") in compliance with Section 401(k) of the Internal Revenue Code. Effective April 1, 1995, the Savings Plan provides for annual Company contributions of up to 15% of the first 6% of total compensation per participant. On July 1, 1993, the Company suspended Company contributions to the Savings Plan. These contributions vest incrementally over a five-year period. The Company's contributions to the Savings Plan were $44,000, $0 and $78,000 in 1995, 1994 and 1993, respectively.

        The Company does not provide postretirement benefits to any employees as defined under SFAS No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions.

5.  Bank Facilities

         The Company's United Kingdom subsidiaries, Data Translation Networking Limited and Data Translation Ltd., have bank overdraft facilities of approximately $1,950,000 and $150,000, respectively. Each facility bears interest at the bank's base rate (6.75% at November 30, 1995) plus 1.75%. Approximately $657,000 and $39,000 were outstanding, respectively, at November 30, 1995. No amounts were outstanding on November 30, 1994.

                    Data Translation, Inc. and Subsidiaries
36
              Notes to Consolidated Financial Statements (Cont'd)

6.  Lease Commitments and Contingencies

(a) Lease Commitments

        The Company has operating lease agreements expiring December 1, 1999 for a building and property owned by a related party trust. The agreements provide for aggregate minimum annual rental payments plus other expenses of the lessor on a net basis. Total rental expense charged to operations on these leases was $1,092,000 for each of the years ended November 30, 1995, 1994 and 1993.

        In addition, the Company leases sales facilities and equipment under leases expiring through 2000. Rent expense under these agreements totaled $634,000, $342,000 and $354,000 in fiscal years 1995, 1994 and 1993 respectively.

        Future minimum lease payments under all operating leases are as follows:

Fiscal Years Ended November 30,

--------------------------------------------------------------------------------
                                                          Amount
--------------------------------------------------------------------------------
             1996...................................    $1,836,000
             1997...................................     1,920,000
             1998...................................     1,326,000
             1999...................................     1,283,000
             2000...................................       130,000
--------------------------------------------------------------------------------
             Total minimum lease payments...........    $6,495,000
================================================================================

(b) Contingencies

        On June 7, 1995, a lawsuit was filed against the Company by Avid Technology, Inc., in the United States District Court for the District of Massachusetts. The complaint generally alleges patent infringement by the Company arising from the manufacture, sale, and use of the Company's Media 100 product. The complaint includes requests for injunctive relief, treble damages, interest, costs and fees. In July, 1995, the Company filed an Answer and Counterclaim denying any infringement and asserting that the patent is invalid. Discovery by the parties is currently underway. The Company intends to vigorously defend the lawsuit. In addition, Avid Technology, Inc. is seeking reissuance of the patent for claims broader than in the existing patent. These proceedings also remain pending. There can be no assurance that the Company will prevail in the litigation, or that any of the effects of the litigation, whether or not successful, will not be material.

        From time to time, the Company is involved in other disputes and/or litigation encountered in its normal course of business. The Company does not believe that the ultimate impact of the resolution of such other outstanding matters will have a material effect on the Company's financial condition or results of operations.

7.  Income Taxes

        The Company accounts for income taxes in accordance with the provisions of SFAS No. 109. The components of the net deferred tax liability recognized in the accompanying consolidated balance sheets are as follows:

November 30,
--------------------------------------------------------------------------------
                                                     1995          1994
--------------------------------------------------------------------------------
     Deferred tax assets..................      $  3,493,000   $ 4,344,000
     Deferred tax liabilities.............          (366,000)     (340,000)
--------------------------------------------------------------------------------
     Subtotal.............................         3,127,000     4,004,000
--------------------------------------------------------------------------------
      Valuation allowance..................       (3,130,000)   (4,006,000)
                                                 $    (3,000)  $    (2,000)
================================================================================

        Due to the uncertainty surrounding the timing of realizing the benefits of its favorable tax attributes in future income tax returns, the Company has placed a valuation allowance against its otherwise recognizable deferred tax assets.

                    Data Translation, Inc. and Subsidiaries
                                                                              37
              Notes to Consolidated Financial Statements (Cont'd)

     The approximate tax effect of each type of temporary difference and carryforward before allocation of the valuation allowance is summarized as follows:

November 30,
--------------------------------------------------------------------------------
                                              1995         1994
--------------------------------------------------------------------------------
Net operating loss carryforwards........... $   305,000  $ 2,055,000
Other temporary differences, principally
 nondeductible reserves....................   1,324,000      811,000
Research and development credits...........   1,448,000    1,088,000
Alternative minimum tax credits............      50,000       50,000
--------------------------------------------------------------------------------
                                            $ 3,127,000  $ 4,004,000

================================================================================

     The tax credits and net operating loss carryforwards expire at various dates through 2008. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss and tax credit carryforwards available to be used in any given year in the event of significant changes in ownership, as defined.

     The income tax provision (benefit) shown in the accompanying consolidated statements of operations comprise the following:

Fiscal Years Ended November 30,
--------------------------------------------------------------------------------
                                              1995         1994        1993
--------------------------------------------------------------------------------
Federal:
        Current............................ $ 72,000    $     --     $     --
        Deferred...........................       --          --           --
--------------------------------------------------------------------------------
                                              72,000          --           --
--------------------------------------------------------------------------------
State:
        Current............................    1,000          --           --
        Deferred...........................       --          --           --
--------------------------------------------------------------------------------
                                               1,000          --           --
--------------------------------------------------------------------------------
Foreign - Current (benefit)................   14,000     199,000      (24,000)
--------------------------------------------------------------------------------
                                            $ 87,000    $199,000     $(24,000)
================================================================================

     The effective income tax rate varies from the amount computed using the statutory U.S. income tax rate as follows:

Fiscal Years Ended November 30,
--------------------------------------------------------------------------------
                                              1995        1994         1993
--------------------------------------------------------------------------------
Tax provision (benefit) at statutory rate.. 34.0%       34.0%      (34.0%)
Federal benefit from loss carryforward.....(28.2)         --          --
Federal losses not benefited...............   --          --        42.7
Foreign losses not benefited...............  1.2        11.4          --
Foreign benefit from loss carryforward.....   --          --        (3.7)
Foreign taxes..............................   --         1.9          --
Tax credits and other...................... (5.2)       (9.0)       (5.6)
--------------------------------------------------------------------------------
                                             1.8%       38.3%       (0.6%)
================================================================================

                    Data Translation, Inc. and Subsidiaries
38
              Notes to Consolidated Financial Statements (Cont'd)

8. Geographic Information

      Operations in various geographic areas for the three years ended November 30, 1995 are summarized as follows:

----------------------------------------------------------------------------------------------------------------------------------
                                                      United States      Europe             Eliminations       Consolidated
----------------------------------------------------------------------------------------------------------------------------------
Fiscal 1993
Sales to unaffiliated customers(1)..................  $ 19,807,000       $ 15,894,000       $         --       $ 35,701,000
Sales or transfers between geographic areas.........     2,672,000                 --         (2,672,000)                --
----------------------------------------------------------------------------------------------------------------------------------
Total net sales.....................................  $ 22,479,000       $ 15,894,000       $ (2,672,000)      $ 35,701,000
----------------------------------------------------------------------------------------------------------------------------------
          Income (loss) from operations.............  $ (3,752,000)      $   (546,000)      $     89,000       $ (4,209,000)
Interest income (expense) - net.....................       226,000            (19,000)                --            207,000
Other income (expense)..............................    (1,252,000)           932,000                 --           (320,000)
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision (benefit) for
  income taxes......................................  $ (4,778,000)      $    367,000       $     89,000       $ (4,322,000)
==================================================================================================================================
Identifiable assets.................................  $ 11,953,000       $  5,959,000       $ (1,751,000)      $ 16,161,000
==================================================================================================================================
Fiscal 1994
Sales to unaffiliated customers(1)..................  $ 28,964,000       $ 21,273,000       $         --       $ 50,237,000
Sales or transfers between geographic areas.........     3,328,000                 --         (3,328,000)                --
----------------------------------------------------------------------------------------------------------------------------------
Total net sales.....................................  $ 32,292,000       $ 21,273,000       $ (3,328,000)      $ 50,237,000
----------------------------------------------------------------------------------------------------------------------------------
          Income (loss) from operations.............  $    142,000       $    324,000       $    (61,000)      $    405,000
Interest income (expense) - net.....................       145,000             (3,000)                --            142,000
Other income (expense)..............................      (151,000)           236,000           (113,000)           (28,000)
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision for
  income taxes......................................  $    136,000       $    557,000       $   (174,000)      $    519,000
==================================================================================================================================
Identifiable assets.................................  $ 13,239,000       $  8,401,000       $ (2,441,000)      $ 19,199,000
==================================================================================================================================
Fiscal 1995
Sales to unaffiliated customers(1)..................  $ 44,343,000       $ 28,109,000       $         --       $ 72,452,000
Sales or transfers between geographic areas.........     4,426,000                 --         (4,426,000)                --
----------------------------------------------------------------------------------------------------------------------------------
Total net sales.....................................  $ 48,769,000       $ 28,109,000       $ (4,426,000)      $ 72,452,000
----------------------------------------------------------------------------------------------------------------------------------
          Income (loss) from operations.............  $  4,244,000       $    (59,000)      $     14,000       $  4,199,000
Interest income (expense) - net.....................       767,000            (30,000)                --            737,000
Other income (expense)..............................       (39,000)           (39,000)                --            (78,000)
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) before provision for
  income taxes......................................  $  4,972,000       $   (128,000)      $     14,000       $  4,858,000
==================================================================================================================================
Identifiable assets.................................  $ 51,896,000       $ 12,291,000       $ (3,203,000)      $ 60,984,000
==================================================================================================================================

(1) Foreign sales from the United States to unaffiliated customers for the years ended November 30, 1995, 1994 and 1993 were approximately $11,991,000, $7,153,000 and $3,511,000, respectively.

9. Accrued Expenses

      Accrued expenses consist of the following:


November 30,
----------------------------------------------------------------------------------------------------------------------------------
                                                             1995                            1994
----------------------------------------------------------------------------------------------------------------------------------
Accrued commissions......................................  $   126,000                     $   417,000
Payroll and related taxes................................    1,878,000                         752,000
Other....................................................    5,229,000                       2,528,000
----------------------------------------------------------------------------------------------------------------------------------
                                                           $ 7,233,000                     $ 3,697,000
==================================================================================================================================

                    Data Translation, Inc. and Subsidiaries
                                                                              39
              Notes to Consolidated Financial Statements (Cont'd)

10. Valuation and Qualifying Accounts

      The following table sets forth activity in the Company's accounts receivable reserve account:

----------------------------------------------------------------------------------------------------------------------------------
                                                            Balance at         Charges to          Exchange Rate     Balance at
                                                            Beginning           Cost and            Difference          End
                                                             of Year            Expense           and Deductions      of Year
----------------------------------------------------------------------------------------------------------------------------------
For the Year Ended November 30, 1993:.....................  $   347,000        $   148,000        $   174,000*       $   321,000
==================================================================================================================================
For the Year Ended November 30, 1994:.....................  $   321,000        $   297,000        $   183,000*       $   435,000
==================================================================================================================================
For the Year Ended November 30, 1995:.....................  $   435,000        $   155,000        $    85,000*       $   505,000
==================================================================================================================================

* Includes exchange rate differences of $2,000, $(6,000) and $3,000 in 1995, 1994 and 1993, respectively.

11. Selected Quarterly Information (unaudited)

For the Fiscal Quarter Ended:
----------------------------------------------------------------------------------------------------------------------------------
1995                                                        February 28        May 31             August 31          November 30
----------------------------------------------------------------------------------------------------------------------------------
Net sales:
         Digital media....................................  $ 5,207,000        $ 6,979,000        $ 8,137,000        $ 9,951,000
         Data acquisition and imaging.....................    5,775,000          5,001,000          5,583,000          5,470,000
         Networking distribution..........................    3,855,000          5,396,000          5,353,000          5,745,000
----------------------------------------------------------------------------------------------------------------------------------
Total net sales...........................................   14,837,000         17,376,000         19,073,000         21,166,000
Gross profit..............................................    7,126,000          8,341,000          9,140,000         10,133,000
Net income................................................      707,000          1,031,000          1,426,000          1,607,000
==================================================================================================================================
Net income per common share...............................  $      0.11        $      0.15        $      0.21        $      0.23
==================================================================================================================================
1994

Net sales:
         Digital media....................................  $ 1,623,000        $ 2,840,000        $ 3,453,000        $ 4,499,000
         Data acquisition and imaging.....................    5,943,000          5,601,000          5,408,000          5,488,000
         Networking distribution..........................    3,386,000          3,770,000          3,730,000          4,496,000
----------------------------------------------------------------------------------------------------------------------------------
Total net sales...........................................   10,952,000         12,211,000         12,591,000         14,483,000
Gross profit..............................................    5,062,000          5,668,000          5,903,000          6,785,000
Net income (loss).........................................     (256,000)           (40,000)           236,000            380,000
==================================================================================================================================
Net income (loss) per common share........................  $     (0.06)       $     (0.01)       $      0.05        $      0.08
==================================================================================================================================

                    Data Translation, Inc. and Subsidiaries

                             Corporate Information


World Headquarters
Data Translation, Inc.
100 Locke Drive
Marlboro, MA 01752-1192
(508) 481-3700

Directors

Alfred A. Molinari, Jr.
Chairman and Chief Executive Officer
Data Translation, Inc.

R. Bradford Malt
Partner, Ropes & Gray

Paul Severino
Chairman, Bay Networks, Inc.

John A. Molinari
Vice President/General Manager - Multimedia Group
Data Translation, Inc.

James M. Dow
Chairman, Microcom, Inc.

Additional Information

A copy of the Company's 1995 annual report on Form 10-K filed with the Securities and Exchange Commission can be obtained without charge by any stockholder upon request to:

Investor Relations Department
Data Translation, Inc.
100 Locke Drive
Marlboro, MA 01752-1192
(508) 481-3700

Annual Meeting
Data Translation, Inc. will hold an Annual Stockholders' Meeting on Wednesday, April 10, 1996, at 10:00 am
at Corporate Headquarters, 100 Locke Drive, Marlboro, MA.

Stock Trading

Data Translation's common stock is traded on the Nasdaq National Market System under the symbol "DATX." At January 31, 1996, there were approximately 251 stockholders of record.

Independent Public Accountants
Arthur Andersen LLP
Boston, MA

General Counsel
Ropes & Gray
Boston, MA

Subsidiaries

UK Subsidiaries
Data Translation
Networking Limited
Wokingham, Berkshire
England

Data Translation Ltd.
Wokingham, Berkshire
England

German Subsidiary
Data Translation GmbH
Bietigheim-Bissingen, Germany

Italian Subsidiary
Data Translation S.r.l.
Brescia, Italy

Transfer Agent
Bank of Boston
c/o Boston EquiServe, L.P.
Mail Stop 45-02-64
P.O. Box 644
Boston, MA 02102-0644

Executive Officers

Alfred A. Molinari, Jr.
Chairman and Chief Executive Officer

Peter J. Rice
Vice President - Finance, Treasurer
and Chief Financial Officer

Ellen W. Harpin
Vice President - Administration

John A. Molinari
Vice President/General Manager -
Multimedia Group and Director

Mark L. Basler
Vice President - Strategic Marketing

Paul Klinkby-Silver
Vice President/General Manager - Data Translation
Networking Limited

Kim Gray
Vice President/General Manager - Data Acquisition and Imaging Group

                    [LOGO OF DATA TRANSLATION APPEARS HERE]

                            Corporate Headquarters
                            Data Translation, Inc.
                                100 Locke Drive
                              Marlboro, MA 01752
                              Tel: (508) 481-3700
                              Fax: (508) 481-8620
                              http://www.datx.com
                           http://www.media100.com/
                        (C) 1996 Data Translation, Inc.
                     All rights reserved. Printed in U.S.A.
         Data Translation and Media 100 are registered trademarks of
                            Data Translation, Inc.
   All other products and brands are trademarks of their repective holders.